UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

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Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

ENDURANCE SPECIALTY HOLDINGS LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 278-0400

March [    ], 2008

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of Endurance Specialty Holdings Ltd., which will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m. (local time) on Thursday, May 15, 2008, and at any adjournment or postponement thereof. On the following pages you will find the formal notice of the Annual General Meeting of Shareholders and the proxy statement.

All holders of record of the Company’s Ordinary Shares, par value $1.00 per share, at the close of business on March 10, 2008 will be entitled to notice of, and to vote at, the Annual General Meeting of Shareholders. To assure that you are represented at the Annual General Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly or use the available telephone or internet voting procedures set forth on the proxy card.

Sincerely,
Kenneth J. LeStrange Chairman of the Board of Directors

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2008

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the ‘‘Annual General Meeting’’) of Endurance Specialty Holdings Ltd. (the ‘‘Company’’) will be held on Thursday, May 15, 2008, at 8:00 a.m. (local time), at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournment or postponement thereof.

At the Annual General Meeting, the Company’s shareholders will be voting on the following proposals:

1.	Election of directors:

•	The election of four Class III directors to the Board of Directors of the Company (the ‘‘Board of Directors’’), each to serve until the end of their term as described in the accompanying materials and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Specialty Insurance Ltd.;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Holdings Limited;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Insurance Limited;

2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2008 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm;

3.	The adoption of amended and restated Bye-Laws as described in the attached proxy statement;

4.	The amendment of the Company’s 2007 Equity Incentive Plan; and

5.	The transaction of such other business as may properly come before the Annual General Meeting or at any adjournment or postponement thereof.

Shareholders of record, as shown by the Register of Shareholders of the Company, at the close of business on March 10, 2008 are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. A copy of the Company’s financial statements for the fiscal year ended December 31, 2007, as approved by the Board of Directors, shall be made available to the shareholders of the Company at the Annual General Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on May 15, 2008.

The Proxy Statement, Annual Report to Shareholders and the Annual Report on Form 10-K are available at www.endurance.bm

All shareholders are cordially invited to attend the Annual General Meeting. If you do not expect to be present at the Annual General Meeting, you are requested to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope or to vote via telephone or internet to make sure that your shares are represented at the Annual General Meeting. Pursuant to the Company’s Bye-Laws, for the votes represented by your proxy to be counted at the meeting, your proxy must be received at least one hour before the Annual General Meeting. In the event you decide to attend the Annual General Meeting in person, you may, if you desire, revoke your proxy by voting your shares in person at the Annual General Meeting prior to the vote pursuant to the proxy.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR USE THE AVAILABLE TELEPHONE OR INTERNET VOTING PROCEDURES SET FORTH ON THE PROXY CARD.

By Order of the Board of Directors,
John V. Del Col Secretary

Pembroke, Bermuda
March [    ], 2008

i

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 15, 2008

INTRODUCTION

This proxy statement is furnished to holders of ordinary shares of Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the ‘‘Company’’ or ‘‘Endurance’’), in connection with the solicitation of proxies, in the accompanying form, by the board of directors of Endurance (the ‘‘Board of Directors’’ or the ‘‘Board’’) for use in voting at the Annual General Meeting of Shareholders (the ‘‘Annual General Meeting’’) to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, on Thursday, May 15, 2008, at 8:00 a.m. (local time), and at any adjournment or postponement thereof. This proxy statement, the attached Notice of Annual General Meeting, the Annual Report on Form 10-K for the year ended December 31, 2007, the Summary Annual Report for the year ended December 31, 2007 and the enclosed Proxy Card are first being mailed to Endurance’s shareholders on or about March [            ], 2008. The Proxy Statement and Annual Report to Shareholders and the Annual Report on Form 10-K are also available at www.endurance.bm

QUESTIONS AND ANSWERS REGARDING THE ANNUAL GENERAL MEETING

Q:    What is a proxy?

A:	A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Kenneth J. LeStrange, Michael J. McGuire and John V. Del Col (collectively, the ‘‘Proxy Committee’’) the authority to vote your shares in the manner you indicate on your proxy card. The Proxy Committee has been appointed by the Board.

Q:    What am I voting on?

A:	You are voting on four proposals:

1.	Election of directors:

•	Election of four Class III directors for a term of three years:

William H. Bolinder Brendan R. O’Neill Richard C. Perry Robert A. Spass

•	Direction of the Company to elect the following slate of director designees who shall serve as directors of Endurance Specialty Insurance Ltd.:

Steven W. Carlsen David S. Cash Kenneth J. LeStrange

•	Direction of the Company to elect the following slate of director designees who shall serve as directors of Endurance Worldwide Holdings Limited:

Alan Barlow William H. Bolinder Steven W. Carlsen Daniel M. Izard Kenneth J. LeStrange Simon Minshall Brendan R. O’Neill

•	Direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Insurance Limited:

Alan Barlow William H. Bolinder Steven W. Carlsen Daniel M. Izard Kenneth J. LeStrange Simon Minshall Brendan R. O’Neill

Biographical information of each director is included below under ‘‘Proposal No. 1 — Election of Directors.’’

2.	Appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2008 and authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

3.	Adoption of the proposed Amended and Restated Bye-Laws.

4.	Adoption of the proposed Amendment to the 2007 Equity Incentive Plan.

Q:    What are the voting recommendations of the Board of Directors?

A:	The Board recommends a vote FOR the election of each of the directors in Proposal No. 1, FOR the appointment of, and the authorization of fees for, Ernst & Young Ltd. in Proposal No. 2, FOR adoption of the proposed Amended and Restated Bye-Laws in Proposal No. 3 and FOR adoption of the proposed amendment to the 2007 Equity Incentive Plan in Proposal No. 4.

Q:    Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting, the Proxy Committee, acting as your proxies, will vote for you in their discretion.

Q:    Who can vote?

A:	You can vote at the Annual General Meeting if you were a holder of record of ordinary shares as of the close of business on March 10, 2008 (the ‘‘Record Date’’). Each ordinary share is generally entitled to one vote. However, the Company’s Bye-Laws (the ‘‘Bye-Laws’’) restrict the aggregate voting power of those shareholders holding 9.5% or more of the Company’s outstanding ordinary shares to no more than 9.5% of the total votes cast.

In addition, the Board of Directors may adjust a shareholder’s voting rights to the extent that the Board of Directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary or any shareholder or its affiliates.

Pursuant to the terms of the Bye-Laws as described above, your voting interests have been adjusted by the Board of Directors such that your vote is as stated on the enclosed proxy card.

There is no cumulative voting of the Company’s ordinary shares.

Q:    How do I vote?

A:	There are four ways to vote:

1.    By completing and mailing your proxy card.

2.    By telephone, using the toll-free telephone number shown on your proxy card.

3.    By internet, by visiting the web site address shown on your proxy card.

4.    By attending the Annual General Meeting in person and submitting a written proxy card.

The telephone and internet voting procedures are designed to authenticate a shareholder’s identity and allow each shareholder to vote the shareholder’s ordinary shares. They will also confirm that a shareholder’s instructions have been properly recorded. Street name holders may vote by telephone or the internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with this proxy statement.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the Proxy Committee, acting as your proxy, will vote your shares FOR proposals 1, 2, 3 and 4 listed above.

Q:    What vote is required to approve each proposal?

A:	Proposal 3 requires the affirmative vote of 85% of the votes cast at the Annual General Meeting in order to approve all of the proposed changes to the Company’s Amended and Restated Bye-Laws. Approval of each of the other proposals listed above requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. Broker discretionary votes will not be counted as votes in connection with Proposal 3 regarding the approval of the Amended and Restated Bye-Laws or Proposal 4 regarding the approval of the amendment to the 2007 Equity Incentive Plan.

Q:    What is the quorum requirement of the Annual General Meeting?

A:	The presence of four shareholders, in person or by proxy, holding more than 50% of the issued and outstanding ordinary shares on March 10, 2008, constitutes a quorum for voting at the Annual General Meeting. If you vote, your ordinary shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 10, 2008, there were 59,640,511 ordinary shares outstanding.

Q:    Who can attend the Annual General Meeting?

A:	All holders of record of ordinary shares as of the close of business on March 10, 2008, can attend the Annual General Meeting. Seating, however, is limited and will be provided on a first-come, first-served basis, upon arrival at the Annual General Meeting.

Q:    Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the vote:

•	by returning a later-dated proxy card;

•	by writing a letter delivered to John V. Del Col, Secretary of Endurance, stating that the proxy is revoked; or

•	by attending the Annual General Meeting in person and completing a written ballot.

Pursuant to the Bye-Laws, any notice of revocation of an outstanding proxy must be received at least one hour before the Annual General Meeting. Any shareholder entitled to vote at the Annual General Meeting may attend the Annual General Meeting and any shareholder who has not submitted a proxy, has properly revoked a proxy or votes prior to the vote pursuant to the proxy, may vote in person at the Annual General Meeting. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee, that shareholder may not vote in person at the Annual General Meeting, unless the shareholder requests and obtains a valid proxy.

Q:    Is my vote confidential?

A:	Yes. Only the inspectors of election and certain individuals who help with processing and counting the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q:    Who will count the vote?

A:	Mellon Investor Services LLC will count the vote. Its representatives will be the inspectors of election.

Q:    What shares are covered by my proxy card?

A:	The shares covered by your card represent all the ordinary shares of the Company you own of record.

Q:    What does it mean if I get more than one proxy card?

A:	It means your shares are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services LLC at 480 Washington Blvd., Jersey City, NJ 07310, telephone 1-877-272-7572 (toll-free U.S.) or 1-201-680-6693, or at their website, www.bnymellon.com.

Q:    What is ‘‘householding’’?

A:	If you and others who share your mailing address own the Company’s ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as ‘‘householding,’’ is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

You may also request delivery of an individual copy of the annual report or proxy statement by contacting the Company at (441) 278-0400 or by writing to: Endurance Specialty Holdings Ltd., Attention: Investor Relations, Suite No. 784, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.

You may be able to initiate householding if your bank or broker has chosen to offer such service, by following the instructions provided by your bank or broker.

Q:    How much did this proxy solicitation cost?

A:	The Company is paying the cost of solicitation and has hired BNY Mellon Shareowner Services to assist in the distribution of proxy materials and solicitation of votes personally or by mail, telephone or internet. The estimated fee is $6,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or e-mail or other means or in person. They will not receive any additional payments for the solicitation.

Q:    How do I recommend someone to be a director?

A:	You may recommend any person to be a director by writing to the Company at its registered address: Endurance Specialty Holdings Ltd., Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, Attention: John V. Del Col, Secretary. Any notice for a director nomination must set forth the information as described on p. [ ] of the proxy statement. The Nominating and Corporate Governance Committee will consider persons properly recommended by shareholders. Director nominees for the 2008 Annual General Meeting must have been received by the Company on or prior to November 27, 2007. Shareholder recommendations for director nominees for the 2009 Annual General Meeting must be received by the Company not later than December 1, 2008 and not earlier than November 1, 2008.

Q:    When are the shareholder proposals due for the 2009 Annual General Meeting?

A:	In order for a proposal by a shareholder of Endurance to be eligible to be included in Endurance’s proxy statement and proxy for the 2009 Annual General Meeting, it must be in writing, received at the Company’s registered address no later than December 1, 2008 and comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 14, 2009.

Absent receipt of proper shareholder notice prior to December 1, 2008, the proxies designated by the Board of Directors of Endurance for the 2009 Annual General Meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in Endurance’s proxy statement for such meeting or on the proxy for such meeting.

PROPOSALS TO BE VOTED UPON

Proposal No. 1 — Election of Directors

Election of Endurance Directors

The Board of Directors currently consists of 13 directors, who are divided into three classes, with the current size of the Board of Directors fixed at 15 directors. Each class of directors serves for a term of three years.

Four Class III directors are to be elected at the Annual General Meeting. If elected, these directors will hold office until their respective successors have been duly elected and qualified at the 2011 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal.

Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

At its meeting in November of 2007, the Board of Directors amended the Company’s corporate governance guidelines to include provisions requiring a majority vote standard apply to the election of directors. This means that directors are elected by the affirmative vote of a majority of the votes cast at the Annual General Meeting, unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted ‘‘for’’ a director exceeds the number of votes cast ‘‘withheld.’’ If a director in an uncontested election receives a greater number of votes cast ‘‘withheld’’ for his or her election than votes ‘‘for’’ such election, the director is required to submit a letter of resignation to the Board of Directors. The independent members of the Board of Directors have 90 days after the election to determine whether to accept the tendered resignation, taking into account the relevant facts and circumstances and giving due consideration to the best interests of the Company and its shareholders. The Board of Directors will then promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation.

The following biographical information has been furnished by the respective nominees for election as Class III directors:

William H. Bolinder, 64, has been a director since December 2001. In June 2006, Mr. Bolinder retired as President, Chief Executive Officer and a director of Acadia Trust N.A., positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group. He was the head of the North America business division (excluding US Personal Lines) from 1994 to 2002, and the Latin America business division from 1996 to 2002, as well as the Corporate and Commercial Customer Division of Zurich Financial Services Group since 1998. In 1994, he was elected to the Group Executive Board at Zurich Financial Services Group’s home office and became responsible for managing the Zurich Financial Services Group companies in the United States and Canada as well as Corporate/Industrial Insurance, Zurich International (Group) and Risk Engineering. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987. Mr. Bolinder currently serves on the board of directors of Quanta Capital Holdings Ltd.

Brendan R. O’Neill, 59, has been a director since February 2005. Mr. O’Neill was Chief Executive Officer of ICI PLC, a specialty chemicals company, from 1998 to 2003. Prior to joining ICI PLC, Mr. O’Neill was managing director of Guinness Brewing Worldwide from 1993 to 1998, where he is credited with rebuilding the Guinness business and reestablishing its brand image on a global basis. A Fellow of the Chartered Institute of Management Accountants, Mr. O’Neill held numerous finance roles early in his career at Ford Motor Company, BICC Ltd. and Midland Bank PLC (HSBC). Mr. O’Neill currently serves on the boards of directors of Tyco International Ltd., Informa Group PLC, Aegis Group PLC and Watson Wyatt Worldwide Inc.

Richard C. Perry, 53, has been a director since December 2001. Mr. Perry founded Perry Capital in 1988 and since then the firm has grown to more than $14 billion under management. Prior to 1988, Mr. Perry worked in the equity arbitrage area of Goldman, Sachs & Co. He was also an adjunct associate professor at the Stern School of Business at New York University, where he taught a course in the finance department. He is a member of the board of directors of Sears Holdings Corporation, Capital Business Credit LLC and MedGroup Inversiones S.L. He currently serves as a member of the boards of trustees of the Allen Stevenson School, Milton Academy, Facing History and Ourselves, Harlem Children’s Zone and the University of Pennsylvania. He also serves on the Undergraduate Executive Board of the University of Pennsylvania’s Wharton School.

Robert A. Spass, 52, has been a director since July 2002. Mr. Spass is a Partner of Union Square Partners, an investment firm he joined as a founding partner upon its formation in February 2007. He previously held similar positions at Capital Z Partners, which he joined as a founding partner in 1998. Prior to 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners Advisors, L.P. Mr. Spass was also President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining International Insurance Investors, Mr. Spass was a Director of Investment Banking at Salomon Brothers with responsibility for corporate finance relationships with the insurance industry. He currently serves on the board of directors of Universal American Financial Corp. and Lancashire Holdings Limited.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF MESSRS. BOLINDER, O’NEILL, PERRY AND SPASS AS CLASS III DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Election of Slate of Director Designees to Endurance Specialty Insurance Ltd.

Pursuant to Bye-Law 150 of the Bye-Laws, the board of directors of Endurance Specialty Insurance Ltd. (‘‘Endurance Bermuda’’) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the ‘‘Endurance Bermuda Directors’’). If elected, the Endurance Bermuda Directors will hold office until the successors are duly elected and qualified at the 2009 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance Bermuda Directors shall constitute a direction to the Company to cause it to vote its shares in Endurance Bermuda to ensure that Endurance Bermuda’s board of directors consists of the Endurance Bermuda Directors. Proxies cannot be voted for a greater number of persons than the Endurance Bermuda Directors named. Each of the Endurance Bermuda Directors is a director or officer of the Company and receives no additional remuneration for serving on the board of directors of Endurance Bermuda. In the event that any of the below listed Endurance Bermuda Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following persons constitute the slate of Endurance Bermuda Directors:

Steven W. Carlsen, 51, has been a director of Endurance Bermuda since February 2006. Mr. Carlsen’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

David S. Cash, 43, has not previously been a director of Endurance Bermuda. Mr. Cash’s biographical information is listed below under ‘‘Management.’’

Kenneth J. LeStrange, 50, has been a director of Endurance Bermuda since June 2002. Mr. LeStrange’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF THE SLATE OF ENDURANCE BERMUDA DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of the slate of Endurance Bermuda Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Election of Slate of Director Designees to Endurance Worldwide Holdings Limited

Pursuant to Bye-Law 150 of the Bye-Laws, the board of directors of Endurance Worldwide Holdings Limited (‘‘Endurance Worldwide’’) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the ‘‘Endurance Worldwide Directors’’). If elected, the Endurance Worldwide Directors will hold office until their successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance Worldwide Directors shall constitute a direction to the Company to cause its subsidiaries to vote their shares in Endurance Worldwide to ensure that its board of directors consists of the Endurance Worldwide Directors. Proxies cannot be voted for a greater number of persons than the Endurance Worldwide Directors named. Each of the Endurance Worldwide Directors is a director or officer of the Company or a subsidiary and receives no additional remuneration for serving on the board of directors of Endurance Worldwide. In the event that any of the below listed Endurance Worldwide Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following persons constitute the slate of Endurance Worldwide Directors:

Alan Barlow, 50, has not previously been a director of Endurance Worldwide. Mr. Barlow has been Senior Vice President & Claims Director of Endurance Worldwide since December 2006, having joined as Claims Manager in 2004. Mr. Barlow is the Endurance Worldwide representative with the International Underwriters Association and is a member of the London Market Claims Strategy Group. From 1993 until joining Endurance in 2004, Mr. Barlow held senior London Market positions in Sorema UK and Trenwick UK, most recently as Director of Claims and Commercial Director. Mr. Barlow previously held a risk management and claims role at Exxon Corp. in London, where he was responsible for the management of their onshore and offshore property & liability portfolio on behalf of their captive insurer, Ancon, Bermuda.

William H. Bolinder, 64, has been a director of Endurance Worldwide since December 2002. Mr. Bolinder’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

Steven W. Carlsen, 51, has been a director of Endurance Worldwide since March 2007. Mr. Carlsen’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Daniel M. Izard, 63, has been a director of Endurance Worldwide since August 2006. Mr. Izard’s biographical information is listed below under ‘‘Management.’’

Kenneth J. LeStrange, 50, has been a director of Endurance Worldwide since December 2002. Mr. LeStrange’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Simon Minshall, 42, has been a director of Endurance Worldwide since June 2002 and Chief Financial Officer of Endurance Worldwide Insurance Limited since July 2002. From January 2002 until becoming CFO, Mr. Minshall was a consultant to Endurance Worldwide Insurance Limited. Prior to working with Endurance, Mr. Minshall was CEO of Vavo.com, a European online insurance venture backed by GE Capital and Prudential from 2000 to 2001. From 1997 to 2000, he held a number of senior finance roles within the head office of Royal & Sun Alliance plc. These included Manager,

Group Financial Control, and Finance Director of the E-Commerce division. In addition, he has held a number of company directorships and currently serves on the board of directors of a private technology company. Mr. Minshall is a Chartered Accountant and qualified with Deloitte & Touche in London and holds an Honours Degree in Law (LLB) from University College Wales.

Brendan R. O’Neill, 59, has been a director of Endurance Worldwide since May 2006. Mr. O’Neill’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF THE SLATE OF ENDURANCE WORLDWIDE DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of the slate of Endurance Worldwide Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Election of Slate of Director Designees to Endurance Worldwide Insurance Limited

Pursuant to Bye-Law 150 of the Bye-Laws, the board of directors of Endurance Worldwide Insurance Limited (‘‘Endurance U.K.’’) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the ‘‘Endurance U.K. Directors’’). If elected, the Endurance U.K. Directors will hold office until their successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance U.K. Directors shall constitute a direction to the Company to cause its subsidiaries to vote their shares in Endurance U.K. to ensure that its board of directors consists of the Endurance U.K. Directors. Proxies cannot be voted for a greater number of persons than the Endurance U.K. Directors named. Each of the Endurance U.K. Directors is a director or officer of the Company or a subsidiary and receives no additional remuneration for serving on the board of directors of Endurance U.K. In the event that any of the below listed Endurance U.K. Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following persons constitute the slate of Endurance U.K. Directors:

Alan Barlow, 50, has not previously been a director of Endurance U.K. Mr. Barlow’s biographical information is listed above under Proposal No. 1 — Election of Directors — Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.’’

William H. Bolinder, 64, has been a director of Endurance U.K. since December 2002. Mr. Bolinder’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

Steven W. Carlsen, 51, has been a director of Endurance U.K. since March 2007. Mr. Carlsen’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Daniel M. Izard, 63, has been a director of Endurance U.K. since August 2006. Mr. Izard’s biographical information is listed below under ‘‘Management.’’

Kenneth J. LeStrange, 50, has been a director of Endurance U.K. since December 2002. Mr. LeStrange’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Simon Minshall, 42, has been a director of Endurance U.K. since June 2002 and Chief Financial Officer of Endurance U.K. since July 2002. Mr. Minshall’s biographical information is listed above under Proposal No. 1 — Election of Directors — Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.’’

Brendan R. O’Neill, 59, has been a director of Endurance U.K. since May 2006. Mr. O’Neill’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF THE SLATE OF ENDURANCE U.K. DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of the slate of Endurance U.K. Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Proposal No. 2 — Appointment of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2008, and recommends that shareholders authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm. Ernst & Young Ltd. has audited the Company’s financial statements since the Company’s inception in December of 2001. Representatives of Ernst & Young Ltd. are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE APPOINTMENT OF ERNST & YOUNG LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Proposal No. 3 — Adoption of Proposed Amended and Restated Bye-Laws

At its meeting on February 13, 2008, the Board of Directors reviewed the Company’s Bye-Laws in response to the December 2006 adoption in Bermuda of the Companies Amendment Act 2006, which amended the Companies Act 1981, Bermuda’s primary corporate statute. Under Section 13 of the Companies Act 1981 of Bermuda and Sections 64 and 149(1) of our current Bye-Laws, our shareholders must approve any amendments to our Bye-Laws by the vote of a majority of the votes cast at the Annual General Meeting. Our current Bye-Laws require a vote of 85% of the votes cast in order to amend or alter the Bye-Laws relating to indemnification, as proposed below. Following its review, the Board of Directors unanimously approved the Amended and Restated Bye-Laws and recommends their approval and adoption by the shareholders.

Treasury Shares.    The Companies Amendment Act 2006 allows Bermuda companies to acquire their own shares and to hold those reacquired shares as treasury shares in lieu of cancellation. Treasury shares generally represent shares that were once traded in the market but which have since been reacquired by the issuing company and are available for retirement or later reissuance. Treasury shares are considered to be issued but not outstanding, cannot be voted and accrue no dividends. Under the Companies Amendment Act 2006, companies continue to be able to purchase their own shares for cancellation so long as their constitutional documents so permit.

Our Bye-Laws currently permit us to purchase our shares, but do not permit us to hold the repurchased shares in treasury. The Board of Directors believes that having the ability to hold reacquired shares in treasury affords us valuable corporate finance flexibility under various circumstances, and is in the Company’s best interest. Consequently, the proposed amended and restated Bye-Laws add a definition of ‘‘Treasury Shares’’ and revise the Bye-Laws to clarify that all rights attaching to such treasury shares are suspended and not exercised by us while held in treasury and that we may either cancel shares repurchased by us or hold them in treasury, in either case on terms determined by the Board of Directors.

Indemnification.    The Companies Amendment Act 2006 also allows Bermuda companies to advance funds to officers and directors for the costs and expenses they incur in defending any civil or criminal proceedings against them, on the condition that the indemnified party repay the advance if any allegation of fraud or dishonesty ultimately is proven against them. Until very recently, Bermuda case law appeared to prohibit such advances, prior to final determination of a matter being made. Under the Companies Amendment Act 2006, a company now may indemnify its directors and officers not only from an eventual award against them, but for the cost of defending themselves. In the event that a case for fraud or dishonesty is proved, the directors or officers will be required to repay the funds provided for their defense.

Our current Bye-Laws permit us to indemnify our directors and officers in connection with their service to the Company, provided that they are not found, in a final judgment or decree, to have committed fraud or dishonesty. The Board of Directors has determined that the ability to advance the costs and expenses of defending a civil or criminal proceeding to directors and officers, with the condition that any amounts advanced be repaid if a case for fraud or dishonesty is proved, is important to ensure that our officers and directors are adequately protected from liability, which in turn helps us in attracting highly qualified personnel. As a result, the Bye-Laws have been revised to permit us to advance these costs and expenses, on the condition that any person to whom such amounts are advanced must repay the advance if any allegation of fraud or dishonesty is proved against him or her.

In addition, the current Bye-Laws require that any changes to the indemnification provisions included in the Bye-Laws must be approved by a vote of 85% of the votes cast in order to amend or alter the Bye-Laws relating to indemnification. The Board of Directors has determined that only changes that adversely affect the indemnity provisions included in the current Bye-Laws should be subject to the 85% approval requirement.

Other Revisions.    Additional revisions to the current Bye-Laws include the use of e-mail and website postings as an approved method of communication with our shareholders, verbal notice of board meetings to directors, clarification of the requirements for nomination of directors, the removal of the requirement that officers of the company be re-appointed annually and clarifications to existing provisions of the Bye-Laws.

The full text of the proposed Amended and Restated Bye-Laws, marked to show the changes from our current Bye-Laws, is attached to this proxy statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE ADOPTION OF THE AMENDED AND RESTATED BYE-LAWS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The adoption of the Company’s proposed Amended and Restated Bye-Laws requires the affirmative vote of 85% of the votes cast at the Annual General Meeting.

Proposal No. 4 — Adoption of Proposed Amendment to 2007 Equity Incentive Plan

At its meeting on February 13, 2008, based on the recommendations of outside compensation consultants and the Company’s management, the Board of Directors determined that it is in the best interest of the Company to amend the 2007 Equity Incentive Plan (the ‘‘Plan’’) to fix at $70,000 the dollar value of equity incentives to be granted to non-employee directors of the Company each year following the Company’s Annual General Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY’S 2007 EQUITY INCENTIVE PLAN. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The adoption of the proposed amendment to the Company’s 2007 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Description of the 2007 Equity Incentive Plan

The proposed amendment to the Plan is to fix at $70,000 the dollar value of equity incentives to be granted to non-employee directors of the Company each year following the Company’s Annual General Meeting. Currently, the Company’s non-employee directors receive annually either 5,000 options or 1,750 restricted shares under the Plan. The value of the options or restricted shares granted to the Company’s non-employee directors increases or decreases from year to year depending upon the price of the Company’s ordinary shares upon the date of grant. The proposed amendment fixes the dollar value of the equity incentive compensation to be delivered to the Company’s non-employee directors at $70,000, with the number of options or restricted shares to be determined by either the Black-Scholes method or division by the fair market value of the Company’s ordinary shares on the date of grant, as applicable. The proposed amendment aligns the interests of shareholders and non-employee directors by eliminating the variability in non-employee director compensation arising solely from fluctuations in the Company’s ordinary shares. Equity incentives granted to non-employee directors can then properly change in value after the date of grant depending upon the price performance of the Company’s ordinary shares.

Description of Material Terms of the Plan

The following is a brief summary of the Plan, as proposed to be amended. The following description of the Plan is not intended to be complete and is qualified in its entirety by the text of the Plan.

Purpose

The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain the services of experienced and knowledgeable employees and directors and encourage employees and directors to acquire an increased proprietary interest in the Company. The Board believes increased share ownership by employees and directors strengthens their commitment to the welfare of the Company and promotes an identity of interest between the Company’s shareholders and the Company’s employees and directors.

Administration of the Plan

The Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee is required to consist of two or more directors, all of whom must be (i) ‘‘outside directors’’ within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the ‘‘Internal Revenue Code’’); (ii) ‘‘non-employee directors’’ within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934; and (iii) ‘‘independent directors’’ under the rules of the New York Stock Exchange. The Compensation Committee has the exclusive power to:

•	select the participants in the Plan;

•	determine the number of equity incentive awards to be granted to each participant in the Plan;

•	determine the time or times when equity incentive awards will be granted;

•	determine the terms of each equity incentive award;

•	prescribe the form or forms of agreements evidencing the equity incentive awards; and

•	determine, in its sole discretion and for any reason at any time, that any or all outstanding equity incentive awards shall become exercisable in part or in full.

The Compensation Committee also has authority to interpret the Plan and to establish, adopt, or revise the rules and regulations relating to the Plan. The Compensation Committee is not liable for any action, omission or determination relating to the Plan, and the Company is obligated to indemnify (to the extent permitted under Bermuda law and the Bye-Laws of the Company) and hold harmless the Compensation Committee against costs, expenses or liabilities arising out of administration of the Plan. The Company’s indemnity and hold harmless does not apply if the Compensation Committee’s action, omission or determination was taken in bad faith and without reasonable belief that it was in the best interests of the Company.

The Plan permits the Compensation Committee to delegate certain of its authority to officers of the Company or other persons.

Eligibility

Participation in the Plan is limited to non-employee directors of the Company and employees of the Company and its subsidiaries. The Company currently has 12 non-employee directors and approximately 700 employees.

Shares Reserved for Issuance

The maximum number of the Company’s ordinary shares reserved for issuance under the Plan is 2,100,000 shares. As of December 31, 2007, 1,622,951 shares remained authorized but unissued under the Plan. The maximum number of ordinary shares reserved for issuance under the Plan is subject to adjustment for certain transactions, such as stock splits or share dividends. Ordinary shares reserved for issuance under the Plan are authorized but unissued shares. If outstanding equity incentive awards granted under the Plan are surrendered in an exercise, lapse, terminate or expire for any reason without being wholly exercised or converted into ordinary shares, the ordinary shares allocable to the unexercised portion of the equity incentive award will again be available for issuance under the Plan. The grant of tandem SARs will not reduce the number of ordinary shares available under the Plan. However, the exercise of any equity incentive award granted in tandem with any other equity incentive award will result in both equity incentive awards being cancelled and not available for future issuance under the Plan.

Award Limitations

The Company cannot grant to any individual employee options or stock appreciation rights convertible into more than 500,000 ordinary shares during a fiscal year. In addition, the Company cannot grant to any individual employee more than 250,000 restricted shares, restricted share units or other full value equity incentive awards during a fiscal year. If an equity incentive award is subject to a performance period greater than one fiscal year, the maximum number is equal to the above yearly limits multiplied by the number of years in the performance period. The maximum number of equity incentive awards the Company can grant to any individual employee shall be subject to adjustment for certain transactions, such as stock splits or share dividends.

Types of Awards

The Plan provides for the grant of non-qualified and incentive stock options, SARs, tandem SARs, restricted shares, restricted share units, share bonuses and other forms of equity incentive awards.

Director Options and Restricted Shares.    As proposed to be amended, the Plan will provide for the grant of stock options or restricted shares to each non-employee director of the Company in office at the close of business on the date of the Annual General Meeting of Shareholders of the Company. Each year, the Compensation Committee will determine whether non-employee directors will be granted (i) an option to purchase ordinary shares with a per ordinary share exercise price equal to the fair market value of one ordinary share on such date or (ii) restricted shares (in each case subject to adjustment for certain transactions).

If the Compensation Committee selects options to be granted, the number of options shall be determined utilizing the Black-Scholes pricing model, with an aggregate grant value of $70,000, a per option exercise price equal to the fair market value of one ordinary share on the date of the Annual General Meeting of Shareholders of the Company, a perpetual dividend rate equal to the most recent quarterly dividend (discounted to present value utilizing the current risk free rate of return) and the average volatility of the Company’s ordinary shares over the last 30 trading days. Each option granted expires on the earlier of (a) the tenth annual anniversary of the date of grant of the option or (b) the first annual anniversary of the last day on which the non-employee director serves on the Board of Directors. Each option is exercisable on or after the 12 month anniversary of the date of grant of the option and is a non-qualified option, which is not entitled to special tax treatment under Section 422 of the Internal Revenue Code.

If the Compensation Committee selects restricted shares to be granted, the number of restricted shares shall be determined by dividing $70,000 by the fair market value of one ordinary share on the date of the Annual General Meeting of Shareholders of the Company, rounded downward to the nearest whole restricted share. Any restricted shares granted become fully vested and freely tradeable 12 months following the date of grant. Each non-employee director holding restricted shares has the right to vote the restricted shares and is entitled to receive dividends paid by the Company on the restricted shares.

Non-employee directors are not entitled to receive any equity incentive awards under the Plan other than the annual grant of options or restricted shares described above. The number of stock options or restricted shares to be granted to non-employee directors under the Plan shall be subject to adjustment for certain transactions, such as stock splits or share dividends.

Stock Options.    Each stock option entitles the holder to acquire the Company’s ordinary shares upon payment of the applicable exercise price. The exercise price of stock options must be equal to or greater than the fair market value of the Company’s ordinary shares on the date the option is granted. Stock options granted under the Plan will be treated as non-incentive stock options unless, as of the date of grant, they are expressly designated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The Compensation Committee may establish the term of each stock option, up to a maximum of 10 years from the date of grant. The exercise price of a stock option may not be decreased after the date of grant, except for adjustments made for dilutive or similar events or with prior shareholder approval. Further, no outstanding stock option may be surrendered to the Company as consideration for cash or the grant of a new stock option with a lower exercise price, except for the issuance of equity incentive awards in connection with the acquisition of another entity, adjustments made for dilutive or similar events or with prior shareholder approval.

SARs.    Each SAR, or stock appreciation right, entitles the holder upon exercise to receive ordinary shares or cash equal to the excess of the ordinary share price on the date of exercise of the SAR over the ordinary share price on the date of grant. The base price above which appreciation is to be measured for SARs must be equal to or greater than the fair market value of the Company’s ordinary shares on the date of grant of the SAR. The Compensation Committee may establish the term of each SAR, up to a maximum of 10 years from the date of grant. The base price of an SAR may not be decreased after the date of grant, except for adjustments as a result of dilutive or similar events or with shareholder approval. Further, no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower base price.

Restricted Shares and Restricted Share Units.    Restricted shares are ordinary shares of the Company that may not be traded or sold until a predetermined date set by the Compensation Committee and that must be forfeited by the holder if certain conditions are not met prior to the predetermined date. Holders of restricted shares have voting rights and the right to receive dividends paid on the Company’s ordinary shares.

A restricted share unit is an unfunded and unsecured promise, denominated in the Company’s ordinary shares, to deliver ordinary shares or cash measured by the fair market value of the Company’s ordinary shares in the future. As with restricted shares, restricted share units are subject to forfeit by the holder in the event certain conditions are not met prior to a predetermined date set by the Compensation Committee. Holders of restricted share units have no ownership interest in the ordinary shares to which the restricted share units relate until the vesting and conversion of such restricted share units. The Compensation Committee may permit the payment of dividends or the crediting of dividend equivalents to a holder of restricted share units.

Performance Based Restricted Shares and Restricted Share Units.    In addition to or in lieu of conditioning the vesting of restricted shares or restricted share units based upon continued employment of the recipient or the passage of time, the Compensation Committee may condition vesting of restricted shares or restricted share units on the attainment of one or more performance goals. The performance goals are set by the Compensation Committee prior to the grant of the restricted shares or restricted share units and can be based on one or more of the following criteria:

•	return on shareholder equity;

•	earnings per Ordinary Share;

•	net income (before or after taxes);

•	gross premiums written or net premiums written;

•	return on assets;

•	return on capital;

•	return on investment;

•	investment income;

•	increase in share price;

•	total shareholder return;

•	portfolio yield;

•	loss ratio;

•	underwriting ratio;

•	general and administrative expense ratio;

•	combined ratio;

•	market share;

•	strategic goals; or

•	any combination of, or a specified increase in, any of the foregoing.

The performance based restricted shares and restricted share units are intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code. As a result, any performance goal must be objective and there must be substantial uncertainty whether the performance goal can be attained at the time it is established by the Compensation Committee.

Share Bonuses.    Share bonuses are grants of unrestricted ordinary shares of the Company delivered to employees in lieu of cash annual incentive compensation. The Compensation Committee has the discretion to determine the amount, timing and recipients of any share bonuses.

Other Awards.    The Compensation Committee may grant employees other equity incentive awards that are valued in whole or in part by reference to, or otherwise based on, ordinary shares.

The Compensation Committee has the authority to determine the recipients of the other equity incentive awards, the number of such awards to be granted and the terms and conditions of these awards. Other equity incentive awards must comply with applicable law and the provisions of the Plan, including restrictions on the exercise price and minimum vesting periods.

Effect of Change in Control.    If a change in control of the Company (as defined in the Plan) occurs and an employee’s or director’s employment with the Company is terminated within 24 months following the change in control, then all outstanding equity incentive awards fully vest and become immediately exercisable in full. The Compensation Committee may, for one or more of the individual participants in the Plan, further restrict the circumstances in which the outstanding equity incentive awards vest following a change in control.

Effect of Death or Disability.    In the event an employee or director dies or becomes disabled while in the employ or serving as a director of the Company (or within 30 days of his or her departure from the Company other than for cause), all unvested equity incentive awards shall continue to vest for two years. In such event, the employee or director (or his or her successors, heirs or assigns) shall be able to exercise or convert all vested equity incentive awards for 27 months after the last day of service as an employee or director or until the equity incentive awards would otherwise expire, whichever comes first.

Effect of Retirement.    In the event an employee reaches the age of 65 and has 5 or more years of service with the Company, all equity incentive awards which have not vested as of the date of such eligibility shall immediately vest. In such event, the employee shall be able to exercise such equity incentive awards for 12 months after the date the employee reaches retirement eligibility, or until the equity incentive awards would otherwise expire, whichever comes first.

Effect of Termination of Employment.    In the event an employee’s or director’s service with the Company ends other than within the 24 months following a change in control or as a result of the employee’s or director’s death, disability or retirement, the employee’s or director’s unvested equity incentive awards will terminate immediately and the employee will have up to 90 days, and the director will have up to one year, following the end of his or her service with the Company to exercise any vested equity incentive awards.

Transferability of Awards.    Unless otherwise provided by the Compensation Committee, equity incentive awards granted under the Plan may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except in the event of a recipient’s death, by will or the laws of descent and distribution.

Adjustment Provisions.    In the event of a share dividend, share split, recapitalization, reorganization, amalgamation, merger, consolidation, combination, exchange, liquidation, spin-off or other change in the Company’s capital structure, there shall be an adjustment or substitution as to the number, price or kind of ordinary shares or other consideration to be delivered upon conversion or exercise of outstanding equity incentive awards, and the aggregate number and class of securities available for issuance under the Plan, as determined by the Compensation Committee to be equitable. The same adjustment, as determined by the Compensation Committee to be equitable, shall occur in the event there is a change in applicable laws or a change in circumstances which results in or would result in a substantial dilution or enlargement of the rights of the directors or employees participating under the Plan or interferes with the intended operation of the Plan.

Effective Date and Term of the Plan.    The Plan became effective on May 9, 2007. The Plan will continue in effect until May 9, 2017, after which the Company will not issue any new equity incentive awards under the Plan. The effective date of the proposed amendment to the Plan will be May 15, 2008.

Amendment or Termination of the Plan.    The Board of Directors may at any time terminate the Plan, and, with the express written consent of the holder of an equity incentive award, the Compensation Committee may cancel or reduce or otherwise alter the recipient’s outstanding equity incentive awards. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, subject to approval of the Company’s shareholders as required by applicable regulation.

New Plan Benefits.    To the extent that the number of eligible employees of the Company is subject to change and the Compensation Committee may determine the types of awards on an annual basis, the future benefits under the Plan are not determinable. Under the proposed amendment to the Plan, each non-employee director in office at the close of business on the date of each Annual General Meeting of Shareholders of the Company will be granted on such date stock options or restricted shares with a fixed dollar value of $70,000, with the number of options or restricted shares to be determined by either the Black-Scholes method or division by the fair market value of the

Company’s ordinary shares on the date of grant, as applicable. The determination as to whether restricted shares or options are to be granted will be made by the Compensation Committee on an annual basis. The Compensation Committee has not yet determined whether this grant will take the form of restricted shares or stock options.

Federal Income Tax Consequences of the Plan

Set forth below is a discussion of certain United States federal income tax consequences with respect to equity incentive awards that may be granted pursuant to the Plan. The following discussion is a brief summary only and is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to non-employee directors or employees, referred to in this discussion as ‘‘holders,’’ participating in the Plan. For a complete statement of all relevant federal tax consequences, reference should be made to the Internal Revenue Code and the regulations and interpretations issued thereunder. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Plan.

Nonqualified Stock Options.    In general, no taxable income is realized by a holder upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the holder generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares issued to the holder pursuant to the exercise of an option (‘‘Option Shares’’) at the time of exercise over the exercise price paid for the Option Shares.

In the event of a subsequent sale of Option Shares received upon the exercise of a nonqualified stock option, any appreciation after the date on which taxable income is realized by the holder in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the Option Shares over the director’s or employee’s basis in such Option Shares. The holder’s basis in the Option Shares will generally equal the amount paid for the Option Shares plus the amount included in ordinary income by the holder upon exercise of the nonqualified stock options. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Incentive Stock Options.    In general, an employee realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the employee. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the employee (and a deduction to the Company) equal to the value of the ordinary shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the employee does not dispose of the shares until after the expiration of these one and two year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In general, an incentive stock option that is exercised by the employee more than three months after termination of employment is treated as a non-incentive stock option. Incentive stock options are also treated as non-incentive stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Stock Appreciation Rights.    In general, no taxable income is realized by an employee upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, the employee generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the cash received by the employee over the exercise price paid under the stock appreciation right. At the time the employee recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Restricted Shares, Restricted Share Units and Other Awards Subject to a Substantial Risk of Forfeiture.    If ordinary shares subject to an equity incentive award are non-transferable and subject to a substantial risk of forfeiture, the holder generally will not recognize income (and the Company will not become entitled to a tax deduction) until the ordinary shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (a) the fair market value of the shares on the date income is recognized over (b) the amount, if any, paid for the ordinary shares by the holder. However, under Section 83 of the Internal Revenue Code, the recipient may make a so-called ‘‘83(b)’’ election at the time of receipt of the equity incentive award to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the holder.

Awards That Are Settled In Cash or In Shares That Are Not Subject to a Substantial Risk of Forfeiture.    With respect to equity incentive awards that are settled either in cash or in ordinary shares that are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any ordinary shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the ordinary shares by the employee. The Company generally will be entitled to a tax deduction in the same amount.

Section 162(m) Limitations.    Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. For this purpose, a covered employee means the Company’s chief executive officer and the Company’s four highest compensated officers (other than the chief executive officer). It is possible that compensation attributable to equity incentive awards under the plan to a covered employee, when combined with all other types of compensation received by the covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called ‘‘performance-based compensation,’’ are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and stock appreciation rights awarded under the Plan that have an exercise price or base amount not less than the fair market value of the ordinary shares on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to performance-based restricted shares and performance-based restricted share units has also been structured to qualify for the performance-based compensation exclusion to the $1 million deduction limitation. At this time, only certain of the Company’s subsidiaries are subject to taxation in the United States, and thus the Company does not have the ability to fully utilize the deduction of compensation paid to its employees, its U.S.-based subsidiaries are subject to taxation in the United States and hence are able to utilize the deductions as permitted under the rules of the Internal Revenue Service.

Withholding Payments.    Upon the grant, exercise, release of restrictions or settlement of or in respect of an equity incentive award, the Company may be required to withhold U.S. federal income or employment tax on behalf of the holder holding the equity incentive award. In that case, the Compensation Committee may, in its discretion, permit the holder to satisfy the income or employment tax withholding obligations by (a) the payment of cash by the holder, (b) the holder electing to reduce the number of ordinary shares delivered upon conversion or exercise of an equity incentive award or (c) the director or employee electing to tender ordinary shares back to the Company.

Section 409A.    Section 409A, added to the Internal Revenue Code at the end of 2004 by the American Jobs Creation Act of 2004, made significant changes to the historic tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in income deferred being considered current income, along with interest and a significant tax penalty.

Certain types of equity-based compensation are exempt from Section 409A. The tax discussion above assumes that the awards granted under the Plan are in fact exempt from Section 409A.

Accounting Treatment.    Under FASB Statement No. 123 (revised 2004), Share-Based Payment (‘‘SFAS 123R’’), the Company is required to measure the cost of employee services received in exchange for share-based payments, including stock options, stock appreciation rights, restricted share awards and restricted share units, in the financial statements based on the grant date fair value of the equity incentive award. For purposes of determining the amount of compensation cost to be recognized, the fair value of an equity incentive award at its grant date is estimated using various factors and assumptions that include the exercise price of the equity incentive award, the market price of the underlying ordinary shares, the expected term of the equity incentive award, the expected volatility of the Company’s ordinary shares and other factors. That cost will be recognized over the period during which an employee is required to provide service in exchange for the equity incentive award. No compensation cost is recognized by the Company if the employee does not render the requisite service and, therefore, the equity incentive award is forfeited prior to vesting.

BOARD OF DIRECTORS

Information Concerning Continuing Directors

Class I: Term Expires at the 2009 Annual General Meeting

Gregor Bailar, 44, has been a director since November 2006. Since his retirement from the position of Chief Information Officer of Capital One Financial Corporation in September 2007, Mr. Bailar has been an independent investor, executive advisor, industry speaker and international philanthropist. Prior to assuming his position at Capital One in 2001, Mr. Bailar spent four years at the NASDAQ Stock Market as Chief Information Officer and Executive Vice President for Operations and Technology, where he was responsible for all aspects of technology and operations. Mr. Bailar was also Chairman and Founder of IndigoMarkets Inc, a software development subsidiary in Chennai, India. Mr. Bailar joined NASDAQ after four years at Citicorp, where he was Managing Director of Advanced Development for Global Corporate Banking. At Citicorp he was responsible for oversight of all major technology expenditures and initiatives as well as the management of the technological direction and strategy of Citicorp’s Global Banking Business. Before his tenure at Citicorp, Mr. Bailar held key strategic and management positions at Perot Systems Corporation, Trirex Systems, Inc., NeXT Computer, Inc. and Hewlett-Packard. Mr. Bailar earned a BA degree in electrical engineering from Dartmouth College. He serves on the boards of directors of the Corporate Executive Board and the National Wildlife Federation Board.

Steven W. Carlsen, 51, has been a director since February 2006. Mr. Carlsen is President of Shadowbrook Advising Inc., a consulting firm providing advisory and analytical services to insurance and reinsurance companies as well as to private equity and hedge fund groups investing in these areas. Prior to reactivating his consulting practice in 2006, Mr. Carlsen was a founding member of Endurance, helping to raise the initial capital with Mr. LeStrange in 2001. He served at various times as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of its U.S. reinsurance subsidiary. Mr. Carlsen continues to provide Endurance with underwriting and operating services on a part-time basis as a consultant. Mr. Carlsen began his career as a property facultative underwriter in 1979 and later as a treaty account executive for Swiss Reinsurance Company. He joined NAC Re in 1986, ultimately heading their Property and Miscellaneous Treaty Department (which included aviation, marine, surety and finite business). He managed NAC Re’s retrocessions and was involved in the formation of their U.K. company. In 1994, Mr. Carlsen left NAC Re to join CAT Limited as their Chief Underwriter-North America and in 1997 was co-founder of CAT Limited’s finite insurer, Enterprise Re. From 1999 until he joined the Company in 2001, Mr. Carlsen worked as a consultant, principally with three Morgan Stanley Private Equity insurance ventures and the Plymouth Rock Group. Mr. Carlsen is currently enrolled as a full-time student at Fordham University’s Graduate School of Arts and Sciences, where he is pursuing a Ph.D. in Economics.

Kenneth J. LeStrange, 50, has been the Company’s Chairman of the Board, President and Chief Executive Officer since its formation. Mr. LeStrange has over twenty-seven years of experience in property and casualty underwriting. He has significant experience as a treaty and facultative underwriter and manager of treaty underwriting operations at Swiss Reinsurance Company and American Re Corporation. He began his underwriting career with Hartford Insurance Group and held several underwriting management positions at Swiss Re. During his tenure at American Re from 1986 to December 1997, he served as Executive Vice President of American Re and as President of its alternative market subsidiary from 1989 to December 1997, Am Re Managers, Inc. In December 1997, he joined Aon Corporation as Chairman and CEO of its alternative market operations and was later named Chairman and CEO of Aon’s retail brokerage operations for the Americas. Mr. LeStrange remained with Aon until he joined the Company in 2001. Mr. LeStrange received a BA in both Economics and English from Colgate University. He has pursued graduate studies in Finance at New York University and Fordham University.

William J. Raver, 60, has been a director since May 2006. From July 2006 through January 2008, Mr. Raver served as the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust (‘‘NRRIT’’) where he led a twenty person staff, overseeing investment activity of the trust fund established by Federal legislation in 2001 to manage certain defined benefit retirement assets of the U.S. railway industry, currently totaling $30 billion. From 1997 until he joined NRRIT in 2006, Mr. Raver was with Verizon Investment Management Corporation, most recently as Chief Operating Officer. In this role, he shared investment responsibility for $65 billion of Verizon retirement and savings plan assets and was the officer in charge of trust fund financial reporting and fiduciary functions. From 1994 to 1997, Mr. Raver was Senior Vice President, Chief Administrative Officer, and Director of Research at Evaluation Associates, an investment consulting firm. His earlier career includes senior level positions in corporate treasury with Young & Rubicam, Cadbury Schweppes, Stauffer Chemical and Avon Products. Mr. Raver currently serves on a number of investment advisory boards.

R. Max Williamson, 70, has been a director since February 2006. Mr. Williamson’s career in the insurance industry began in 1962. Most recently, Mr. Williamson served as Chairman of the Board of Scottsdale Insurance Company, the fifth largest excess and surplus lines company in the United States, until his retirement in December of 2005. He served as President of Scottsdale Insurance Company from 1995 to 2005. He began his career with Travelers Insurance Company, where he served as Commercial Property & Casualty District Manager in various locations. Mr. Williamson, a Chartered Property Casualty Underwriter, is a graduate of Bowling Green State University and has served as President of its Board of Trustees Alumni Organization. He has also served on the boards of the Griffith Foundation for Insurance Education, the National Association of Professional Surplus Lines Offices (NAPSLO), the Derek Hughes NAPSLO Educational Foundation, the Scottsdale Cultural Arts Council and Valley of the Sun United Way. He currently serves on the Foundation Board of Bowling Green State University.

Class II: Term Expires at the 2010 Annual General Meeting

John T. Baily, 64, has been a director since August 2003. Mr. Baily was formerly President of Swiss Re Capital Partners, where he worked from 1999 to 2002. Prior to joining Swiss Re, Mr. Baily was a partner at PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for 23 years, serving as the head of the Coopers & Lybrand Insurance Practice Group for 13 years. Mr. Baily also serves on the boards of directors of Erie Indemnity Company, NYMAGIC, Inc., RLI Corp. and Albright College. A graduate of both Albright College (BA, Economics) and the University of Chicago (MBA), Mr. Baily is a CPA and has served on the board of Coopers & Lybrand and as Chairman of the AICPA Insurance Companies Committee.

Norman Barham, 66, has been a director since August 2004. Mr. Barham was Vice Chairman and President of Global Operations of Marsh, Inc., the largest diversified insurance brokerage and risk management services company in the world, from 1997 to 2000. Prior to joining Marsh, Inc., Mr. Barham held numerous senior management roles in various parts of Johnson & Higgins from 1975 to 1997, prior to the merger of Johnson & Higgins and Marsh & McLennan Companies, including President, Chief Technical Officer and Head of Global Property Insurance. Mr. Barham currently serves on the board of directors of Queens College and Coral Insurance Company.

Galen R. Barnes, 61, has been a director since May 2004. Mr. Barnes was formerly President and Chief Operating Officer of Nationwide Mutual Insurance, where he worked from 1975 to 2003. Mr. Barnes held numerous senior and general management roles in various parts of the Nationwide organization, having previously been President of Nationwide Property and Casualty Affiliates, and President and Chief Operating Officer of Wausau Insurance. Mr. Barnes has also served on the board or committees for the Insurance Services Office, the Alliance of American Insurers, National Council on Compensation Insurance, and as a member of the Property and Casualty CEO Roundtable. Mr. Barnes received his Fellowship in the Casualty Actuarial Society in 1977. He serves as a board member of unaffiliated World Financial Capital Bank of Salt Lake City, Utah. His voluntary directorships include the James Cancer Hospital of Columbus, Ohio, Ohio Dominican University and the Self Insurance Board of the Ohio State University.

Therese M. Vaughan, 51, has been a director since August 2005. Dr. Vaughan became the Robb B. Kelley Distinguished Professor of Insurance and Actuarial Science at Drake University in Des Moines, Iowa in January 2005, after serving as Iowa Insurance Commissioner from 1994 to 2004. During her tenure as Iowa Insurance Commissioner, Dr. Vaughan was an active member of the National Association of Insurance Commissioners (NAIC), serving as President in 2002. She led a number of key initiatives at the NAIC, including the development of NAIC’s response to the terrorism events of 2001. Prior to becoming the Iowa Insurance Commissioner, Dr. Vaughan was the Director of The Insurance Center at Drake University from 1988 to 1994, and served as a consultant in the risk management and casualty division of Tillinghast from 1987 to 1988. Dr. Vaughan earned a Ph.D. in risk and insurance at the Wharton School of the University of Pennsylvania and is an Associate of the Society of Actuaries, an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. She is President-Elect of the American Risk and Insurance Association and is a director of the Principal Financial Group and a member of its Audit Committee.

Lead Director

In November 2006, the independent directors of the Board designated William H. Bolinder as its Lead Director. The Lead Director’s responsibilities are to:

•	preside at all executive sessions of the independent directors;

•	act as a liaison between the Chairman and Chief Executive Officer and the independent directors;

•	assist the Chairman and Chief Executive Officer in setting the Board agenda and the frequency of meetings;

•	communicate Board member feedback to the Chairman and Chief Executive Officer (other than the annual Chief Executive Officer performance evaluation, which remains the responsibility of the chairman of the Compensation Committee);

•	be available to respond to shareholder inquiries in the event the Chairman is unable to do so; and

•	perform such other duties as are requested by the Board.

If re-elected, Mr. Bolinder is to serve as Lead Director until the 2009 Annual General Meeting or his earlier resignation or removal.

Committees of the Board of Directors

The Board of Directors presently has the following standing committees: Audit, Compensation, Investment, Nominating and Corporate Governance, and Risk and Underwriting. Except for the Investment Committee and the Risk and Underwriting Committee, on which Mr. Carlsen serves, each of the standing committees of the Board of Directors is comprised entirely of independent directors, as determined by the Board of Directors in accordance with New York Stock Exchange corporate governance rules (the ‘‘NYSE Corporate Governance Standards’’). Each of the standing committees operates under a written charter adopted by the Board of Directors which is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary.

Below is a description of the composition, activities and meeting information of each of the standing committees of the Board of Directors:

Audit Committee.    The Audit Committee currently is comprised of Messrs. Baily, Raver, Spass and Dr. Vaughan and is chaired by Mr. Baily. In addition, Mr. Williamson served on the Audit Committee during 2007. The Board of Directors has determined that Mr. Baily is an ‘‘audit committee financial expert’’ as defined under the rules of the U.S. Securities and Exchange Commission (the ‘‘SEC’’). The Audit Committee (i) reviews internal and external audit plans and findings, (ii) reviews accounting policies and controls, (iii) recommends the annual appointment of auditors,

(iv) reviews risk management processes and (v) pre-approves the Company’s independent auditors’ audit and non-audit services. The Audit Committee operates under a written charter adopted by the Board of Directors, which available on the Company’s website at www.endurance.bm. Click on ‘‘Investor Relations,’’ then click on ‘‘Corporate Governance’’ and then ‘‘Audit Committee Charter.’’ The Audit Committee held four meetings during 2007.

Mr. Baily serves as the Chairman of the Audit Committee as well as the chairman of the audit committees of two other publicly traded companies and is a member of an additional public company audit committee. Pursuant to the terms of the Audit Committee Charter and the regulations of the New York Stock Exchange, at its meeting on February 13, 2008, the Board of Directors determined that Mr. Baily’s simultaneous service on multiple audit committees would not impair his ability to effectively serve on and act as chairman of the Audit Committee.

Compensation Committee.    The Compensation Committee currently is comprised of Messrs. Bailar, Barham, O’Neill, Perry and Spass and is chaired by Mr. O’Neill. The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. The Compensation Committee held four meetings during 2007.

Investment Committee.    The Investment Committee currently is comprised of Messrs. Baily, Carlsen, O’Neill, Perry and Raver and is chaired by Mr. Perry. The Investment Committee establishes investment guidelines and supervises the Company’s investment activity. The Investment Committee regularly monitors the Company’s overall investment results, reviews compliance with the Company’s investment objectives and guidelines, and ultimately reports the overall investment results to the Board of Directors. The Investment Committee held four meetings during 2007.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently is comprised of Messrs. Barnes, Bolinder, Perry and Spass and Dr. Vaughan and is chaired by Dr. Vaughan. The Nominating and Corporate Governance Committee nominates candidates for positions on the Board of Directors and establishes and maintains the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held four meetings during 2007.

Risk and Underwriting Committee.    The Risk and Underwriting Committee currently is comprised of Messrs. Bailar, Barham, Barnes, Bolinder, Carlsen and Williamson and is chaired by Mr. Bolinder. The Risk and Underwriting Committee oversees the Company’s underwriting policies and approves any exceptions thereto. The Risk and Underwriting Committee held four meetings during 2007.

Director Nominee Process

In connection with each Annual General Meeting, and at such other times as it may become necessary to fill one or more seats on the Board of Directors, the Nominating and Corporate Governance Committee will consider in a timely fashion potential candidates for director that have been recommended by the Company’s Directors, Chief Executive Officer (the ‘‘CEO’’), other members of senior management and shareholders. The procedures for submitting shareholder nominations of individuals for election at the 2008 Annual General Meeting are explained below. The Nominating and Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential director candidates for its consideration. The Nominating and Corporate Governance Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. During this process, the Nominating and Corporate Governance Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the CEO and other members of senior management. Interviews of potential candidates for nomination are conducted by members of the Nominating and Corporate Governance Committee, other outside Directors, the CEO and other members of senior management. The final candidate(s) are nominated by the Board of Directors for election by the shareholders or named by the Board of Directors to fill a vacancy.

Shareholders of the Company wishing to nominate one or more individuals for election as directors must provide written notice to the Company at its registered office: Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Such notice of nomination for the 2008 Annual General Meeting of Shareholders must be received by the Company not later than December 1, 2008 and not earlier than November 1, 2008. Submissions should include:

(i)	the name and address, as it appears in the register of shareholders, of the shareholder who intends to make such nomination;

(ii)	a representation that the shareholder is a holder of record of shares entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination;

(iii)	the class and number of shares which are held by the shareholder;

(iv)	the name and address of each individual to be nominated;

(v)	any information relevant to a determination of whether the recommended candidate meets the criteria for Board of Directors membership described below;

(vi)	any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred;

(vii)	all other information relating to the recommended candidate that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act including, without limitation, information regarding (1) the recommended candidate’s business experience, (2) the class and number of shares of capital stock of the Company, if any, that are beneficially owned by the recommended candidate and (3) material relationships or transactions, if any, between the recommended candidate and the Company’s management;

(viii)	a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder;

(ix)	a description of all material personal and business relationships between the shareholder and any such nominee during the preceding ten (10) years;

(x)	such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

(xi)	if the recommending shareholder(s) has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the SEC’s rules;

(xii)	the signed consent of any such nominee to serve as a Director, if so elected; and

(xiii)	the certification of any such nominee as to the accuracy and completeness of the information provided in such submission.

Director Qualifications

The Nominating and Corporate Governance Committee seeks candidates for the Board of Directors who possess personal characteristics consistent with those who:

•	have demonstrated high ethical standards and integrity in their personal and professional dealings;

•	possess high intelligence and wisdom;

•	are financially literate (i.e., who know how to read a balance sheet, an income statement, and a cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance);

•	ask for and use information to make informed judgments and assessments;

•	approach others assertively, responsibly, and supportively, and who are willing to raise tough questions in a manner that encourages open discussion; and/or

•	have a history of achievements that reflect high standards for themselves and others, while retaining the flexibility to select those candidates whom it believes will best contribute to the overall performance of the Board of Directors.

In addition, the Nominating and Corporate Governance Committee seeks candidates who will contribute specific knowledge, expertise or skills, in order to create a diversified and well rounded Board of Directors. The Nominating and Corporate Governance Committee therefore seeks candidates for the Board of Directors who have one or more of the following attributes:

•	a record of making good business decisions;

•	an understanding of management ‘‘best practices’’;

•	relevant industry-specific or other specialized knowledge;

•	a history of motivating high-performing talent; and

•	the skills and experience to provide strategic and management oversight, and to help maximize the long-term value of the Company for its shareholders.

In evaluating any potential candidate, the Nominating and Corporate Governance Committee also considers independence and potential conflicts issues with respect to directors standing for re-election and other potential nominees, and whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all shareholders. In addition, the Nominating and Corporate Governance Committee takes into account the candidates’ current occupations and the number of other boards of directors on which they serve in determining whether they would have the ability to devote sufficient time to carry out their duties as directors.

In the case of current directors being considered for renomination, the Nominating and Corporate Governance Committee will also consider the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Company has adopted Corporate Governance Guidelines to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the Company’s shareholders. The Company’s Corporate Governance Guidelines outline the responsibilities, operations, qualifications and composition of the Board of Directors and embody many of our practices, policies and procedures, which are the foundation of our commitment to the highest standards of corporate governance. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee, and revised as necessary to continue to reflect improvements in our corporate governance standards.

The Board of Directors has adopted a Code of Business Conduct and Ethics that outlines the principles, policies and laws that govern the activities of the Company and its employees, directors, and consultants and establishes guidelines for professional conduct in the workplace. Every employee is required to read and follow the Code of Business Conduct and Ethics. Any required amendment to, or waivers of, a provision of the Code of Business Conduct and Ethics for our directors and executive officers may be made only by our Board of Directors or the Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders in accordance with the listing standards of the New York Stock Exchange and the rules and regulations of the SEC.

Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.endurance.bm. Click on ‘‘Investor Relations,’’ then click on ‘‘Corporate Governance’’ and then ‘‘Corporate Governance Guidelines’’ or ‘‘Code of Business Conduct and Ethics.’’

On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, the Chairman of the Audit Committee and the Company’s General Counsel are charged with resolving any conflict of interest involving any member of the Board or employee of the Company. In addition, we require that each employee of the Company certify annually their compliance with the Company’s Code of Business Conduct and Ethics.

Board of Director and Committee Designations under the Amended and Restated Shareholders Agreement

Pursuant to the terms of the Company’s amended and restated shareholders agreement, Perry Capital, one of the Company’s founding investors, has designated Richard C. Perry, the President and Chief Executive Officer of Perry Capital to the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Perry has subsequently been elected as a director and serves as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and as the Chairman of the Investment Committee of the Board of Directors.

Communication with Directors

Shareholders and other interested parties may contact any Endurance director, including non-management directors, by writing to them at Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. You may report complaints about Endurance’s accounting, internal accounting controls or auditing matters or communicate any other comments, questions or concerns. Complaints relating to Endurance’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All comments, complaints and concerns will be received and processed by Endurance’s Secretary.

Attendance at Meetings by Directors

The Board of Directors conducts its business through its meetings and meetings of its committees. Each director is expected to attend each of the Company’s regularly scheduled meetings of the Board of Directors and its constituent committees on which that director serves and the Company’s Annual General Meeting of Shareholders. Four meetings of the Board of Directors were held in 2007. All of the Company’s directors during 2007 attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings of the committees on which they served, other than Mr. Spass. Mr. Spass attended 100% of the meetings of the Board of Directors and less than 75% of the meetings of committees on which he served. Eleven of the thirteen continuing directors attended the Company’s 2007 Annual General Meeting of Shareholders.

Director Independence

Under the NYSE Corporate Governance Standards, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Corporate Governance Standards and if the Board of Directors has affirmatively determined that the Director has no material relationship with the Company, either directly or as a shareholder, officer or employee of an organization that has a relationship with the Company that meets the standards as set forth by the NYSE and the Company. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Categorical Standards.    To assist it in making its independence determinations, the Board of Directors has adopted categorical standards as set forth in the NYSE Corporate Governance

Standards that it applies in determining the independence of each director. The Board of Directors also makes its determinations based on all relevant facts and circumstances. These categorical standards used in making determinations of independence state that:

1.	A director who is an employee, or whose immediate family member is an executive officer, of the Company or its affiliates is not independent until three years after the end of such employment relationship.

2.	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

3.	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or its affiliates is not ‘‘independent’’ until three years after the end of the affiliation or the employment or auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not ‘‘independent’’ until three years after the end of such service or the employment relationship.

5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not ‘‘independent’’ until three years after falling below such threshold.

Independence Determination.    The Board of Directors has determined, in accordance with the NYSE Corporate Governance Standards, that all of the members of the Board of Directors and nominees for director, other than Steven W. Carlsen and Kenneth J. LeStrange, are independent and have no material relationships with the Company.

Compensation of Directors

During 2007, the Company provided its non-employee directors with the following cash compensation:

•	A base annual retainer fee of $55,000 per annum;

•	An additional retainer fee of $5,000 per annum for the Chairpersons of committees (other than the Chairperson of the Audit Committee);

•	An additional retainer fee of $15,000 per annum for the Chairperson of the Audit Committee;

•	An additional retainer fee of $30,000 per annum for the Lead Director; and

•	Reimbursement for usual and customary travel expenses.

In addition to cash compensation, the Company delivers to its non-employee directors on the date of each Annual General Meeting equity incentive compensation in the form of either 5,000 stock options or 1,750 restricted shares or restricted share units. Restricted shares granted to non-employee directors in 2007 were issued under the Company’s 2007 Equity Incentive Plan. The restricted shares granted to non-employee directors will vest on the one year anniversary of the grant date and accrue dividends during the one year restricted period. The Company is proposing in this proxy statement the amendment of the 2007 Equity Incentive Plan to provide for greater certainty in the value of equity incentives granted each year to non-employee directors. See ‘‘Proposal No. 4 — Adoption of

Proposed Amendment to 2007 Equity Incentive Plan.’’ If this proposal is adopted at the Annual General Meeting, the non-employee directors may each receive more or less than 1,750 restricted shares or 5,000 stock options on May 15, 2008, based upon the value of the Company’s ordinary shares on May 15, 2008. The Compensation Committee has not yet determined whether this grant will take the form of restricted shares or stock options.

Mr. LeStrange, a director who is also an employee of the Company, receives no additional compensation for his service as a director of the Company.

In connection with his departure from the employ of the Company, on June 1, 2006 Mr. Carlsen entered into a consulting agreement with the Company (the ‘‘Consulting Agreement’’). The Consulting Agreement provides for Mr. Carlsen to provide his advice in connection with certain underwriting matters within the Company. Mr. Carlsen receives from the Company an annual consulting fee of $258,000, plus a potential supplemental annual payment based upon his performance under the Consulting Agreement and as determined in the Company’s sole discretion. The Company determined to make on March 15, 2008 a supplemental annual payment of $130,000 to Mr. Carlsen in respect of his performance in 2007. In 2007, the Company made a supplemental payment of $300,000 to Mr. Carlsen in respect of his performance in 2006. The Consulting Agreement expires on June 1, 2008 and may be terminated earlier by either party upon 60 days notice or immediately upon Mr. Carlsen’s death or disability. Mr. Carlsen is bound by non-competition and non-solicitation obligations in the Consulting Agreement which apply during the term of the Consulting Agreement and for a two year period after its termination.

The following table sets forth, for the year ended December 31, 2007 the compensation for services to the Company by each of its non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Gregor S. Bailar	55,000	43,237	—	—	—	—	98,237
John T. Baily	70,000	43,237	—	—	—	—	113,237
Norman Barham	55,000	43,237	—	—	—	—	98,237
Galen R. Barnes	55,000	43,237	—	—	—	—	98,237
William H. Bolinder	90,000	43,237	—	—	—	—	133,237
Steven W. Carlsen	55,000	152,226	—	—	—	389,750	596,976
Brendan R. O’Neill	60,000	43,237	—	—	—	—	103,237
Richard C. Perry	60,000	43,237	—	—	—	—	103,237
William J. Raver	55,000	43,237	—	—	—	—	98,237
Robert A. Spass	55,000	43,237	—	—	—	—	98,237
Therese M. Vaughan	60,000	43,237	—	—	—	—	103,237
R. Max Williamson	55,000	43,237	—	—	—	—	98,237

(1)	The non-employee directors of the Company at the time of the 2007 Annual General Meeting of Shareholders held in May 2007 each received 1,750 restricted shares, a portion of the value of which was expensed by the Company under SFAS 123R in 2007. The 1,750 restricted shares will vest and become unrestricted ordinary shares on May 9, 2008. As of December 31, 2007, each of the non-employee directors (other than Mr. Carlsen) had 1,750 unvested restricted shares outstanding. Dividends paid on the restricted shares are included in the All Other Compensation column. As of December 31, 2007, Mr. Carlsen had the following unvested restricted shares and restricted share units outstanding.

Grant Date	Award Type	Number of Stock Awards Outstanding	2007 SFAS 123R Expense of Stock Awards ($)
7/1/2006	Restricted Share Unit	6,753	(A	)
9/30/2006	Restricted Share Unit	621	$14,598
12/30/2006	Restricted Share Unit	598	$17,500
3/31/2007	Restricted Share Unit	612	$16,405
5/9/07	Restricted Share	1,750	$43,239
6/30/2007	Restricted Share Unit	547	$14,601
9/28/07 (B)	Restricted Share	21,126	$112,502
9/30/2007	Restricted Share Unit	527	$3,649
12/31/2007	Restricted Share Unit	520	(C	)

(A)	The award made on July 1, 2006 was not expensed under SFAS 123R since this grant was used in connection with the modification of outstanding options in order to be compliant with Section 409A of the Internal Revenue Code and the regulations promulgated by the U.S. Internal Revenue Service under Section 409A.
(B)	On the grant date noted, Mr. Carlsen exchanged outstanding restricted share units for restricted shares. The new restricted shares have substantially the same terms and fair value as the restricted share units just prior to the exchange. No additional SFAS 123R expense resulted from this exchange. The 2007 SFAS 123R expense included above represents the continued recognition of expense consistent with the original grant. See Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for additional information on this exchange.
(C)	No expense under SFAS 123R was attributed to this grant, as the grant was made on the last business day of the year of grant.

For additional information regarding the assumptions used by the Company in calculating these amounts, see Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	No stock options were granted by the Company to directors in 2007. As of December 31, 2007, the following stock option awards had been issued to non-employee directors and remained outstanding. All of the following stock option awards have vested and are fully exercisable.

Name	Grant Date	Number of Option Awards Outstanding	2007 SFAS 123R Expense of Option Awards ($)
John T. Baily	May 5, 2004	5,000	—
Galen R. Barnes	May 5, 2004	5,000	—
William H. Bolinder	February 25, 2003	5,000	—
	May 5, 2004	5,000	—
Steven W. Carlsen*	December 17, 2001	97,637	—
Richard C. Perry**	February 25, 2003	5,000	—
	May 5, 2004	5,000	—

*	All of Mr. Carlsen’s stock options were granted while he was an employee of the Company. Mr. Carlsen has not received any new stock options since he has joined the Board.
**	Includes 7,300 stock options held by Perry Partners International, Inc. and 2,700 stock options held by Perry Partners, L.P. Perry Corp., which is a registered investment advisor under the Investment Advisors Act of 1940, and Richard Perry have voting and investment power with respect to the foregoing securities, but each disclaims beneficial ownership of such securities (except to the extent of any pecuniary interest therein).

(3)	Directors are reimbursed for out of pocket expenses incurred in connection with their services to the Company. Each director also received dividends on the restricted shares On June 1, 2006, Mr. Carlsen entered into a Consulting Agreement with the Company, which provides for Mr. Carlsen to receive an annual consulting fee of $258,000 per annum, plus a potential supplemental annual payment based upon his performance under the Consulting Agreement and as determined in the Company’s sole discretion. The Company determined to make on March 15, 2008 a supplemental annual payment of $130,000 to Mr. Carlsen in respect of his performance in 2007. In 2007, the Company made a supplemental payment of $300,000 to Mr. Carlsen in respect of his performance in 2006.

At a meeting in February 2008, the Compensation Committee of the Board of Directors, following a review and consultation with an outside advisor and Company management, increased the annual retainer payable to non-employee directors from $55,000 to $70,000 per annum, increased the Audit Committee Chairman’s retainer from $15,000 to $17,500 and increased the other Committee Chairpersons’ retainers from $5,000 to $7,500. No change was made to the Lead Director’s retainer of $30,000. The changes in the retainers payable to the Company’s non-employee directors are effective in 2008.

The Compensation Committee believes the changes in the non-employee directors’ compensation are essential to ensure the continued ability to attract individuals having the necessary qualifications and skills to serve as non-employee directors of the Company. The retainer increases were the first compensation increases for the Company’s non-employee directors since 2005 and brought each non-employee director’s total compensation up to the median non-employee director compensation of the Company’s peers.

The retainer increases for the non-employee directors were joined by an increase in the Company’s share ownership requirements for non-employee directors from 3 to 5 times the annual cash retainer and the proposed amendment to the 2007 Equity Incentive Plan to fix at $70,000 the value of annual restricted share or option grants to non-employee directors. See ‘‘Proposal No. 4 — Adoption of Proposed Amendment to 2007 Equity Incentive Plan.’’

MANAGEMENT

Biographies of the current executive officers of the Company are set forth below.

Michael E. Angelina, 41, joined Endurance as its Chief Actuary in June 2005. Mr. Angelina is an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Angelina graduated from Drexel University with a B.S. in Mathematics and began his actuarial career with CIGNA in the workers compensation and actuarial research units. Mr. Angelina then joined Tillinghast in 1988 where he participated in the development of Tillinghast’s excess of loss pricing system and its Global Loss Distributions initiative, as well as numerous client assignments, with a focus on reinsurance companies. Mr. Angelina worked for one year for Reliance Reinsurance Corp. as a Vice President and Actuary prior to returning to Tillinghast in 2000. Mr. Angelina is the co-author of Tillinghast’s industry-wide asbestos actuarial study and participated in the development of the 2003 FAIR Act (proposed Federal asbestos legislation).

Thomas D. Bell, 53, has been Executive Vice President of Endurance since January 2008. From February 2007 until January 2008, Mr. Bell was an Executive Vice President of Endurance U.S. Holdings Corp. and previously served from December 2004 until February 2007 as President of Endurance Bermuda from March 2003 until December 2004 and Executive Vice President, Reinsurance Operations of Endurance Bermuda from December 2001 until March 2003. Prior to joining the Company, Mr. Bell spent a total of 21 years at American Re Corporation beginning in 1978, where he was most recently Senior Vice President responsible for the Regional Middle Markets Marketing Group. During this time, he also held various posts within American Re, ranging from property, casualty and ocean marine treaty and facultative underwriter to Senior Vice President and Eastern Region Manager. From 1984 to 1986, he served as a property underwriter at North American Re Insurance Company and with the Hartford Insurance Company in various underwriting capacities from 1973 to 1978. Mr. Bell received a BBA in 1977 from what is now St. John’s University’s Peter J. Tobin College of Business, School of Risk Management and has completed several Executive Education Programs at the Wharton School of the University of Pennsylvania.

David S. Cash, 43, has been Chief Underwriting Officer of Endurance since December 2005. Previously, Mr. Cash was President of Endurance Bermuda from December 2004 to December 2005 and the Company’s Chief Actuary/Chief Risk Officer from December 2001 to June 2005. Mr. Cash joined the Company from Centre Solutions Ltd. in Bermuda where he was a Vice President focused on structured finance and insurance programs since 1996. Mr. Cash was a member of the board of directors of Centre Life Finance, Centre Solutions’ senior settlement financing company. From 1993 to 1996, Mr. Cash was Vice President and Underwriter at Zurich Re Centre. Prior to Zurich Re, Mr. Cash served as a consulting actuary at Tillinghast-Towers Perrin in New York. Mr. Cash received an Msc. in mathematics from Oxford University, which he attended as a Rhodes Scholar. Mr. Cash is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries and is a native of Bermuda.

John V. Del Col, 46, has been the Company’s General Counsel and Secretary since January 2003 and Executive Vice President, Acquisitions since February 2007. From October 1999 until January 2003, Mr. Del Col served as Executive Vice President, General Counsel, and Secretary of Trenwick Group Ltd. and its predecessor company, Trenwick Group Inc., a property and casualty reinsurer. Mr. Del Col was Vice President, General Counsel, and Secretary of Chartwell Re Corporation, a property and casualty reinsurer, from January 1998 until its merger with and into Trenwick Group Inc. in October 1999. From July 1994 until December 1997, Mr. Del Col was the Deputy General Counsel and Assistant Secretary at MeesPierson Holdings Inc., a Dutch merchant bank. From November 1991 until July 1994, Mr. Del Col was an associate in the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. Prior thereto, Mr. Del Col was an associate in the law firm of Sullivan & Cromwell.

Michael P. Fujii, 53, has been President and Chief Executive Officer, Worldwide Insurance since February 2007 and President and Chief Executive Officer of Endurance’s U.S. Insurance Operations since October 2004. Mr. Fujii has focused the past 30 years in the specialty lines property and casualty insurance industry. Prior to joining Endurance, he served as President and CEO of Great American

Custom Insurance Services, Inc. from 1992 to 2004. Prior to that, he spent eleven years with the CIGNA Insurance Companies, serving as President of CIGNA Excess & Surplus Insurance Co. and earlier as Vice President and Chief Financial Officer of CIGNA’s Excess & Surplus Division. A graduate of Loyola University, Los Angeles, California, Mr. Fujii is a member of the American Institute of Certified Public Accountants and the California Society of CPAs.

Daniel M. Izard, 63, has been Chief Operating Officer of Endurance since February 2007 and President of Endurance Bermuda since December 2005. Mr. Izard joined Endurance in 2002 and has served as head of Endurance Bermuda’s Aviation Underwriting Department and, most recently, as the Chief Operating Officer of Endurance Bermuda. Prior to joining Endurance, Mr. Izard served for 14 years as President and Chief Executive Officer of Associated Aviation Underwriters, Inc. (AAU), a managing general underwriter owned by Chubb and CNA. Mr. Izard held numerous positions within AAU including Director of Reinsurance, Senior VP/Director of National Accounts, and Executive VP and Chief Operating Officer. He has also served as President of the London-based International Union of Aviation Insurers, and as Chairman of the Associate Member Advisory Council and member of the Board of Directors of the National Business Aviation Association. Mr. Izard began his aviation career as a pilot and officer in the U.S. Air Force. Mr. Izard is currently a Trustee of Embry-Riddle Aeronautical University and a member of the Board of Directors of Duncan Aviation, Inc. In 1994, he received the Flight Safety Foundation’s Business Aviation Meritorious Award. Mr. Izard received his degree from the University of Illinois, where he graduated with honors.

William M. Jewett, 50, has been President and Chief Executive Officer, Worldwide Reinsurance since February 2007 and has been President of Endurance Reinsurance Corporation of America since January 2004. Mr. Jewett joined the Company in December 2002 from Converium Reinsurance (North America) where he was Chief Underwriter of Risk Strategies, the non-traditional reinsurance underwriting division. He had responsibility for the underwriting, marketing, planning and overall management of Converium’s non-traditional reinsurance business. While at Converium, Mr. Jewett also had responsibility for general casualty and workers’ compensation treaty underwriting, and was a member of the company’s board of directors. Prior to Converium, Mr. Jewett was responsible for underwriting and marketing in the U.S. for Centre Reinsurance Company of New York. He started his career at Prudential Re, and spent eight years in management at NAC Re, where he served as Vice President and Manager of the Casualty Treaty department. Mr. Jewett holds an A.B., magna cum laude, from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Kenneth J. LeStrange, 50, has been the Company’s Chairman, President and Chief Executive Officer since its formation in 2001. Mr. LeStrange’s biographical information is included above under ‘‘Board of Directors — Information Concerning Continuing Directors — Class I: Term Expires at the 2009 Annual General Meeting.

Michael J. McGuire, 35, has been Chief Financial Officer since January 2006. Mr. McGuire joined Endurance in 2003 to lead its external reporting, treasury and Sarbanes-Oxley compliance initiatives. Mr. McGuire came to Endurance from Deloitte & Touche LLP where he spent over nine years working in a variety of audit and advisory roles in the United States, Bermuda and Europe. In his most recent role at Deloitte & Touche, Mr. McGuire served as a senior manager in their merger and acquisition advisory practice, providing transaction accounting, structuring and due diligence services to private equity and strategic investors. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

John L. O’Connor, 45, has been President and Chief Operating Officer of Endurance Services Ltd. since October 2004. Mr. O’Connor came to Endurance with nearly 20 years of consulting and public accounting experience, most recently as a Partner in Accenture’s Financial Services Practice, responsible for Insurance Solutions in North America, including underwriting, claims, policy management, reinsurance, billing and other related solutions. Mr. O’Connor joined Arthur Andersen, Accenture’s former parent organization, in 1985, as an auditor. A graduate of Fairfield University (BS, Accounting), Mr. O’Connor is a Certified Public Accountant and a Fellow of the Life Management Institute.

Mark Silverstein, 45, has been Chief Investment Officer of Endurance Services since August 2005. Mr. Silverstein has 20 years of professional experience in investments, and has focused on fixed income investments throughout his career. He began his career in 1985 in Fixed Income Research with Credit Suisse First Boston. In 1991, Mr. Silverstein joined BEA Associates, an investment firm, as Vice President, Fixed Income Portfolio Manager. BEA was later acquired by Credit Suisse Asset Management, where Mr. Silverstein became Managing Director, Fixed Income Portfolio Manager. His responsibilities included managing U.S. and global core fixed income portfolios with $4.5 billion in assets. Most recently, Mr. Silverstein was an Executive Vice president at XL Investment Management (USA), LLC. In this capacity, he led the Structured and Spread Asset Group, which manages $13 billion in assets. Mr. Silverstein holds a B.S. in Urban Studies from Cornell University and an M.B.A. in Finance from the University of Chicago.

 COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Company’s Compensation Programs

The Company’s compensation policies are designed with the goal of maximizing shareholder value over the long term. In order to accomplish this objective, the Company believes that it must attract, motivate and retain the talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, the Compensation Committee has based its compensation program for the Company’s employees on the following principles:

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

•	Compensation should be based on the level of job responsibility. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance, because they are more likely to affect the Company’s results. In addition, a greater portion of more senior employees’ pay should be variable (such as annual incentive and equity incentive compensation) rather than fixed (such as base salary).

•	Compensation should reward performance. Top tier individual and Company performance, measured on both an absolute and relative basis, should result in top-tier compensation. Where individual and/or Company performance lags absolute and relative objectives, compensation should deliver lower-tier compensation.

•	Compensation should be linked to achievement. To be effective, the Company’s compensation program should enable employees to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its performance goals.

•	Compensation should foster the long-term focus required for success in the insurance and reinsurance industries. Employees at higher levels in the Company receive an increasing proportion of their compensation in the form of equity incentives which vest over time because they are in a position to have a greater influence on longer-term results.

The Company’s Compensation Process

The Company’s compensation policies are set by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised exclusively of independent members of the Board of Directors. To assist the Compensation Committee in accomplishing its goals, the Compensation Committee has regularly engaged an independent executive compensation consulting firm, which is directly accountable to the Compensation Committee.

The Compensation Committee met in executive session in February 2008 to review the Company’s performance and the performance of the President and Chief Executive Officer and the Company’s other senior executives, including the executive officers named in the Summary Compensation Table below (collectively, the ‘‘Named Executive Officers’’). The Compensation Committee advised the Board of Directors with respect to all compensation determinations for these executives. Further, the Compensation Committee regularly updates the Board on key compensation matters.

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	Establishment of Company and Individual Objectives. The Compensation Committee believes the establishment of clear and measurable objectives for the Company and its individual employees is of paramount importance in the creation of a compensation program which meets the goal of maximizing shareholder value over the long term. To that end, the Compensation Committee establishes at the beginning of each year a set of financial targets, including a return on average equity target, based upon the Company’s budget and financial plan presented to and approved by the Board. In addition, the Compensation Committee creates with the Chief Executive Officer a set of specific individual job objectives for the upcoming year designed to facilitate the Company meeting its budgeted financial targets. In turn, the Chief Executive Officer utilizes the individual job objectives established by the Compensation Committee for the purpose of creating the individual job objectives for the executives who report to the Chief Executive Officer — a process which is then repeated throughout the organization. By linking compensation to clear and measurable Company and individual objectives shared by each employee in the Company, the Compensation Committee endeavors to establish the Company’s compensation program as a forward-looking incentive program which elicits the desired and coordinated efforts of the Company’s management and employees, rather than a backward-looking rewards program, with no effective link to the desired behaviors of the Company’s management and employees.

•	Assessment of Company Performance. At the end of each year, the Compensation Committee assesses the Company’s performance against its corporate objectives. In order to assess the Company’s performance over the past year, the Compensation Committee reviews both the Company’s absolute and relative performance.

•	Absolute Company Performance. The Compensation Committee considers the Company’s performance over the past year, relative to the Company’s budget presented to the Board at the commencement of the year. The Compensation Committee reviews all aspects of the Company’s actual performance versus budget, with particular emphasis on the Company’s actual versus budgeted return on average equity.

•	Relative Company Performance. The Compensation Committee also reviews the Company’s performance over the past year relative to a peer group of Bermuda-based insurance and reinsurance companies. The companies included in the peer group considered by the Compensation Committee are:

• Allied World Assurance Company Limited	• Montpelier Re Holdings Ltd.
• Arch Capital Group Ltd.	• PartnerRe Ltd.
• Axis Capital Holdings Limited	• Platinum Underwriters Holdings, Ltd.
• Everest Re Group, Ltd.	• RenaissanceRe Holdings Ltd.
• IPC Holdings, Ltd.	• Transatlantic Holdings, Inc.
• Max Re Capital Ltd.

The Compensation Committee measures the relative operating return on average equity of the Company and its peers, believing that operating return on average equity represents the most effective measurement of performance in the business in which the Company operates.

In determining the Company’s overall performance, the Compensation Committee ascribes a 65% weight to the Company’s absolute performance versus budget and a 35% weight to the Company’s performance relative to its peers, but reserves the right to adjust the performance weighting and to take into account alternative measures of Company performance for a given year.

•	Assessment of Individual Performance. At the conclusion of each year, the non-management directors complete a written evaluation of the Chief Executive Officer’s performance for the past year. The written evaluation includes an assessment of the Chief Executive Officer’s performance against his previously established performance objectives, as well as the Chief Executive Officer’s performance in respect of a set of core competencies identified as essential for executives occupying senior leadership positions within the Company. The written evaluation also includes an opportunity for director input on the Chief Executive Officer’s strengths and developmental needs. The results of the written evaluation are shared by the Board with the Chief Executive Officer. A similar written evaluation and review is utilized by the Chief Executive Officer for the senior executives and by managers for each other employee throughout the Company.

In determining the level of annual incentive compensation and salary merit increase, the Compensation Committee ascribes a variable weight to individual performance versus Company performance. The Compensation Committee believes that the more senior the executive is within the Company, the greater ability that executive has to influence the Company’s overall performance. The proportional split between individual performance and Company performance ranges from 100% individual performance for administrative level employees to 100% Company performance for the Company’s Chief Executive Officer. The Compensation Committee reserves the right to adjust the relative weighting of individual and Company performance and to take into account alternative measures of performance for a given year or for specific individuals, including the Chief Executive Officer.

•	Peer Compensation Comparison. The Compensation Committee believes proper execution of the Company’s strategic and tactical business plans requires employees who have the knowledge and talent which is unique to the specialized insurance and reinsurance business lines in which the Company participates and, as a result, the Company must compete with its peer companies for talent. In order to compare the Company’s compensation program to its peers, the Compensation Committee reviews publicly available peer group proxy data, as well as the data available from industry compensation surveys. The Compensation Committee compares compensation programs generally, as well as the compensation of individual executives to the extent sufficient data exists to make the comparison meaningful. The Compensation Committee utilizes peer group data primarily to ensure that the Company’s compensation program as a whole is competitive, meaning generally between the 35th and 65th percentile of comparative pay of the Company’s peers. To the extent sufficient competitive data is available, the Compensation Committee targets compensation for the Chief Executive Officer and senior executives during a year in which both the Company and individual have met or exceeded performance targets in the 65th percentile of comparative pay.

•	Total Compensation Review. The Compensation Committee reviews the base pay, annual incentive compensation, equity incentive compensation of the Chief Executive Officer and approximately 10 of the Company’s senior executives. In addition, the Compensation Committee reviews all other compensation elements, including non-equity incentive plan compensation, deferred compensation and perquisites for the Company’s Chief Executive Officer and the Company’s most senior executive officers. The Compensation Committee also reviews the Company’s contractual obligations to its senior executives in the event of a change in control of the Company or an employment termination event. Following its review of these compensation elements at its meeting in February 2008, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate.

Elements of the Company’s Compensation Program

The Company’s compensation program combines four elements: (i) base salary; (ii) annual incentive compensation; (iii) long-term incentive compensation in the form of equity compensation and (iv) a package of employee benefits. The following is a discussion of the Compensation Committee’s considerations in establishing each of the compensation components for the Company’s Named Executive Officers.

Base Salary.    Base salary is the guaranteed element of the Company’s compensation structure and is paid to its employees for ongoing performance throughout the year. Base salaries for the Company’s executives are targeted at the median of base salaries paid for similar positions at a comparative group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, specific job responsibilities and length of time in their current position. As used in this discussion, base salary refers to the annual base salary rate as of the end of the applicable year. In setting base salaries for 2007, the Compensation Committee considered the following factors:

•	The Company’s Merit Increase Budget. The Company’s overall budget for base salary increases for 2007 was determined based upon industry compensation surveys in the United States, Bermuda and the United Kingdom: the three primary markets in which the Company operates.

•	Internal Differences in Positions. The Company’s base salaries differ based upon job level occupied by a given employee and the seniority of the employee occupying that position.

•	Individual Performance. Salary increases for the Company’s employees may be greater than or less than the average budgeted salary increase based upon that employee’s individual performance during the year.

In connection with the execution of Mr. LeStrange’s employment agreement in 2007, the base salary for Mr. LeStrange, the Chief Executive Officer of the Company, increased from $900,000 per year to $1,000,000 per year for 2007. The increase in Mr. LeStrange’s base salary in 2007 was the first increase in his base salary since the inception of his employment with the Company in 2001. The average 2007 base salary for the Named Executive Officers other than Mr. LeStrange was $475,000, an increase of 8.3% from the average 2006 base salary for such Named Executive Officers. The increase in base salary from 2006 to 2007 for the Named Executive Officers included promotion-related base salary increases for certain of the Named Executive Officers.

Annual Incentive Compensation.    Annual incentive compensation is paid in March for the prior year’s performance and is based upon the Compensation Committee’s evaluation of the Company’s performance and each executive’s individual performance in the prior year. The annual incentive compensation opportunity for each employee has been previously established by the Compensation Committee based upon the level of seniority of that employee within the Company and does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. The Compensation Committee believes that the more senior an employee is within the Company, the greater amount of that employee’s compensation should be based upon the performance of the Company and the employee each year. The annual incentive compensation opportunity for each employee is determined based upon a set percentage of that employee’s base salary as of the end of the year in which the annual incentive compensation is earned. Mr. LeStrange’s annual incentive compensation opportunity range is 0% to 250% of his base salary. The Named Executive Officers, other than Mr. LeStrange, have an annual incentive compensation opportunity range from 0% up to 220%, that varies depending on the Named Executive Officer, of their base salary. The Compensation Committee has established a target annual incentive compensation payout equal to one-half of each Named Executive Officer’s maximum annual incentive compensation opportunity and equal to two thirds of each other employee’s maximum annual incentive compensation opportunity. In other words, Mr. LeStrange’s target annual incentive compensation payout is 125% of his base salary and the target annual incentive compensation payout for the Named Executive Officers, other than Mr. LeStrange, averages 102.5% of base salary. In the event the Company and the individual employee each meet the previously established performance goals, the Compensation Committee would be guided towards awarding to that employee the target annual incentive compensation, although the Compensation Committee reserves the right to adjust upward or downward annual incentive compensation payouts based upon other factors.

For 2007, the Company’s targeted operating return on average equity was 17% and the Company’s actual operating return on average equity was 23.8%. The Company’s 2007 actual return on average equity placed it in the 73rd percentile compared to its peers. The annual incentive compensation paid to Mr. LeStrange for 2007 was $2,100,000, or 210% of Mr. LeStrange’s base salary at the end of 2007. The average 2007 annual incentive compensation paid to the Named Executive Officers, other than Mr. LeStrange, was $845,550, or 178% of the average base salary at the end of 2007 for Named Executive Officers, other than Mr. LeStrange.

Equity Incentive Compensation.    The Compensation Committee believes the inclusion of equity incentive compensation in the Company’s compensation structure fosters the long-term perspective necessary when the ultimate profitability of the insurance or reinsurance underwritten by the Company may not be fully known for years. In addition, the Compensation Committee wishes to align the interests of the Company’s managers and employees with the Company’s owners to the greatest extent practicable. Finally, the delivery of compensation in the form of equity incentives, which potentially expire in the event of the departure of an executive from the employ of the Company, has the ability to retain valuable executive talent within the organization.

Equity incentive awards have traditionally been granted broadly and deeply within the organization. All grants of equity incentives have been approved by either the independent directors on the Board or the Compensation Committee. Authority to grant equity incentive awards to new hires is on occasion delegated by the Compensation Committee to the Chief Executive Officer. Any equity incentive awards so granted are subsequently ratified by either the independent directors on the Board or the Compensation Committee. Previously, the Company’s grants of equity incentive awards were made on the date of approval of the award by the Board or the Compensation Committee or, in the case of a newly hired employee, on the date of hire. In 2006, the Board established March 1, June 1, September 1 and December 1 as quarterly grant dates for equity awards approved by the Board’s independent directors or Compensation Committee during the previous three month period. Since the Company’s inception in 2001, the Compensation Committee has utilized three forms of equity incentive compensation: options, restricted share units and restricted shares.

•	Stock Options. Stock options align employee incentives with shareholders because options have value only if the share price increases over time. The Company issued stock options to its initial founding employees in 2001 and to newly hired employees in 2003 through 2004. The Company has not awarded stock options since 2004. The Company has only granted stock options with an exercise price equal to the closing share price on the date of grant. In addition, the Compensation Committee has not permitted repricing of stock options or the reissuance of stock options with lower exercise prices upon the tender of previously issued ordinary shares or stock options. The terms of certain stock options, however, do provide for an adjustment downward in the exercise price based upon the amount of dividends declared and paid by the Company during the period from the date of issuance of the option to the date of exercise of the option. Stock options previously granted by the Company became exercisable in five equal annual installments.

As of December 31, 2007, Mr. LeStrange had outstanding 1,094,092 stock options, all of which are vested and all of which expire on December 14, 2011. The other Named Executive Officers had outstanding an average of 79,815 stock options, all of which were vested and which expire between December 26, 2011 and April 7, 2013.

•	Restricted Share Units. The Company has granted restricted share units (‘‘RSUs’’) from time to time to new hires and the Company’s continuing executives and employees. In the past, the Compensation Committee has also elected to deliver to executives a fixed portion, ranging from 0% up to 50%, of each executive’s annual incentive compensation in the form of RSUs. Each RSU vests and becomes automatically exercised in three to five annual installments. Dividends paid on ordinary shares while the RSUs are outstanding are credited in the form of additional RSUs, which vest and are automatically exercised with the last annual installment of the RSU. The RSUs can be settled in ordinary shares, cash or a combination of ordinary shares and cash, at the discretion of the Compensation Committee at the time of settlement. RSUs are subject to forfeiture upon an employee’s departure from the Company.

In September of 2007, Mr. LeStrange and the other Named Executive Officers each exchanged all of their previously issued and outstanding RSUs (with the exception of RSUs issued in connection with outstanding options to purchase ordinary shares) for restricted shares having substantially the same terms and fair value as the RSUs just prior to the exchange.

•	Restricted Shares. Since May of 2007, the Company has granted restricted shares from time to time to new hires and the Company’s continuing executives and employees. Restricted shares vest and become unrestricted ordinary shares in four equal annual installments. Dividends on restricted shares are paid in cash. Restricted shares are subject to forfeiture upon an employee’s departure from the Company.

As of December 31, 2007, Mr. LeStrange had outstanding 101,314 unvested restricted shares and the other Named Executive Officers had outstanding an average of 70,047 unvested restricted shares.

Commencing in 2007, the Company established a more structured long-term incentive compensation program. Long-term incentive compensation, in the form of restricted shares, is delivered each March for the prior year’s performance and is based upon the Compensation Committee’s evaluation of the Company’s performance and each executive’s individual performance in the prior year. The long-term incentive compensation opportunity for each employee has been previously established by the Compensation Committee based upon the level of seniority of that employee within the Company and does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. The Compensation Committee believes that the more senior an employee is within the Company, the greater amount of that employee’s compensation should be based upon the performance of the Company and the employee each year. The long-term incentive compensation opportunity for each employee is determined based upon a set percentage of that employee’s base salary as of the end of the year in which the long-term incentive compensation is earned. Mr. LeStrange’s long-term incentive compensation opportunity range is 0% to 338% of his base salary. The Named Executive Officers, other than Mr. LeStrange, have a long-term incentive compensation opportunity ranging from 0% up to 225% of their base salary, that varies depending on the Named Executive Officer. The Compensation Committee has established a target long-term incentive compensation award equal to two-thirds of each employee’s maximum long-term incentive compensation opportunity. In other words, Mr. LeStrange’s target long-term incentive compensation award is 225% of his base salary and the target long-term incentive compensation award for the Named Executive Officers, other than Mr. LeStrange, averages 131% of base salary. In the event the Company and the individual employee each meet the previously established performance goals, the Compensation Committee would be guided towards awarding to that employee the target long-term incentive compensation, although the Compensation Committee reserves the right to adjust upward or downward long-term incentive compensation awards based upon other factors.

The long-term incentive compensation awarded to Mr. LeStrange for 2007 was 78,265 restricted shares, having a value of $3,075,815 on March 1, 2008 (308% of Mr. LeStrange’s base salary at the end of 2007). The average 2007 long-term incentive compensation paid to the Named Executive Officers, other than Mr. LeStrange, was 22,261 restricted shares, having a value of $874,838 on March 1, 2008 (184% of the average base salary at the end of 2007 for Named Executive Officers, other than Mr. LeStrange).

Employee Benefits.    The Company offers a core set of employee benefits in order to provide our employees with a reasonable level of financial support in the event of illness or injury and enhance productivity and job satisfaction through programs that focus on employees’ health and well-being. The benefits provided are similar for all of the Company’s employees, subject to variations as a result of local market practices. The Company’s basic benefits include medical and dental coverage, disability insurance and life insurance. In addition, the Company has a 401(k) or similar employee savings plan in each of the jurisdictions in which it operates and provides U.S.-based executives with the opportunity to defer additional income through a non-qualified plan. The Company’s contributions to its 401(k) and similar employee savings plans range from 4% to 11% of base salary, subject to applicable statutory maximums. The Company does not make any contribution to its non-qualified plan. Other than as described above, the Company does not provide any pension, defined benefit or other retirement benefits to any of its employees.

The Company also provides customary additional benefits to expatriate employees working outside of their home country. These additional benefits are as follows:

•	Housing and Transportation Expenses. The Company reimburses expatriate employees for housing expenses in Bermuda or London and for travel and transportation expenses between the United States and Bermuda or London. The Company does not own or lease any corporate aircraft. On occasion, for business-related safety and security reasons and logistical issues related to the location of the Company’s headquarters in Bermuda and as specified in Mr. LeStrange’s employment agreement, the Company leases access to corporate aircraft from time to time for the use of Mr. LeStrange and certain other senior executives. The leased corporate aircraft are used for travel between the United States and Bermuda and other business purposes only. Neither Mr. LeStrange nor any of the Company’s senior executives use any leased corporate aircraft for personal flights.

•	Tax Expenses. To the extent the Company’s reimbursement of an expatriate executive’s housing or travel expenses are deemed to be taxable income to the expatriate employee, the Company reimburses the expatriate employee for any home country taxes payable on the additional income.

•	Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides expatriate employees with third party tax preparation assistance or, in the alternative, reimburses expatriate employees for up to $2,500 of tax preparation expense by a third party provider selected by the expatriate employee.

The amounts paid in 2007 by the Company for each of the employee benefits listed above for Mr. LeStrange and the Named Executive Officers are listed in the Summary Compensation Table below. The Compensation Committee annually reviews the level of employee benefits provided to Mr. LeStrange and the Named Executive Officers and believes that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates.

Employment Agreements.    During 2007, we entered into employment agreements with Messrs. LeStrange, McGuire and Cash in response to employment market conditions in the reinsurance and insurance industries, then prevailing industry compensation practices and ranges and Endurance’s human resource requirements. We had previously entered into an employment agreement with Mr. Fujii at the time of his joining Endurance in October of 2004. In establishing the terms of the employment agreements with Messrs. LeStrange, McGuire and Cash, we considered various factors, including the significant market opportunities and challenges arising from the large natural disasters of 2004 and 2005, competitive pressures from new market entrants, and the enhanced roles of Messrs. LeStrange, McGuire and Cash as a result of the growth and development of the Company. The employment agreements are described below commencing on page [    ] under ‘‘Executive Compensation — Employment Contracts.’’

Severance Benefits.    The employment agreements with our Chief Executive Officer and each of our Named Executive Officers provide for the delivery of severance benefits upon termination of their employment under certain circumstances. For a description of the severance benefits available to our Chief Executive Officer and each of our Named Executive Officers, please see ‘‘Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control’’ commencing on page [    ].

Share Ownership Guidelines.    The Company has adopted share ownership guidelines intended to align the interests of the Company’s non-employee directors, Chief Executive Officer and the executive officers reporting directly to the Chief Executive Officer with shareholders by requiring such persons to maintain a significant level of investment in the Company. The required share ownership levels for the Chief Executive Officer and executive officers are based upon base salary and require a multiple of at least five times base salary for the Chief Executive Officer and a multiple of two times base salary for executive officers. In 2007, the required share ownership levels for the non-employee directors was three times the annual basic director retainer fee. In 2008, the required share ownership levels for the non-employee directors will be five times the annual basic director retainer fee. Non-employee directors, the Chief Executive Officer and executive officers have five years to attain the required levels of ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. The Compensation Committee is comprised of five non-employee members of the Board of Directors (listed below). After reviewing the qualifications of the current members of the Compensation Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that each current Compensation Committee member is ‘‘independent’’ as that concept is defined in the applicable rules of the New York Stock Exchange and the categorical independence standards adopted by the Board of Directors. The Board of Directors appointed the undersigned directors as members of the Compensation Committee and adopted a written charter setting forth the procedures, authority and responsibilities of the Compensation Committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based upon this discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Brendan R. O’Neill (Chairman)
Gregor S. Bailar
Norman Barham
Richard C. Perry
Robert A. Spass

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the year ended December 31, 2007, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and its three most highly compensated executive officers (the ‘‘Named Executive Officers’’).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth J. LeStrange	2007	$1,000,000	—	$1,245,158	—	$2,100,000	—	$676,063	$5,021,220
Chairman of the Board of Directors, President and Chief Executive Officer	2006	$900,000	—	$18,235	$193,136	$1,350,000	—	$958,526	$3,419,898
Michael J. McGuire	2007	$385,257	—	$451,948	$1,481	$563,200	—	$199,946	$1,601,834
Chief Financial Officer	2006	$358,167	—	$310,073	$7,900	$360,000	—	$220,151	$1,256,291
William M. Jewett	2007	$540,900	—	$909,363	—	$1,062,300	—	$124,055	$2,636,617
President and CEO, Worldwide Reinsurance	2006	$492,000	—	$812,227	$6,628	$620,000	—	$101,094	$2,031,949
Michael P. Fujii	2007	$494,900	—	$747,183	—	$893,000	—	$86,712	$2,221,795
President and CEO, Worldwide Insurance	2006	$466,167	—	$546,184	—	$470,000	—	$76,300	$1,558,650
David S. Cash	2007	$446,717	—	$630,711	—	$863,700	—	$227,721	$2,168,848
Chief Underwriting Officer	2006	$428,350	—	$344,327	—	$430,000	—	$203,739	$1,406,416

Salary

The amount of salary stated above differs from the annual base rate salary for each of the Named Executive Officers below due to salary increases effective during the year. The table below sets forth the annual base rate salary as at December 31 of each year.

Name	Year	Annual Base Rate Salary
Michael J. McGuire	2007	$400,000
	2006	359,800
William M. Jewett	2007	$550,000
	2006	495,400
Michael P. Fujii	2007	$500,000
	2006	469,400
David S. Cash	2007	$450,000
	2006	430,300

Bonus

The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers for 2007. All annual incentive awards for 2007 were performance-based. These payments, which were made under the Company’s annual performance-based incentive plan, are reported in the Non-Equity Incentive Plan Compensation column.

Stock Awards

In September 2007, the Company concluded an exchange offer with its employees during which outstanding restricted share units were exchanged for an equal number of restricted shares. The restricted shares maintained the vesting schedules and restrictions as the restricted share units. As a result, references to restricted shares include any previous grants of restricted share units. The amounts reported in the Stock Awards column reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2007 of awards of restricted shares to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123R. Portions of restricted shares over several years are included. Specifically, the numbers in the table above include the following prior or current restricted share grants:

Name	Grant Date	Number of Stock Awards Granted	2006 SFAS 123R Value of Stock Award	2007 SFAS 123R Value of Stock Award
Kenneth J. LeStrange	7/1/2006	33,765	(1)	(1)
Chairman of the Board of Directors, President and Chief Executive Officer	9/30/2006	3,103	$18,235	$72,941
	12/30/2006	2,991	(2)	$87,529
	3/31/2007	3,061	—	$82,050
	6/1/2007	75,757	—	$911,451
	6/30/2007	2,733	—	$72,953
	9/30/2007	2,633	—	$18,234
	12/31/2007	2,601	—	(2)
Michael J. McGuire	7/1/2006	580	(1)	(1)
Chief Financial Officer	9/30/2006	53	$311	$1,244
	12/30/2006	51	(3)	$1,492
	3/31/2007	52	—	$1,394
	6/1/2007	20,300	—	$244,234
	6/30/2007	47	—	$1,255
	9/28/2007(3)	18,602	$309,761	$202,017
	9/30/2007	45	—	$312
	12/31/2007	45	—	(3)
William M. Jewett	7/1/2006	771	(1)	(1)
President and CEO, Worldwide Reinsurance	9/30/2006	71	$417	$1,669
	12/30/2006	68	(3)	$1,990
	3/31/2007	70	—	$1,876
	6/1/2007	33,800	—	$406,656
	6/30/2007	62	—	$1,655
	9/1/2007(3)	48,278	$811,810	$495,101
	9/30/2007	60	—	$416
	12/31/2007	59	—	(2)
Michael P. Fujii	6/1/2007	33,800	—	$406,656
President and CEO, Worldwide Insurance	9/1/2007(3)	35,546	$546,184	$340,527
David S. Cash	6/1/2007	33,800	—	$406,656
Chief Underwriting Officer	9/28/2007(3)	21,258	$344,327	$224,054

(1)	The awards made on July 1, 2006 were not expensed under SFAS 123R since this grant was used in connection with the modification of outstanding options in order to be compliant with Section 409A of the Internal Revenue Code and the regulations promulgated by the U.S. Internal Revenue Service under Section 409A.

(2)	No expense under SFAS 123R was attributed to this grant in 2006 or 2007, as applicable, as the grant was made on the last business day of the year of grant.
(3)	On the grant date noted, the Named Executive exchanged outstanding restricted share units for restricted shares. The new restricted shares have substantially the same terms and fair value as the restricted share units just prior to the exchange. Value reflected for 2006 or 2007, as applicable, represents the combined expense recognized for such converted awards. No additional SFAS 123R expense resulted from this exchange. The 2007 SFAS 123R expense included above represents the continued recognition of expense consistent with the original grant. See Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a description of this exchange.
The amount set forth in the 2006 SFAS 123R Value of Stock Award column is the aggregate total of the expense attributed to the stock awards in 2006. The amount set forth in the 2007 SFAS 123R Value of Stock Award column is based on the same analysis and represents the value of the awards in 2007 that were exchanged as noted above.
The table below sets forth the number of restricted share units originally issued to the Named Executive and the number of Restricted Shares received in exchange that would otherwise be reflected in the table above. The totals do not match as a result of vestings that occurred from the original issue date through the date of exchange.

Name	Original RSUs Granted	Restricted Shares Received
Kenneth J. LeStrange	—	—
Michael J. McGuire	28,514	18,602
William M. Jewett	78,047	48,278
Michael P. Fujii	68,878	35,546
David S. Cash	30,948	21,258

For additional information regarding the assumptions used by the Company in calculating these amounts, see Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Company cautions that the amounts reported in the 2007 Summary Compensation Table for these restricted shares may not represent the amounts that the Named Executive Officers will actually realize from the restricted shares. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding restricted shares is reflected in the 2007 Outstanding Equity Awards at Fiscal Year-End table on page [ ].

Option Awards

The amounts reported in the Option Awards column represent the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2007 of grants of options to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123R. Portions of awards over several years are included. Specifically, the numbers in the table above include the following prior options:

Name	Grant Date	Number of Options Granted	2006 SFAS 123R Value of Option Award	2007 SFAS 123R Value of Option Award
Kenneth J. LeStrange	12/14/2001	1,094,092	$193,136	—
Michael J. McGuire	4/7/2003	12,500	$7,900	$1,481
William M. Jewett	12/18/2002	25,000	$6,628	—
Michael P. Fujii	—	—	—	—
David S. Cash	12/26/2001	291,758	—	—

All of the options listed above have been reported in the Company’s prior proxy statements. However, because the value of the options only represents the cost of options expensed in 2007, the numbers listed above will be difficult to compare with the numbers listed in prior proxy statements. No new options were granted to the Named Executive Officers in 2007. To see the value actually received by the Named Executive Officers in 2007, see the 2007 Option Exercises and Stock Vested table on page [ ].

For additional information regarding the assumptions used by the Company in calculating these amounts, see Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Options previously granted to the Named Executive Officers have been issued under the Company’s Amended and Restated 2002 Stock Option Plan.

The Company cautions that the amounts reported in the 2007 Summary Compensation Table for these options may not represent the amounts that the Named Executive Officers will actually realize from the options. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding options is reflected in the 2007 Outstanding Equity Awards at Fiscal Year-End table on page [ ].

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each Named Executive Officer for 2007 under the Company’s annual incentive plan. The 2007 annual incentive plan payments were determined as described in ‘‘Compensation Discussion and Analysis — Elements of the Company’s Compensation Program.’’

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The Company does not have any defined benefit or actuarial pension plans (including supplemental plans), and did not provide above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified (including earnings on non-qualified defined contribution plans) to any of the Named Executive Officers in 2007.

All Other Compensation

The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to the Company of the (i) perquisites and other personal benefits and (ii) additional all other compensation required by the SEC rules to be separately quantified amounts, each as set forth in the following table. The narrative following the table describes in more detail all categories of perquisites and other personal benefits provided by the Company.

Name	Year	Housing and Transportation ($)		Tax Preparation ($)	Tax Reimbursement Payments ($)	Company Contributions to Defined Contribution Plans ($)	Life Insurance Premiums ($)	Dividends Paid ($)	Total ($)
Kenneth J. LeStrange	2007		$517,744	$1,250	$71,102	$9,000	$4,530	$72,437	$676,063
	2006		$770,416	$6,000	$140,532	$13,200	$4,530	$23,848	$958,526
Michael J. McGuire	2007		$105,600	$1,250	$33,841	$15,750	$4,344	$39,161	$199,946
	2006		$103,500	$4,900	$57,043	$19,800	$4,344	$30,564	$220,151
William M. Jewett	2007		$16,858	—	—	$15,750	$9,557	$81,890	$124,055
	2006	$	[ ]	—	—	$19,800	$6,993	$74,301	$101,094
Michael P. Fujii	2007		—	—	—	$9,000	$10,180	$67,532	$86,712
	2006		—	—	—	$13,200	$8,737	$54,363	$76,300
David S. Cash	2007		$120,000	—	—	$44,672	$6,352	$56,697	$86,712
	2006		$120,000	—	—	$42,835	$6,352	$34,551	$76,300

Housing and Transportation Expenses.    The Company reimburses Messrs. LeStrange, McGuire and Cash for housing expenses in Bermuda and Mr. LeStrange for transportation expenses between the United States and Bermuda. The Company reimburses Mr. Jewett for transportation expenses between his home and office in New York City. Travel costs for Mr. LeStrange include $422,588 and $675,115 for the use of corporate charter aircraft in respect of travel between the United States and his sole office location in Bermuda during 2007 and 2006, respectively. Mr. LeStrange did not use any corporate charter aircraft for personal use.

Tax Preparation Expenses.    Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides Messrs. LeStrange and McGuire with third party tax preparation assistance or, in the alternative, provides them with up to $2,500 of tax preparation expense by a third party provider selected by them.

Tax Reimbursement Payments.    To the extent the Company’s housing expense reimbursement, transportation expense reimbursement or tax preparation fee are deemed to be taxable income to Messrs. LeStrange and McGuire, the Company provides reimbursement for any home country taxes payable on the additional income. In addition, the Bermuda government collects from employees in Bermuda payroll and social insurance taxes.

Company Contributions to Defined Contribution Plans.    The Company makes initial and matching contributions on the same terms and using the same formulas as other participating employees to each Named Executive Officer’s account under the Company’s 401(k) Plan.

Life Insurance Premiums.    The Company provides limited life insurance to all employees, including the Named Executive Officers, at levels determined in the discretion of the individual employees, up to three times their base salary. The amounts reported above represent the premiums paid for this life insurance.

Dividends Paid.    Until the September 2007 exchange of outstanding restricted share units for restricted shares, outstanding restricted share units provided for the accrual of additional restricted share units at the time of the payment of dividends on the Company’s ordinary shares. The number of additional restricted share units that accrued upon each dividend equaled the number of outstanding restricted share units, multiplied by the dividend per ordinary share and divided by the closing share price of the ordinary shares on the date of payment of the dividend. The additional dividend restricted share units delivered at the time of payment of dividends were scheduled to vest and convert at the time of the vesting and conversion of the last group of underlying restricted share units. The amounts included in the Dividends Paid column above represent the dollar value of the additional dividend restricted share units at the time of grant as well as dividends paid on the unvested restricted shares held by the Named Executive Officers. The additional dividend restricted share units were converted into restricted shares having the same vesting dates in September of 2007. The actual value realized by the Named Executive Officers for the additional dividend restricted share units may be less or more than the amounts in the Accrued Dividend Restricted Share Units column above, depending upon the price of the Company’s ordinary shares at the time of vesting and conversion of the restricted shares received in the conversion of the additional dividend restricted share units or, if later, the ultimate disposition of the ordinary shares of the Company into which the restricted shares have been converted.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2007 and 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Kenneth J. LeStrange	2/27/2007	—	$1,250,000	$2,500,000	—	$2,250,000	$3,380,000	—	—
	3/31/2007	—	—	—	—	—	—	3,061	$109,400
	6/1/2007	—	—	—	—	—	—	75,757	$2,999,977
	6/30/2007	—	—	—	—	—	—	2,733	$109,429
	9/30/2007	—	—	—	—	—	—	2,633	$109,401
	12/31/2007	—	—	—	—	—	—	2,601	$108,540
Michael J. McGuire	2/27/2007	—	$320,000	$640,000	—	$400,000	$600,000	—	—
	3/31/2007	—	—	—	—	—	—	52	$1,858
	6/1/2007	—	—	—	—	—	—	20,300	$803,880
	6/30/2007	—	—	—	—	—	—	47	$1,882
	9/30/2007	—	—	—	—	—	—	45	$1,878
	12/31/2007	—	—	—	—	—	—	45	$0
William M. Jewett	2/27/2007	—	$605,000	$1,210,000	—	$825,000	$1,237,500	—	—
	3/31/2007	—	—	—	—	—	—	70	$2,502
	6/1/2007	—	—	—	—	—	—	33,800	$1,338,480
	6/30/2007	—	—	—	—	—	—	62	$2,482
	9/30/2007	—	—	—	—	—	—	60	$2,493
	12/31/2007	—	—	—	—	—	—	59	$2,462
Michael P. Fujii	2/27/2007	—	$550,000	$1,100,000	—	$750,000	$1,125,000	—	—
	3/1/2006	—	—	—	—	—	—	8,000	$251,920
	6/1/2007	—	—	—	—	—	—	33,800	$1,338,480
David S. Cash	2/27/2007	—	$495,000	$990,000	—	$564,000	$846,000	—	—
	6/1/2007	—	—	—	—	—	—	33,800	$1,338,480

(1)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2007 annual incentive compensation program. Further discussion on the Company’s annual incentive compensation program can be found in ‘‘Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Annual Incentive Compensation’’ on page [ ]. The final 2007 payouts for the Named Executive Officers can be found under ‘‘Non-Equity Incentive Plan Compensation’’ in the Summary Compensation Table on page [ ].
(2)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2007 long-term incentive compensation program. Further discussion on the Company’s long-term incentive compensation program can be found in ‘‘Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Equity Incentive Compensation’’ on page [ ]. The final 2007 equity incentive grants for the Named Executive Officers can be found under ‘‘Stock Awards’’ in the Summary Compensation Table on page [ ].
(3)	The grant date fair value amounts reported above represent the dollar amount, calculated in accordance with the provisions of SFAS 123R, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2007. For additional information regarding the assumptions used by the Company in calculating these amounts, see Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Equity Holdings and Value Realization

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding option and stock awards held by the Company’s Chief Executive Officer, Chief Financial Officer and the Named Executive Officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth J. LeStrange	437,638	—	—	$20.00	12/14/2011	108,574	4,530,793	—	—
	656,454	—	—	$15.87	12/14/2011	—	—	—	—
Michael J. McGuire	7,500	—	—	$24.00	4/7/2013	42,539	1,775,152	—	—
	5,000	—	—	$19.87	4/7/2013	—	—	—	—
William M. Jewett	10,000	—	—	$20.00	12/18/2012	86,602	3,613,901	—	—
	5,000	—	—	$15.87	12/18/2012	—	—	—	—
Michael P. Fujii	—	—	—	—	—	70,129	2,926,483	—	—
David S. Cash	291,758	—	—	$15.87	12/26/2011	59,343	2,476,383	—	—

(1)	Values determined based on a closing price of the Company’s ordinary shares of $41.73 on December 31, 2007.

Option Exercises and Stock Vested

The following tables set forth the options exercised and the stock awards vested by the Company’s Chief Executive Officer, Chief Financial Officer and the Named Executive Officers during the years ended December 31, 2007 and 2006.

		Option Awards		Stock Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (1)(#)	Value Realized on Vesting (2)($)
Kenneth J. LeStrange	2007	—	—	42,554	$1,504,709
	2006	—	—	25,499	$802,964
Michael J. McGuire	2007	—	—	8,557	$321,662
	2006	—	—	5,795	$185,962
William M. Jewett	2007	10,000	$266,100	21,641	$825,298
	2006	—	—	15,125	$478,865
Michael P. Fujii	2007	—	—	13,525	$533,153
	2006	—	—	12,525	$408,292
David S. Cash	2007	—	—	8,135	$304,507
	2006	—	—	7,598	$243,521

(1)	Represents total number of restricted share units vested during the period, a portion of which was delivered in the Company’s ordinary shares and the remainder of which was delivered in cash.
(2)	Represents the dollar value of the total number of restricted share units that vested and converted during the period.

Post-Employment Benefits

Pension Benefits

The Company does not have or provide for any of its employees, including its Named Executive Officers, a plan that provides for specified retirement payments or benefits.

Non-Qualified Deferred Compensation

The Company does not currently have an active defined contribution or other plan that provides for the deferral of compensation for its employees on a basis that is not tax-qualified. The Company did provide for its U.S.-based employees a non-qualified defined contribution plan in 2004 and 2005. Contributions to the defined contribution plan were made solely by the employees; the Company had no financial obligation to fund the defined contribution plan and did not do so. None of the Named Executive Officers participated in the defined contribution plan.

Employment Contracts

Chief Executive Officer

Mr. LeStrange entered into an employment agreement with the Company on May 31, 2007 (the ‘‘LeStrange Agreement’’). The LeStrange Agreement runs for an initial one-year term, subject to automatic renewals of one-year terms unless either party elects to not renew. The LeStrange Agreement entitles Mr. LeStrange to (a) a base salary of not less than $1,000,000 per year, (b) eligibility to receive an annual bonus at a target level equal to 125% of his base salary, and (c) eligibility to participate in the Company’s equity incentive plans, with an annual grant target valued at 225% of his base salary. Mr. LeStrange is also entitled to use of corporate leased aircraft for business purposes and is entitled to receive the benefits generally provided to other senior executives from time to time, including customary perquisites for expatriate housing and other expenses. To the extent the perquisites are considered income and increase Mr. LeStrange’s income tax liability, Mr. LeStrange will be provided a tax reimbursement payment in an amount such that, after deduction for all income taxes payable with respect to such tax reimbursement benefit, the amount retained by Mr. LeStrange will be equal to the amount of such increased income tax liability. Mr. LeStrange’s housing allowance under the LeStrange Agreement is up to $200,000 per annum, although Mr. LeStrange’s reimbursable housing expense was approximately $84,000 in 2007.

During the term of employment and for the 12-month period following any termination, Mr. LeStrange is subject to non-competition and non-solicitation covenants. Generally, the non-competition covenant prevents Mr. LeStrange from engaging in activities competitive with the business of the Company or its affiliates, and the non-solicitation covenant prevents Mr. LeStrange from soliciting or hiring employees of the Company or its affiliates. The LeStrange Agreement also contains confidentiality and assignment of intellectual property provisions. The LeStrange Agreement requires us to indemnify Mr. LeStrange to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

Upon certain qualifying terminations, Mr. LeStrange is eligible to receive certain benefits, the terms of which are discussed below in the section captioned ‘‘Potential Payments Upon Termination of Employment or a Change in Control.’’

President and Chief Executive Officer, Worldwide Insurance

Mr. Fujii entered into an employment agreement with the Company on October 20, 2004, concurrent with his joining the Company (the ‘‘Fujii Agreement’’). The Fujii Agreement runs until termination by mutual agreement of the Company and Mr. Fujii or the termination of Mr. Fujii’s employment with the Company. The Fujii Agreement entitles Mr. Fujii to (a) a base salary of not less than $450,000 per year, subject to increase from time to time, (b) eligibility to receive an annual bonus up to 100% (or more, as increased from time to time) of his base salary, (c) reimbursement for relocation expenses from California to New York, (d) reimbursement for legal expenses associated with the negotiation of the Fujii Agreement and the termination of his employment with his former employer and (e) the benefits generally provided to other senior executives from time to time.

During the term of employment and for the 12-month period following any termination, Mr. Fujii is subject to non-solicitation covenants. Generally, the non-solicitation covenant prevents Mr. Fujii from soliciting employees of the Company or its subsidiaries or calling on, servicing, soliciting or otherwise doing business with any customer of the U.S. insurance business. The Fujii Agreement also contains confidentiality and assignment of intellectual property provisions. The Fujii Agreement requires us to indemnify Mr. Fujii to the fullest extent permitted by law, except in certain limited circumstances.

Upon certain qualifying terminations, Mr. Fujii is eligible to receive certain benefits, the terms of which are discussed below in the section captioned ‘‘Potential Payments Upon Termination of Employment or a Change in Control.’’

Other Named Executive Officers

As noted above, in 2007, the Compensation Committee, undertook to review the Company’s senior management employment arrangements in light of current market conditions in the reinsurance and insurance industries and the Company’s strategic needs. As a result of such review, the Compensation Committee determined it to be in the best interest of the Company to enter into employment agreements with certain of its executive officers, including Messrs. McGuire and Cash (as adopted, the ‘‘Executive Officer Agreements.’’) Mr. Jewett has not entered into an employment agreement with the Company.

Under the Executive Officer Agreements, each respective Executive receives a base salary at a specified rate, with increases to be determined by the Compensation Committee upon the recommendation of the Executive’s direct supervisor, and an annual cash bonus and equity incentive determined in accordance with the Company’s compensation plans. The Executive Officer Agreements provide for an expense reimbursement for expatriate housing, if applicable, and other expenses, subject to applicable policies of the Company as approved from time to time by the Compensation Committee, including a tax reimbursement payment to the extent such expense reimbursements result in additional income tax liability.

Under the Executive Officer Agreements, during the term of employment and for the 6-month period following any termination of employment, the Executive is subject to non-competition and non-solicitation covenants. Generally, the non-competition covenant prevents the Executive from engaging in activities competitive with the business of the Company or its affiliates, and the non-interference covenant prevents the Executive from soliciting or hiring employees of the Company or its affiliates. The Executive Officer Agreements also contain standard confidentiality and assignment of intellectual property provisions. In addition, the Executive Officer Agreements provide that the Company shall generally indemnify the Executive to the fullest extent permitted by applicable law, except in certain limited circumstances.

Unless sooner terminated as provided in the Executive Officer Agreements, such Executive Officer Agreement expires on the first anniversary of commencement; provided that the term of the Executive Officer Agreement shall automatically be extended for an additional one-year period, unless the Company or the Executive gives prior notice of election not to extend the term. Mr. Fujii’s employment agreement continues until terminated by mutual written agreement or Mr. Fujii’s departure from the employ of the Company. Upon certain qualifying terminations, the Executive is eligible to receive certain benefits, the terms of which are discussed below in the section captioned ‘‘Potential Payments Upon Termination of Employment or a Change in Control.’’

Potential Payments Upon Termination of Employment or Change in Control

Termination of Employment

In connection with the employment agreements as described above, Messrs. LeStrange , McGuire, Fujii and Cash are entitled to certain payments and benefits upon certain qualifying terminations of their employment relationships with us. Messrs. LeStrange’s, McGuire’s, Fujii’s and Cash’s employment relationships with the Company may be terminated for any of the following reasons: (i) the Executive’s death or disability, (ii) by the Company with or without cause or (iii) by the Executive with or without good reason. With respect to each of Mr. LeStrange, Mr. McGuire, Mr. Fujii and Mr. Cash, ‘‘disability,’’ ‘‘cause,’’ and ‘‘good reason’’ are defined in the LeStrange Agreement, the Fujii Agreement or the applicable Executive Officer Agreement.

Upon a termination of Messrs. LeStrange’s, McGuire’s, Fujii’s or Cash’s employment, and subject to the execution of a general release of claims by Mr. LeStrange, Mr. McGuire, Mr. Fujii or Mr. Cash, Mr. LeStrange, Mr. McGuire, Mr. Fujii or Mr. Cash will become entitled to a combination of the following benefits:

•	an amount equal to base salary through the date of termination,

•	any earned but unpaid annual incentive compensation for the last completed calendar year during the term of employment;

•	a cash sum equal to the pro rata portion of the Executive’s target annual incentive compensation for any partial year worked by the Executive;

•	a cash sum equal to the average annual incentive compensation paid to the Executive over the past three years;

•	up to 12 months base salary, to be paid in installments following the termination of employment (the ‘‘Severance Period’’);

•	the continuation of benefits during the Severance Period;

•	the continuation of housing expenses for up to 3 months after termination;

•	reimbursement of tax preparation expenses; and

•	reimbursement of relocation expenses.

The estimated payments and benefits provided upon each type of termination are summarized in the following table as if the termination had occurred on December 31, 2007 and using the closing price of $41.73 on December 31, 2007. In addition, with the assumption of a December 31 termination of employment, the estimated pro rata bonus calculations provided in the following table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control would differ from the amounts shown, perhaps significantly, and would depend on the particular facts and circumstances pertaining at the time.

Name	Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason ($)	Following a Change in Control ($)	Death or Disability ($)
Kenneth J. LeStrange	Salary	—	1,000,000	1,000,000	—	2,000,000	—
	Bonus	—	2,150,000	2,150,000	—	3,050,000	1,250,000
	Accelerated Vesting of Awards	—	—	—	—	4,530,793	—
	Housing Expenses	19,800	19,800	19,800	19,800	19,800	19,800
	Continuation of Health Benefits	—	13,100	13,100	—	13,100	13,100
	Tax Preparation Expenses (1)	—	2,500	2,500	—	2,500	2,500
	Vacation Days (2)	25,000	25,000	25,000	25,000	25,000	25,000
	Relocation Expenses (3)	—	13,800	13,800	—	13,800	13,800
	Total	44,800	3,224,200	3,224,200	44,800	9,654,993	1,324,200
Michael J. McGuire	Salary	—	400,000	—	—	400,000	—
	Bonus	—	320,000	—	—	546,800	320,000
	Accelerated Vesting of Awards	—	—	—	—	1,775,152	—
	Housing Expenses	26,400	26,400	26,400	26,400	26,400	26,400
	Continuation of Health Benefits	—	13,100	—	—	13,100	13,100
	Tax Preparation Expenses (1)	—	2,500	—	—	2,500	2,500
	Vacation Days (2)	10,000	10,000	10,000	10,000	10,000	10,000
	Relocation Expenses (3)	13,800	13,800	13,800	13,800	13,800	13,800
	Total	50,200	785,800	50,200	50,200	2,787,752	385,800
Michael P. Fujii	Salary	—	500,000	500,000	—	500,000	—
	Bonus	—	—	—	—	—	—
	Accelerated Vesting of Awards	—	—	—	—	2,926,483	—
	Housing Expenses	—	—	—	—	—	—
	Continuation of Health Benefits	—	13,700	13,700	—	13,700	13,700
	Tax Preparation Expenses (1)	—	—	—	—	—	—
	Vacation Days (2)	12,500	12,500	12,500	12,500	12,500	12,500
	Relocation Expenses (3)	—	—	—	—	—	—
	Total	12,500	26,200	26,200	12,500	3,452,683	26,200
David S. Cash	Salary	—	450,000	—	—	450,000	—
	Bonus	—	495,000	—	—	761,200	495,000
	Accelerated Vesting of Awards	—	—	—	—	2,476,383	—
	Housing Expenses	30,000	30,000	30,000	30,000	30,000	30,000
	Continuation of Health Benefits	—	10,900	—	—	10,900	10,900
	Tax Preparation Expenses (1)	—	—	—	—	—	—
	Vacation Days (2)	11,250	11,250	11,250	11,250	11,250	11,250
	Relocation Expenses (3)	—	—	—	—	—	—
	Total	41,250	997,150	41,250	41,250	3,739,733	547,150

(1)	Estimated tax preparation payment based upon an assumed $2,500 maximum reimbursable payment in the event the executive chooses a tax preparation provider other than the Company’s selected tax preparation provider.
(2)	Estimated vacation day payment based upon an assumed 5 accrued and unused vacation days and a year of 200 working days.
(3)	Estimated relocation expense payment based upon average cost to the Company of relocations of similarly situated employees.

Change in Control

Under the Company’s Amended and Restated 2003 Stock Option Plan (the ‘‘2003 Plan’’), upon the occurrence of a change in control, outstanding options vest and become immediately exercisable and remain exercisable through the remainder of their term and outstanding restricted share units vest and convert into cash or ordinary shares. In the event of certain types of changes in control, both the outstanding options and restricted share units convert immediately into cash. Under the 2003 Plan, a change in control occurs if any one of the following events occurs:

•	A person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company.

•	The composition of a majority of the Company’s Board is comprised of directors who were not recommended for election to the shareholders of the Company by a majority of the incumbent board.

•	The Company reorganizes, amalgamates, merges, consolidates or sells or otherwise disposes of all or substantially all of its assets, other than in a transaction in which (i) the ordinary shareholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares of common stock, and the combined voting power of the entity resulting from the transaction in substantially the same proportions as immediately prior to the transaction, (ii) no person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company and (iii) individuals who were members of the Company’s Board constitute at least a majority of the members of the board of directors of the resulting entity.

•	The Company liquidates or dissolves.

If a change in control occurred on December 31, 2007, the Named Executive Officers would have become entitled to receive the following amounts in the form of cash or ordinary shares of the Company. The following amounts represent the dollar value of the Named Executive Officers’ unvested restricted shares and unvested options as of December 31, 2007, based upon the closing price on December 31, 2007 of the Company’s ordinary shares.

Name	Restricted Shares ($)	Options ($)	Total ($)
Kenneth J. LeStrange	4,530,793	—	4,530,793
Michael J. McGuire	1,775,152	—	1,775,152
William M. Jewett	3,613,901	—	3,613,901
Michael P. Fujii	2,926,483	—	2,926,483
David S. Cash	2,476,383	—	2,476,383

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,104,888	$18.12	1,842,103
Equity compensation plans not approved by security holders	—	—	—
Total	2,104,888	$18.12	1,842,103

(1)	Weighted average price does not include $0 exercise price of 59,859 restricted share units included in the number of securities to be issued upon exercise.

Compensation Committee Interlocks and Insider Participation

None of the directors that served on the Compensation Committee during 2007 has ever served as an employee or officer of the Company or has any other material relationship with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the beneficial ownership of each person or group who, as of March 10, 2008, owned, to the Company’s knowledge, more than 5% of the Company’s ordinary shares outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percentage
Perry Corp. (3)	7,146,470	12.0%
FMR Corp. (4)	6,148,367	10.3%
Snow Capital Management (5)	4,578,010	7.7%
Aon Pension Schemes (6)	4,099,200	6.9%
Aronson + Johnson + Ortiz, LP (7)	3,235,800	5.4%

(1)	The address for each beneficial owner is listed in the relevant footnote.
(2)	Includes the outstanding ordinary shares and assumes the exercise of all warrants outstanding for ordinary shares as well as the exercise of all options vested at March 10, 2008 with respect to each shareholder.

The Bye-Laws generally provide that any shareholder owning, directly, indirectly or, in the case of U.S. persons, by attribution, more than 9.5% of the Company’s ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See ‘‘Voting Rights and Solicitation of Proxies — Voting at the Annual General Meeting.’’

(3)	Includes 5,267,538 ordinary shares, 1,301 restricted shares, and vested options exercisable to purchase 7,300 ordinary shares held by Perry Partners International, Inc.; 1,867,182 ordinary shares, 449 restricted shares, and vested options exercisable to purchase 2,700 ordinary shares held by Perry Partners, L.P. The address of the beneficial owner is 767 5th Ave., 19th Floor, New York, New York 10153. Perry Corp., which is a registered investment advisor under the Investment Advisors Act of 1940, and Richard Perry have voting and investment power with respect to the foregoing securities, but each disclaims beneficial ownership of such securities (except to the extent of any pecuniary interest therein).
(4)	The following information is based on Schedule 13G filed on February 14, 2008 by FMR Corp.

Fidelity Management & Research Company (‘‘Fidelity’’), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,560,767 ordinary shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,560,767 ordinary shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Pyramis Global Advisors, LLC (‘‘PGALLC’’), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 59,560 ordinary shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 59,560 ordinary shares and sole power to vote or to direct the voting of 59,560 ordinary shares owned by the institutional accounts or funds advised by PGALLC as reported above.

Pyramis Global Advisors Trust Company (‘‘PGATC’’), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act , is the beneficial owner of 667,240 ordinary shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 667,240 ordinary shares and sole power to vote or to direct the voting of 594,940 ordinary shares owned by the institutional accounts managed by PGATC as reported above.

Fidelity International Limited (‘‘FIL’’), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 860,800 ordinary shares of the Company. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a ‘‘group’’ for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the ‘‘beneficial ownership’’ of securities ‘‘beneficially owned’’ by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. FIL has sole dispositive power over 860,800 ordinary shares owned by the International Funds. FIL has sole power to vote or direct the voting of 786,300 ordinary shares and no power to vote or direct the voting of 74,500 ordinary shares held by the International Funds as reported above.

(5)	The information included herein is based on Schedule 13G filed on January 22, 2008 by Snow Capital Management, L.P. The address of the beneficial owner is 2100 Georgetowne Drive, Suite 400, Sewickley, PA 15143.
(6)	The following information is based on Schedule 13G filed on February 29, 2008 by Aon Alexander & Alexander U.K. Pension Scheme (‘‘Aon Alexander’’),Aon Bain Hogg Pension Scheme (‘‘Aon Bain’’), Aon Minet Pension Scheme (‘‘Aon Minet’’), Aon U.K. Pension Scheme (‘‘Aon U.K.’’) and Jenner Fenton Slade 1980 Scheme (‘‘Jenner’’ and collectively, the ‘‘Schemes’’). Each of the aforementioned pension schemes is the holder of a warrant to purchase the Company’s ordinary shares as set forth below (the ‘‘Warrants’’):

Aon Alexander	1,331,642
Aon Bain	1,126,238
Aon Minet	865,663
Aon U.K.	651,719
Jenner	123,938

The Warrants were originally issued to Aon Corporation in connection with the initial financing of the Company in 2001 and were subsequently sold to the Schemes. On February 25, 2008, the Schemes determined to act in concert solely for the purpose of exercising their respective warrants and selling ordinary shares thereby acquired, in the open market, in private transactions, or otherwise, over a period that is expected not to exceed approximately 12 months. The Schemes may, in the future, for any reason and in their sole discretion, change such intentions or determine to cease or delay such exercises or sales.
Each Scheme declared that the filing of the Schedule 13G shall not be construed as an admission that such Scheme, for the purposes of Sections 13(d) or 13(g) of the Act, is the beneficial owner of any securities covered by the Schedule 13G other than those specifically subject to acquisition by such Scheme under its respective warrant.

The address of each Scheme is as follows:

Aon Alexander	c/o Aon Consulting Limited Carnegie House 21 Peterborough Road Harrow Middlesex HA1 2AJ
Aon Bain	c/o Xafinity Consulting 110 Fenchurch Street London EC3M 5JT
Aon Minet	c/o Aon Consulting Limited Netherton House 25 Marsh Street Bristol BS1 4AQ
Aon U.K.	c/o Aon Consulting Limited Briarcliff House Kingsmead Farnborough GU14 7TE
Jenner	c/o Jardine Lloyd Thompson 1 Portsoken Street London E1 8LN

(7)	The information included herein is based on Schedule 13G filed on February 13, 2008 by Aronson + Johnson + Ortiz, LP. The address of the beneficial owner is 230 S. Broad Street, 20th Floor, Philadelphia, PA 19102.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the beneficial ownership as of March 10, 2008 of the ordinary shares of the Company by each Director and each named executive officer of the Company for the year ended December 31, 2007 and all such Directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Options	Number of Shares	Total (2)	Percentage
Directors
Kenneth J. LeStrange	1,094,092	253,908	1,348,000	2.3%
Gregor Bailar	0	1,750	1,750	*
John T. Baily (3)	5,000	9,300	14,300	*
Norman Barham	0	11,800	11,800	*
Galen R. Barnes	5,000	5,300	10,300	*
William H. Bolinder	10,000	5,800	15,800	*
Steven W. Carlsen	97,637	25,337	122,974	*
Brendan R. O’Neill	0	5,300	5,300	*
Richard C. Perry (4)	10,000	7,136,470	7,146,470	12.0%
William J. Raver	0	3,526	3,526	*
Robert A. Spass (5)	343,892	0	343,892	*
Therese M. Vaughan	0	3,526	3,526	*
R. Max Williamson	0	3,526	3,526	*
Named Executive Officers
Michael J. McGuire	12,500	67,726	80,226	*
William M. Jewett	15,000	92,395	107,395	*
Michael P. Fujii	0	87,787	87,787	*
David S. Cash	291,758	102,053	393,811	*
All directors and executive officers as a group	1,884,879	7,8215,504	9,700,383	16.3%

*	Less than 1%. On March 10, 2008, there were 59,640,511 ordinary shares outstanding.
(1)	Unless otherwise stated, the address for each beneficial owner is c/o Endurance Specialty Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.
(2)	Includes the outstanding ordinary shares and assumes full conversion into ordinary shares of all outstanding class A shares and the exercise of all warrants outstanding for ordinary shares as well as the exercise of all options vesting within 60 days of March 10, 2008 with respect to each shareholder.
The Bye-Laws generally provide that any shareholder owning, directly, indirectly or, in the case of U.S. persons, by attribution, more than 9.5% of the Company’s ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See ‘‘Questions and Answers Regarding the Annual General Meeting.’’
(3)	Includes 4,000 ordinary shares owned by Mr. Baily’s wife.
(4)	Mr. Perry is the President and Chief Executive Officer of Perry Corp., and, in that capacity, has voting and investment power over the securities beneficially owned by Perry Corp.
(5)	Includes 343,892 warrants to purchase ordinary shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Consulting Agreement with Steven W. Carlsen

In connection with his departure from the employ of the Company, on June 1, 2006 Steven W. Carlsen, a Director and former Chief Operating Officer of the Company, entered into a Consulting Agreement with the Company. The consulting agreement provides for Mr. Carlsen to provide his advice in connection with certain underwriting matters within the Company. Mr. Carlsen receives from the Company an annual consulting fee of $258,000 per annum, plus a potential supplemental annual payment based upon his performance under the consulting agreement and determined in the Company’s sole discretion. The Company determined to make on March 15, 2008 a supplemental annual payment of $130,000 to Mr. Carlsen. In 2007, the Company made a supplemental payment of $300,000 to Mr. Carlsen in respect of his performance in 2007. The consulting agreement expires on June 1, 2008, and may be terminated earlier by either party upon 60 days notice or immediately upon Mr. Carlsen’s death or disability. Mr. Carlsen is bound by non-competition and non-solicitation obligations in the consulting agreement which apply during the term of the consulting agreement and for a two year period after its termination. The Company entered into the Consulting Agreement with Mr. Carlsen prior to the adoption of the written policy and procedures for review, approval and monitoring of transactions involving the Company and ‘‘related persons’’ described below.

Repurchase of Warrants and Shares from Robert A. Spass and Capital Z Financial Services

On November 15, 2007, the Company entered into an agreement with Capital Z Financial Services Fund II, LP, Capital Z Financial Services Private Fund II, LP (together, the ‘‘Funds’’) and Robert A. Spass, a Director of the Company (Robert A. Spass and the Funds together, the ‘‘Sellers’’), for the Company to purchase a total of 1,721,318 ordinary shares of the Company from the Sellers at a purchase price of $39.42 per share. Mr. Spass is the Chief Executive Officer of Capital Z Partners, Ltd., the Ultimate General Partner of each of the Funds.

On December 3, 2007, the Company entered into an agreement with Mr. Spass to purchase from Mr. Spass warrants exercisable for 100,000 ordinary shares of the Company having an exercise price on the date of the agreement of $16.12 per ordinary share (the ‘‘Warrant Purchase Agreement’’). The Warrant Purchase Agreement provided that the Company would purchase the warrants from Mr. Spass at a purchase price of $25.08 per warrant, plus $0.25 per warrant, representing the dividend to be paid by the Company on December 28, 2007 to the holders of record as of December 14, 2007. The transactions contemplated by the Warrant Purchase Agreement closed on January 3, 2008.

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and ‘‘related persons’’ (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy

•	Related person transactions must be approved by the Board or by a Committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or Committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (vi) the overall fairness of the transaction to the Company.

•	The Board or relevant committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Board, the Lead Director, the Chairperson of the Nominating and Corporate Governance Committee or the Secretary.

•	The Chairman of the Board and the Lead Director shall jointly determine (or if either is involved in the transaction, the other shall determine in consultation with the Chairperson of the Nominating and Corporate Governance Committee) whether the matter should be considered by the Board or by one of its existing Committees consisting only of independent directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The Board or relevant committee will review the transactions annually to determine whether it continues to be in the Company’s best interests.

REPORT OF THE AUDIT COMMITTEE

The following report is not deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Messrs. Baily, Raver, Spass, and Williamson and Dr. Vaughan currently serve on the Audit Committee. Mr. Spass will continue as a member of the Audit Committee, assuming he is re-elected to the Board of Directors by the shareholders. Messrs. Baily, Raver and Williamson and Dr. Vaughan will also remain members of the Audit Committee.

Mr. Baily serves as the chairman of the Audit Committee as well as the chairman of the audit committee of two other publicly traded companies and as a member of an additional public company audit committee. Pursuant to the terms of the Audit Committee charter and the regulations of the New York Stock Exchange, the Board of Directors has determined that Mr. Baily’s simultaneous service on multiple audit committees would not impair his ability to effectively serve on and act as chairman of the Audit Committee.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current Audit Committee members are ‘‘independent’’ as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the applicable NYSE Corporate Governance Rules, (2) all current Audit Committee members are financially literate, and (3) Mr. Baily qualifies as an ‘‘audit committee financial expert’’ as defined by SEC rules promulgated under the Exchange Act.

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. The charter is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (1)-(3) of the preceding paragraph of this report and the adequacy of the Audit Committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2007 (the ‘‘Form 10-K’’), the Audit Committee:

•	reviewed and discussed the audited financial statements contained in the Form 10-K with management and the Company’s independent auditors;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	reviewed and discussed the Company’s risk assessment and risk management, including the guidelines and policies governing the process of monitoring and controlling the Company’s major financial risk exposures;

•	met separately with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;

•	discussed with the Company’s senior management, independent auditors and internal auditors the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;

•	reviewed the performance of the Company’s internal audit and Sarbanes-Oxley functions;

•	reviewed the Company’s whistleblower policy and its application;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication from the independent auditors required by Independence Standards Board Standard No. 1, ‘‘Independence Discussions with Audit Committees’’ and the independence of the independent auditors, (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, ‘‘Communication with Audit Committees’’ and Statement on Auditing Standards No. 90, ‘‘Audit Committee Communications’’ and (4) responsibilities, budget and staffing of the Company’s internal audit function;

•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Form 10-K; and

•	determined that the non-audit services provided to the Company by the independent auditors are compatible with maintaining the independence of the independent auditors and established clear hiring policies for employees or former employees of the Company’s independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed below under ‘‘Audit Fees.’’

While the Audit Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Company complies with all laws and regulations and its Code of Business Conduct and Ethics.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct ‘‘field work’’ or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Respectfully submitted,

John T. Baily (Chairman)
William J. Raver
Robert A. Spass
Therese M. Vaughan

AUDIT FEES

Ernst & Young Ltd. Fees and Services

	2007 Actual Fees ($)	2006 Actual Fees ($)
Audit Fees	3,617,969	3,110,900
Audit-Related Fees	223,296	162,459
Tax Fees	15,300	184,107
All Other Fees	7,200	4,500
Total Fees	3,863,765	3,461,966

Audit fees for 2007 and 2006 consist of fees paid to Ernst & Young Ltd. for professional services for the audit of the Company’s annual consolidated financial statements, review of quarterly consolidated financial statements, audit of annual statutory statements and services that are normally provided by independent auditors in connection with statutory, 404 attestation services, comfort letters, SEC and regulatory filings or engagements.

Audit-related fees for 2007 and 2006 consist of fees paid to Ernst & Young Ltd. for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations, consultations concerning accounting and reporting standards, consultation regarding certain regulatory matters and access to certain accounting and auditing information.

Tax fees for 2007 and 2006 consist of fees paid to Ernst & Young Ltd. for transfer pricing studies and services regarding United States and United Kingdom tax compliance and planning.

All other fees for 2007 and 2006 consist of fees paid to Ernst & Young Ltd. for IFRS training to Endurance Worldwide Insurance Limited.

The Audit Committee concluded that the provision of the services listed above was compatible with maintaining the independence of Ernst & Young Ltd.

Pre-Approval Policies and Procedure

The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established the following policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by Ernst & Young Ltd.

Prior to the engagement of the independent auditor for any audit or non-audit services, management submits a proposal for such services to the Audit Committee. The Audit Committee reviews such proposals and provides its consent only after first considering whether the proposed services are consistent with the SEC’s rules on auditor independence. Also, in determining whether to grant pre-approval of any non-audit services, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

The Audit Committee has delegated its pre-approval authority to its Chairman for matters arising between meetings of the Audit Committee. Any pre-approval of a service by the Chairman of the Audit Committee is subject to ratification by the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, Company equity securities with the SEC. Based on a review of such reports, and on written representations from reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with except that each of the Company’s executive officers who is required to file reports pursuant to Section 16(a) and Mr. Carlsen did not report one transaction that occurred in 2007 on a timely basis on Form 4. All of the transactions that were not reported on a timely basis were transactions that are exempt from potential liability for ‘‘short-swing’’ profits under Section 16(b).

OTHER MATTERS

The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this proxy statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2009

Under the federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in Endurance’s proxy materials for the 2009 Annual General Meeting of Shareholders, it must be received by Endurance at its registered office located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda addressed to the Secretary by December 1, 2008. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 14, 2009.

If a shareholder desires to nominate one or more individuals for election as directors at the 2009 Annual General Meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office not later than December 1, 2008 and no earlier than November 1, 2008. Any notice for a director nomination shall include the information set forth under ‘‘Board of Directors — Director Nominee Process’’ above.

ANNUAL REPORT ON FORM 10-K, CORPORATE GOVERNANCE GUIDELINES
AND CODE OF BUSINESS CONDUCT AND ETHICS

The Annual Report to Shareholders of the Company and the Company’s Annual Report on Form 10-K are being mailed concurrently with this proxy statement. The Annual Report to Shareholders of the Company and the Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s:

•	Annual Report on Form 10-K, including exhibits, as filed with the SEC;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics; and

•	Charters of the committees of the Board of Directors.

If you would like a copy of any of the above referenced documents, contact Investor Relations, Endurance Specialty Holdings Ltd., Suite No. 784, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. In addition, financial reports and filings with the SEC, including the Annual Report on Form 10-K, are available on the internet at www.sec.gov. Company information, including the formal charters of each of the committees of the Board of Directors, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct, is also available on the Company’s web site at www.endurance.bm.

APPENDIX A

PROPOSED AMENDED AND RESTATED BYE-LAWS

AMENDED AND RESTATED BYE-LAWS
of
ENDURANCE SPECIALTY HOLDINGS LTD.

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Amended and Restated Bye-Laws of Endurance Specialty Holdings Ltd. as adopted by the shareholders thereof at the Annual General Meeting held on ~~27 April 2005~~15 May 2008 in place of those originally adopted on 19 July, 2002 as subsequently amended on 25 February ~~2003.~~2003 and 27 April 2005.

By:
Name: John V. Del Col Title: General Counsel & Secretary

~~Prepared by~~
~~Messrs Appleby Spurling Hunter~~
~~Canon’s Court~~
~~22 Victoria Street~~
~~Hamilton, Bermuda~~

I N D E X

BYE-LAW	SUBJECT	PAGE
1	Interpretation	~~1~~
2	Registered Office	~~8~~
3, 4	Share Rights	~~9~~
5, 6	Modification of Rights	~~10~~
7-11	Shares	~~11~~
12-15	Certificates	~~14~~
16-19	Lien	~~16~~
20-25	Calls on Shares	~~19~~
26-32	Forfeiture of Shares	~~20~~
33	Required Sale of Shares	~~22~~
34, 35	Register of Shareholders	~~23~~
36	Register of Directors and Officers	~~23~~
37-39	Transfer of Shares	~~24~~
40-43	Transmission of Shares	~~25~~
44-46	Increase of Capital	~~27~~
47, 48	Alteration of Capital	~~28~~
49, 50	Reduction of Capital	~~29~~
51	General Meetings and ~~Written~~ Resolutions in Writing	~~29~~
52-55	Notice of General Meetings	~~30~~
56-62	Proceedings at General Meetings	~~31~~
63-66	Votes of Shareholders	~~33~~
67	Shareholder Disclosure	~~37~~
~~BYE-LAW~~	~~SUBJECT~~	~~PAGE~~
68-79	Voting Procedures	~~40~~
80-86	Proxies and Corporate Representatives	~~43~~
87-90	Appointment and Removal of Directors	~~46~~
91	Resignation and Disqualification of Directors	~~49~~
92-94	Alternate Directors	~~50~~
95	Observers	~~51~~
BYE-LAW	SUBJECT	PAGE
96	Directors’ Fees and Additional
	Remuneration and Expenses	~~51~~
97	Directors’ Interests	~~52~~
98-102	Powers and Duties of the Board	~~53~~
103-105	Delegation of the Board’s Powers	~~55~~
106-114	Proceedings of the Board	~~56~~
115	Officers	~~58~~
116	Minutes	~~59~~
117, 118	Secretary and Resident Representative	~~60~~
119	The Seal	~~60~~
120-126	Dividends and Other Payments	~~61~~
127	Reserves	~~63~~
128	Capitalisation of Profits	~~63~~
130, 131	Record Dates	~~64~~
132-134	Accounting Records	~~66~~
135	Audit	~~67~~
136-~~138~~139	Service of Notices and Other Documents	~~67~~
~~139~~140	Winding Up	~~68~~

AMENDED AND RESTATED BYE — LAWS
of
ENDURANCE SPECIALTY HOLDINGS LTD.

INTERPRETATION

1.	(1)	In these Bye-Laws unless the context otherwise requires—

‘‘Affiliate’’ means, with respect to any specified person, a person that directly or indirectly controls, is controlled by or is under common control with such person. For the purpose of this definition, the term ‘‘control’’ means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms ‘‘controlled’’ and ‘‘controlling’’ have meanings correlative to the foregoing.

‘‘Alternate Director’’ means an Alternate Director appointed in accordance with Bye-Law 92.

‘‘Appraised Value’’ with respect to any Ordinary Share means, as of any specified date, the value of such Ordinary Share as of such date as determined by an investment bank of nationally recognised standing selected by the Shareholder and reasonably acceptable to the Company. If the investment bank selected by the Shareholder is not reasonably acceptable to the Company, and the Company and the Shareholder cannot agree on a mutually acceptable investment bank, then the Company and the Shareholder shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Shareholder), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and the Shareholder. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and (B) the liquidation value of the Company. No discount shall be applied on account of (i) the purchased Shares representing a minority interest, (ii) any lack of liquidity of the purchased Shares, (iii) the fact that the purchased Shares may constitute ‘‘restricted securities’’ for securities law purposes, (iv) the existence of the Company’s right, as set forth in these Bye-Laws and the Shareholders Agreement, to require Shareholders to sell Shares to the Company or to one or more third parties designated by the Company or (v) the existence of the possibility of a reduction in voting power pursuant to these Bye-Laws. The Appraised Value per Class A Share as of any specified date shall be identical to the Appraised Value per Ordinary Share on such date.

‘‘Bermuda’’ means the Islands of Bermuda.

‘‘Board’’ means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum.

‘‘Business Day’’ means any day except a Saturday, Sunday or other day on which banks in any of Hamilton, Bermuda, or New York, New York are authorised or obligated by law or executive order to close.

‘‘Class A Shares’’ shall mean the Class A shares, par value $1.00 per share, of the Company.

‘‘Class A Warrant’’ means a warrant, dated July 22, 2002, granting to the holder thereof the right to purchase Class A Shares from the Company on the terms and subject to the conditions therein.

‘‘Code’’ means the United States Internal Revenue Code of 1986, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

~~‘‘Confidential Information’’ shall have meaning given to such term in Bye-Law 67(2).~~

‘‘Commission’’ means the U. S. Securities and Exchange Commission, or its successor.

‘‘Companies Acts’’ means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company.

‘‘Company’’ means the company incorporated in Bermuda under the name of Endurance Specialty Holdings Ltd. on 27 June 2002.

‘‘Confidential Information’’ shall have meaning given to such term in Bye-Law 67(2).

~~‘‘~~‘‘Control Group~~’’~~’’means, with respect to any person, all Shares directly owned by such person and all Shares directly owned by each other Shareholder any of whose Shares are included in the Controlled Shares of such person.

‘‘Controlled Shares’’ in reference to any person means all Shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code).

‘‘Conversion Request’’ shall have the meaning given such term in Bye-Law 8.

‘‘Convertible Securities’’ means evidences of indebtedness, shares (including without limitation the Class A Shares (notwithstanding any limitations on conversion thereof)), or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Ordinary Shares, either immediately or upon the occurrence of a specified date or a specified event.

‘‘Converting Shareholder’’ shall have the meaning given such term in Bye-Law 7.

‘‘Current Market Price’’ with respect to any Ordinary Share means, as of any specified date, the average of the daily market prices of the Ordinary Shares for the twenty (20) consecutive Business Days immediately preceding such date. The ‘‘daily market price’’ for each such Business Day shall be: (1) if the Ordinary Shares are then listed on a national securities exchange or on Nasdaq, the last sale price, regular way, on such day on the principal stock exchange or market system on which the Ordinary Shares are then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Ordinary Shares on such day as reported on such stock exchange or market system or (2) if the Ordinary Shares are not then listed or admitted to trading on any national securities exchange or on Nasdaq but are traded over-the-counter, the average of the closing bid and asked prices for the Ordinary Shares as reported on Nasdaq or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

‘‘Designated Companies’’ shall have the meaning given such term in Bye-Law 150.

‘‘Designated Company Directors’’ shall have the meaning given such term in Bye-Law 150.

‘‘Director’’ means such person or persons as shall be appointed to the Board from time to time pursuant to Bye-Law 87.

‘‘Exchange Act’’ means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

‘‘Fair Value’’ with respect to any Ordinary Share means, as of any specified date, (1) if the Ordinary Shares are publicly traded on such date, the Current Market Price per Ordinary Share or (2) if the Ordinary Shares are not publicly traded on such date, (A) the fair market value per Ordinary Share as determined in good faith by the Board and set forth in the Purchase Notice or (B) if the Shareholder objects in writing to such price as determined by the Board within thirty (30) days after receiving notice of same, the Appraised Value per Ordinary Share as of such date. The Fair Value per Class A Share as of any specified date shall be identical to the Fair Value per Ordinary Share on such date.

‘‘Fully Diluted Basis’’ means assuming the exercise, conversion or exchange of all Share Purchase Rights, other than unvested Options, at the time outstanding.

~~‘‘Indemnified Person’’ shall have the meaning given such term in Bye-Law 140.~~

‘‘Indemnified Person’’ means any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators.

‘‘Initial Warrant’’ means a warrant, dated as of July 22, 2002, granting to the holder thereof the right to purchase Ordinary Shares and/or Class A Shares from the Company on the terms and subject to the conditions set forth therein.

‘‘9.5% Shareholder’’ means a person that owns Shares (within the meaning of Section 958 (a) of the Code) and owns or is deemed to own Controlled Shares which confer votes in excess of 9.5% (or such other percentage as determined under Bye-Law 69(3)) of the votes conferred by all of the issued and outstanding Shares.

‘‘Meeting Date’’ shall have the meaning given such term in Bye-Law 131.

‘‘Memorandum’’ means the Memorandum of Association of the Company in its present form or as from time to time amended.

‘‘Observer’’means an Observer appointed in accordance with Bye-Law 95.

‘‘Officer’’ means a person appointed by the Board pursuant to Bye-Law 115 and shall not include an auditor of the Company.

‘‘Options’’ means options to purchase Shares, including options to purchase Shares that may be granted to certain directors, officers and employees of the Company.

‘‘Ordinary Shares’’ shall mean the ordinary shares, par value $1.00 per share, of the Company.

‘‘paid up’’ means paid up or credited as paid up.

‘‘Publicly Traded Shares’’ means (i) any Shares that (A) have been issued pursuant to an effective registration statement under the Securities Act or (B) have been sold to the public pursuant to Rule 144 under the Securities Act or any similar successor rule; (ii) any Shares that have been sold to the public outside the United States pursuant to the statutes applicable to such sale in the country or jurisdiction in which such Shares were sold; or (iii) any Shares issued upon the registration of transfer of another Share that is a Publicly Traded Share.

‘‘Record Date’’ shall have the meaning given such term in Bye-Law 131.

‘‘Record Date Holder’’shall have the meaning given such term in Bye-Law 131.

‘‘Register’’ means the Register of Shareholders of the Company.

‘‘Registered Office’’ means the registered office for the time being of the Company.

‘‘Related Group’’means a group of Shareholders that are investment vehicles and are under common control or management.

‘‘Relevant Shares’’ shall have the meaning given such term in Bye-Law 131.

‘‘Removed Company Directors’’ share the meaning given such term in Bye-Law ~~150.~~151.

‘‘Resident Representative’’ means (if any) the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy resident representative appointed by the Board to perform any of the duties of the resident representative.

‘‘Resolution’’ means a resolution of the Shareholders passed in general meeting or, where required, of a separate class or separate classes of Shareholders passed in a separate general meeting or in either case, adopted ~~either in general meeting or by written~~ by resolution in writing, in accordance with the provisions of these Bye-Laws.

‘‘Seal’’ means the common seal of the Company and includes any duplicate thereof.

‘‘Secretary’’ includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary.

‘‘Securities Act’’ means the United States Securities Act of 1933, as amended, or any United States federal statute then in effect that has replaced such statute.

‘‘Service’’ shall have the meaning given such term in Bye-Law 67(2).

‘‘Shareholder’’ means a shareholder or member of the Company.

‘‘Shareholders Agreement’’ means that certain Amended and Restated Shareholders Agreement, dated as of January 30, 2003, as amended from time to time, among the Company, Endurance Specialty Insurance Ltd. and each of the Shareholders and Warrant Holders listed on Schedule A thereto.

‘‘Share Purchase Rights’’ means any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of Shares or Convertible Securities, whether or not immediately exercisable.

‘‘Shares’’ means any shares in the share capital of the Company and includes a fraction of a share.

‘‘Sponsor’’ has the meaning assigned such term in the Shareholders Agreement.

‘‘these Bye-Laws’’ means these Amended and Restated Bye-Laws in their present form or as from time to time amended.

‘‘transfer’’ whenused with respect to Shares, includes granting security interests in Shares, pledging Shares, or otherwise transferring or disposing of any interest in Shares.

‘‘Treasury Shares’’ means a Share that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

‘‘U.S. Person’’ means a ‘‘United States person’’ as defined in Section 957(c) of the Code.

‘‘United States’’means the United States of America and dependent territories or any part thereof.

‘‘Warrant’’ means an Initial Warrant or a Class A Warrant.

‘‘Warrant Holder’’ has the meaning assigned such term in the Shareholders Agreement.

(2)	For the purposes of these Bye-Laws a corporation which is a shareholder shall be deemed to be present in person ~~if its representative duly authorised pursuant to~~ at a general meeting, if, in accordance with the Companies Acts, its authorised representative is present;

(3)	Words importing only the singular number include the plural number and vice versa;

(4)	Words importing only the masculine gender include the feminine and neuter genders respectively;

(5)	Words importing persons include any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, unincorporated organization, government (or an agency or political subdivision thereof) or other entity;

(6)	Reference to writing shall include typewriting, printing, lithography, photography, telecopy and other modes of representing or reproducing words in a legible and non-transitory form~~;~~, including an electronic record; and

(7)	Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE RIGHTS

3.	Subject to any special rights conferred on the holders of any Share or class of Shares, any Share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

4.	(1)	Subject to the Companies Acts, any redeemable preference Shares may, with the sanction of a resolution of the Board, be issued on terms:

(a)	that they are to be redeemed on the happening of a specified event or on a given date; and/or,

(b)	that they are liable to be redeemed at the option of the Company; and/or,

(c)	if authorised by the Memorandum, that they are liable to be redeemed at the option of the holder.

The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

(2)	~~(2)~~ The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own Shares, of any class, at any price (whether at par or above or below par), and any Shares to be so purchased may be selected in any manner, upon such terms as the Board may in its discretion determine PROVIDED ALWAYS that such purchase is effected in accordance with the provisions of the Companies Acts. To the extent permitted by the Companies Acts, the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash.

(3)	The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own Shares to be held as Treasury Shares upon such terms as the Board may in its discretion determine, PROVIDED ALWAYS that such acquisition is effected in accordance with the provisions of the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the Shares held by the Company as Treasury Shares and shall be a Shareholder but subject always to the provisions of the Companies Acts; for the avoidance of doubt, the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those Treasury Shares, save as expressly provided for in the Companies Act.

MODIFICATION OF RIGHTS

5.	Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of Shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued Shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such Shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the Shares of the relevant class, that every holder of Shares of the relevant class shall be entitled on a poll to one vote for every such Share held by him (subject to any adjustments made to the voting power of the Shares of any Shareholder pursuant to Bye-Law 64) and that any holder of Shares of the relevant class present in person or by proxy may demand a poll; PROVIDED, HOWEVER, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

6.	For the purpose of this Bye-Law, unless otherwise expressly provided by the rights attaching to or the terms of issue of such Shares or class of Shares, such rights or terms, as the case may be, shall not be deemed to be altered by:

(1)	the creation or issue of further Shares ranking pari passu therewith;

(2)	the creation or issue for full value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

(3)	the purchase or redemption by the Company of any of its own Shares.

SHARES

7.	The share capital of the Company shall consist of Ordinary Shares and Class A Shares.

(1)	All Ordinary Shares shall have the voting power determined pursuant to Bye-Law 64.

(2)	All Class A Shares shall have all of the rights of, and shall be treated identically in all respects with, Ordinary Shares (including with respect to dividends and other distributions, whether of cash or other property (including securities), stock splits, subdivisions and combinations, reorganizations, reclassifications, amalgamations, mergers, consolidations, liquidations, distributions or the like or the granting of Share Purchase Rights), except that they shall carry no voting rights other than such voting rights as may be required from time to time by the Companies Acts, these Bye-Laws or the Shareholders Agreement.

(3)	Subject to paragraphs (4) and (5) of this Bye-Law, at any time and from time to time, any holder of Class A Shares (a ‘‘Converting Shareholder’’) may convert all or any portion of its Class A Shares into Ordinary Shares on a one-for-one basis in accordance with the procedures set forth in Bye-Law 8, unless (i) the Board reasonably determines that such conversion of all or any part of such Class A Shares may cause adverse tax consequences, determined after giving effect to the reduction in voting power pursuant to the provisions of Bye Laws 64, to the Company, any of its subsidiaries or any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares or (ii) in the case of Class A Shares except those initially issued upon the exercise of an Initial Warrant, the Ordinary Shares held by such holder after such a conversion would not have voting power greater than the Ordinary Shares, if any, held by such holder before such a conversion (after giving effect to any reduction in voting power imposed in accordance with Bye-Laws 64). The Board may elect to accept only a portion of the total Class A Shares requested to be converted if such partial conversion is acceptable to the Converting Shareholder and if the Board reasonably determines that the conversion of a greater amount may cause adverse tax consequences to the Company, any of its subsidiaries or any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares. In the event that the Board declines to accept all or a portion of the total Class A Shares requested to be converted by multiple Shareholders, the Board will use its best efforts to treat similarly situated Shareholders equitably (to the extent possible under the circumstances).

(4)	Class A Shares obtained by a Shareholder upon exercise of an Initial Warrant pursuant to Section 4.1 thereof may, when held by the Warrant Holder that exercised such Initial Warrant or any Affiliate of such Warrant Holder, be converted into Ordinary Shares only if such conversion would not cause any Person to become a 9.5% Shareholder (without giving effect to any provisions of these Bye-Laws that might limit the voting power of such Ordinary Shares).

(5)	Class A Shares issued by the Company other than pursuant to the exercise of an Initial Warrant may not be converted into Ordinary Shares by the Shareholder to whom such Class A Shares were originally issued nor by any Affiliate of such Shareholder.

8.	(1)	Subject to the last sentence of this paragraph (1), in order to convert Class A Shares, a Converting Shareholder shall deliver to the Company a written request (a ‘‘Conversion Request’’) and share certificate(s) representing the Class A Shares to be converted. The Board shall determine whether to accept the Conversion Request within ten (10) Business Days of receipt of such request. If the Board elects to reject the Conversion Request which it may do only if it reasonably determines that the Conversion may cause adverse tax consequences as determined in subsection 3(i) of Bye-Law 7, or if the Converting Shareholder fails to meet the requirements of subsections 3(ii), (4) or (5) of Bye-Law 7, the Company will return the certificates promptly. The Board may delegate the decision whether to accept the Conversion Request to a committee of the Board, an Officer or other persons. In connection with the exercise of an Initial Warrant, a Shareholder may request a prospective conversion of the Class A Shares to be issued upon exercise thereof, such that the exercise and conversion may occur simultaneously.

(2)	Notwithstanding any other provision hereof, if a conversion of Class A Shares is to be made in connection with any public offering of Ordinary Shares or in connection with any transfer of Shares approval of which is required pursuant to Bye-Laws 37 through 39, at the election of the Converting Shareholder the conversion of Class A Shares may be conditioned upon the consummation of such public offering or transfer (with such conversion to occur simultaneously therewith).

(3)	Within five (5) Business Days after a Conversion Request is accepted by the Board (or simultaneously with a public offering or other transfer if made in connection therewith), the Company shall deliver to the Converting Shareholder (or, if applicable, to its transferee):

(a)	a certificate representing the Ordinary Shares into which the number of Class A Shares accepted for conversion have been converted; and

(b)	a certificate representing the Class A Shares, if any, that were represented by the certificate delivered to the Company but were not converted.

(4)	The issuance of certificates for Ordinary Shares upon any conversion of Class A Shares shall be made without charge to the Converting Shareholders for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion. The Ordinary Shares into which such Class A Shares shall have been converted shall be validly issued and fully paid.

9.	(1)	Subject to the provisions of these Bye-Laws, the unissued Shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

(2)	Subject to the provisions of these Bye-Laws, any Shares held by the Company as Treasury Shares shall be at the disposal of the Board, which may hold all or any of such Treasury Shares, dispose of or transfer all or any of such Treasury Shares for cash or other consideration, or cancel all or any of such Treasury Shares.

(3)	The Board may, in connection with the issue of any Shares, exercise all powers of paying commission and brokerage fees conferred or permitted by law.

10.	Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote (subject to any adjustments made pursuant to Bye-Law 64), to receive dividends and distributions and to participate in a winding-up.

11.	Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any Share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any Share except an absolute right to the entirety thereof in the registered holder.

CERTIFICATES

12.	The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a Share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

13.	If a Share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

14.	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal~~.~~ or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, and may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on any certificate, ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

15.	Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and (i) the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations and (ii) any such transfer shall be subject to the applicable provisions of Bye-Law 37.

LIEN

16.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of such Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid Share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a Share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Bye-Law.

17.	The Company may sell, in such manner as the Board may think fit, any Share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the Share.

18.	The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Share prior to the sale) be paid to the person who was the holder of the Share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

19.	(1)	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:

(a)	the death of such Shareholder;

(b)	the non-payment of any income tax or other tax by such Shareholder;

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

(d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(i)	~~(i)~~ the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(ii)	~~(ii)~~ the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest thereon (at a rate not exceeding that permissible under the Interest and Credit Charges (Regulation) Act 1975 of Bermuda) from the date of payment to the date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

(iii)	~~(iii)~~ the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(iv)	the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

(2)	Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

20.	The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt, excluding the Company in respect of any nil or partly paid Shares held by the Company as Treasury Shares) in respect of any moneys unpaid on their Shares (whether on account of the par value of the Shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Board may determine.

21.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

22.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

23.	If a sum called in respect of the Share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

24.	Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.	The Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES

26.	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.	The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

28.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

29.	When any Share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the Share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

30.	A forfeited Share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

31.	A person whose Shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited Shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

32.	An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a Share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration (if any) given for the Share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the Share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the Share.

REQUIRED SALE OF SHARES

33.	If the Board reasonably determines, upon the written advice of counsel, that Share ownership by any person may result in any non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other holder of Shares (including if such consequence arises as a result of any Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting Shares (after giving effect to any adjustment to voting power required by Bye-Law 64)), the Company will have the option but not the obligation to purchase or assign to a third party or one or more other Shareholders the right to purchase the minimum number of Shares held by such person which is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price determined in the good faith discretion of the Board to represent such Shares’ fair market value; provided that if the Shares are traded on a securities exchange in or outside the United States, the fair market value per Share shall be determined by the Board based on the average of the last sales price per Share or if there is none, the average of the bid and asked price per Share, in each case for the ten business days prior to the repurchase date. The determinations by the Board pursuant to this Bye-Law 33 shall be final and binding. The Board will use reasonable efforts to ensure equal treatment to similarly situated Shareholders to the extent possible under the circumstances in connection with the application of this Bye-Law 33.

REGISTER OF SHAREHOLDERS

34.	The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Subject to the provisions of the Companies Acts, the Company may keep one or more branch registers in any place, and the Board may make, amend and revoke any resolutions as it may think fit respecting the keeping of such registers.

35.	The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 11.

REGISTER OF DIRECTORS AND OFFICERS

36.	The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

TRANSFER OF SHARES

37.	(1)	Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, including, without limitation, the provisions of this Bye-Law, any Shareholder may transfer all or any of his Shares by an instrument of transfer in the usual common form, or in any other form or by any other method permissible under applicable law, in either case as may be approved by the Board.

(2)	The instrument of transfer of a Share shall be signed by or on behalf of the transferor and, where any Share is not fully-paid, the transferee.

(3)	The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any Share which is not a fully paid Share.

(4)	The Board may refuse to recognise an instrument of transfer unless the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

(5)	The Board may refuse to recognise an instrument of transfer unless the instrument of transfer is in respect of only one class of Share.

(6)	The Board may decline to register any transfer unless the instrument of transfer is in favour of less than five persons jointly.

(7)	The Board may also decline to register any transfer unless it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

(8)	All instruments of transfer when registered may be retained by the Company.

(9)	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, ~~distringas or~~ stop notice, order of court or other instrument relating to or affecting the title to any Share, or otherwise making an entry in the Register relating to any Share.

(10)	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and under Bye-Law 38.

38.	If the Board declines to register a transfer it shall, within thirty (30) days after the date on which the notice or instrument of transfer was delivered to the Board, send to the transferee notice of such refusal.

39.	The transferor of a Share shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect thereof. Any purported transfer of any Share in contravention of any of the restrictions on transfer contained in these Bye-Laws shall be void and of no effect and shall not be entered in the Register.

TRANSMISSION OF SHARES

40.	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his Shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law. For greater certainty, where two or more persons are registered as joint holders of a Share or Shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said Share or Shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

41.	Any person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the Share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such Share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder. The rights of any person becoming entitled to a Share under Bye-Laws 40 through 42 shall be subject to the Company’s right to require a Shareholder to sell Shares in accordance with Bye-Law 33.

42.	A person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the Shares until the requirements of the notice have been complied with.

43.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 40 through 42.

INCREASE OF CAPITAL

44.	The Company may from time to time increase its capital by such sum to be divided into Shares of such par value as the Company by Resolution shall prescribe and in any manner permitted by the Companies Acts.

45.	The Company may, by the Resolution increasing the capital, direct that the new Shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of Shares of any class or classes in proportion to the number of such Shares held by them respectively or make any other provision as to the issue of the new Shares.

46.	The new Shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

47.	The Company may from time to time by Resolution and in any manner permitted by the Companies Acts:-

(1)	divide its Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(2)	consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

(3)	sub-divide its Shares or any of them into Shares of smaller par value than is fixed by the Memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

(4)	make provision for the issue and allotment of Shares which do not carry any voting rights;

(5)	cancel Shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled; and

(6)	change the currency denomination of its share capital.

Whereany difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

48.	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference Shares into redeemable preference Shares.

REDUCTION OF CAPITAL

49.	Subject to the Companies Acts, the Memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium or contributed surplus account in any manner.

50.	In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of Shares, those Shares to be affected.

GENERAL MEETINGS AND ~~WRITTEN~~ RESOLUTIONS IN WRITING

51.	(1)	The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board or the President of the Company may, whenever it or he thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

(2)	Except in the case of the removal of auditors or Directors, anything which may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or any class thereof or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts ) by its representative on behalf of such Shareholder, being all of the Shareholders of the Company or any class thereof who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed in as many counterparts as may be necessary.

(3)	For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this ~~section~~ Bye-Law, a reference to such date.

(4)	A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders ~~of the Company~~, as the case may be. A resolution in writing made in accordance with this ~~section~~ Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

NOTICE OF GENERAL MEETINGS

52.	An Annual General Meeting shall be called by not less than ten (10) days’ notice in writing and a Special General Meeting shall be called by not less than ten (10) days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 136 and 137 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company and to any Director or Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

53.	A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares of the Company present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

54.	Subject to the Companies Acts, the Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with Bye-Law 136 upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-Law 52.

55.	~~55.~~ The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

56.	~~56.~~ No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least four Shareholders present in person or by proxy and representing more than fifty percent (50%) of the aggregate voting power of the Company shall be a quorum for all purposes; PROVIDED, HOWEVER, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

57.	~~57.~~ If within fifteen (15) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present in person or by proxy, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. The Company shall give not less than ten (10) days’ notice of any meeting adjourned through want of a quorum.

58.	~~58.~~ A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

59.	~~59.~~ Each Director upon giving the notice referred to in Bye-Law 52, and the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

60.	~~60.~~ The ~~Chairman (if any) of the Board or, in his absence, the President shall~~ Board may choose one of their number to preside as chairman at every general meeting. If there is no such ~~Chairman or President~~chairman, or if at any meeting ~~neither the Chairman nor the President is~~ the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or if ~~neither of them~~ is not willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

61.	~~61.~~ The chairman of the meeting may, with the consent by Resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Subject to the Companies Acts, in addition to any other power of adjournment conferred by law the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

62.	~~62.~~ Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTES OF SHAREHOLDERS

63.	~~63.~~ Subject to the provisions of Bye-Laws 64 and 65, and subject to any rights and restrictions for the time being attached to any class or classes of Shares, every Shareholder and every person representing a Shareholder by proxy shall have one vote for each Share carrying the right to vote on the matter in question of which he or the person represented by proxy is shown in the Register as the holder. All matters in these Bye-Laws that are subject to a vote or approval of Shareholders shall be based upon the voting power of such Shareholders’ Shares as determined pursuant to Bye-Laws 63 through 66. For the avoidance of doubt, in applying the provisions of these Bye-Laws, a Share may carry a fraction of a vote.

64.~~64.~~	(1)	If, as a result of giving effect to the provisions of Bye-Law 63 or otherwise, the votes conferred by the Controlled Shares of any person would otherwise cause such person to be treated as a 9.5% Shareholder, the votes conferred by the Shares of such person’s Control Group are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person shall not exceed 9.5% (or such other percentage as determined under Bye-Law 64(3)) of the total voting power of all of the Shares entitled to vote on the matter in question.

(2)	The reduction in votes pursuant to Bye-Law 64(1) shall be determined as follows:

(a)	Beginning with the Control Group of the person whose Controlled Shares have the largest number of votes and continuing, as required, with the Control Group of each person whose Controlled Shares successively have a smaller number of votes (after giving effect to prior reductions), the reduction in votes conferred by the Shares of a Control Group shall be effected proportionately among all the Shares of such Control Group in accordance with the relative voting power of such Shares, provided, however, that the votes conferred by the Shares directly owned by Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P. shall not be reduced below one vote per share pursuant to this Bye-Law 64(2).

(b)	After all required reductions to Shares of Control Groups are effected pursuant to subparagraph (a), the amount of any reduction in the votes of the Shares held by each Shareholder effected by application of subparagraph (a) above shall be (i) reallocated among and conferred on the Shares held directly by such Shareholder, proportionately in accordance with the reduction in voting power of such Shares pursuant to subparagraph (a) above, to the extent that so doing does not cause any person to be treated as a 9.5% Shareholder and (ii) the amount of any remaining reduction in votes shall then be allocated and conferred proportionately among the Shares held directly by all other Shareholders in accordance with the relative voting power of such Shares; provided, however, that no Shares shall be conferred votes to the extent that so doing shall cause any person to be treated as a 9.5% Shareholder.

(3)	Upon written notification by a Shareholder to the Board,

(a)	such Shareholder shall be entitled to direct that the Board (x) treat it (and/or any specified Affiliate to whom Shares owned by such Shareholder could be attributed pursuant to Section 958(a) of the Code) as a U.S. Person, and/or (y) treat it, together with other related Shareholders so designated by such Shareholder, as one person for purposes of determining such Shareholder’s Control Group; or

(b)	the number of votes conferred by the total number of Shares held by such Shareholder shall be reduced to that percentage of the total voting power of the Company, as so designated by such Shareholder (subject to acceptance of such reduction by the Board in its sole discretion) so that (and to the extent that) such Shareholder may satisfy any applicable insurance or other regulatory requirement (including tax regulatory) or voting threshold or limitation that may be applicable to such Shareholder.

(4)	If, after giving effect to the provisions of Bye-Laws 64(1) and (2), the votes conferred by the Shares directly held by any Related Group would otherwise represent more than 9.5% of the votes conferred by all of the issued and outstanding Shares, the votes conferred by such Shares are hereby reduced (and shall be automatically reduced in the future) proportionately among all the Shares directly held by such Related Group in accordance with the relative voting power of such Shares, by whatever amount is necessary so that after any such reduction the votes conferred by the Shares directly held by such Related Group shall not exceed 9.5% of the votes conferred by all of the issued and outstanding Shares. The amount of any reduction in votes pursuant to this Bye-Law 64(4) shall then be allocated and conferred proportionately among the Shares held directly by all Shareholders who are not in such Related Group in accordance with the relative voting power of such Shares; provided, however, that no Shares shall be conferred votes to the extent that so doing shall cause any person to be treated as a 9.5% Shareholder.

(5)	Notwithstanding anything to the contrary in this Bye-Law 64, the votes conferred by the Controlled Shares of any Shareholder shall not exceed such amount as would result in any U.S. Person that owns Shares of the Company (within the meaning of Section 958(a) of the Code) being treated as owning (within the meaning of Section 958 of the Code) more than 9.5% (or such lower percentage designated by a Shareholder pursuant to Bye-Law provision 64(3) hereof) of the aggregate voting power of the votes conferred by all the Shares of the Company entitled to vote on a particular matter in question.

(6)	The Board shall implement the foregoing in the manner set forth in this Bye-Law. In addition to any other provision of this Bye-Law 64, any Shares shall not carry rights to vote or shall have reduced voting rights to the extent that the Board reasonably determines in good faith that it is necessary that such Shares should not carry the right to vote or shall have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary of the Company or any Shareholder or its affiliates; provided, that the Board will use reasonable efforts to exercise such discretion equally among similarly situated Shareholders to the extent possible under the circumstances and provided further, that the Board shall reallocate the amount of any reduction in vote in the manner described in Bye-Law 64(2)(b).

65.	~~65.~~ The determination by the Board, made in good faith, upon the written advice of counsel, as to any adjustments to voting power of any Share made pursuant to Bye-Law 64 shall be final and binding.

66.	~~66.~~ Prior to any vote being cast on a ~~resolution~~Resolution proposed at a meeting, the Board of Directors shall notify the Shareholders of the voting power conferred by their Shares at such meeting determined in accordance with Bye-Laws 63 and 64 hereof.

SHAREHOLDER DISCLOSURE

67.~~67.~~	(1)	Subject to the provisions of this Bye-Law 67, the Company shall have the authority to request from any Shareholder, and such Shareholder shall provide to the Company, such information as the Company may reasonably request for the purpose of (i) determining whether any Shareholder’s voting rights are to be adjusted pursuant to Bye-Law 64, (ii) conducting the analysis required by Bye-Law 33, (iii) determining whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code and (iv) determining whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty.

(2)	Any information provided by each Shareholder to the Company pursuant to this Bye-Law 67 shall be deemed ‘‘confidential information’’ (the ‘‘Confidential Information’’) and shall be used by the Company solely for the purposes contemplated by this Bye-Law (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the Internal Revenue Service (the ‘‘Service’’) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-Laws (iii) to officers and employees of the Company or its Affiliates, subject to Bye-Law 67(3), or (iv) as otherwise required by law or regulation.

(3)	The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in Bye-law 67(2)(ii) and (iii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by Bye-Law 33, or 64, to determine whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code or to determine whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty. Prior to granting access to the Confidential Information to such persons, the Company shall inform them of its confidential nature and of the provisions of this Bye-Law and shall require them to abide by all the provisions hereof. The Company shall not disclose the Confidential Information to any Director (other than a Director that is also either the Chief Executive Officer, Chairman, Deputy Chairman, President or Vice President, except as required by law or regulation, upon request to the Company). For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of the Shareholders after application of Bye-Law 64. At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax related analysis.

(4)	The Company shall (i) notify a Shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Shareholder and, prior to such disclosure, shall permit such Shareholder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Bye-Law, and (ii) if, in the absence of a protective order, such disclosure is required in the opinion of counsel to the Company, the Company shall make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Shareholder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded to all such disclosed information.

(5)	If a Shareholder fails to respond to a request for information from the Company pursuant to this Bye-Law or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion (after considering the circumstances described in any response to the request by the Shareholder and providing such

Shareholder with a cure period of such length, if any, as the Company in its reasonable discretion shall determine to be reasonable under the circumstances) determine that such Shareholder’s Shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Company in its reasonable discretion.

(6)	The Board may rely exclusively on the analysis, deliberation, reports and other communications of those persons specified in (i)-(iii) of Bye-Law 67(2) above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to determining whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code, implementing Bye-Law 33, or 64, or determining whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty.

VOTING PROCEDURES

68.	~~68.~~ Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

69.	~~69.~~ Subject to any rights or restrictions for the time being lawfully attached to any class of Shares and subject to the provisions of these Bye-Laws including any adjustments made to the voting power of the Shares of any Shareholder pursuant to Bye-Law 64, at any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

(1)	the chairman of the meeting; or

(2)	at least three Shareholders present in person or represented by proxy; or

(3)	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one eleventh of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(4)	a Shareholder or Shareholders present in person or represented by proxy holding Shares conferring the right to vote at such meeting, being Shares on which an aggregate sum has been paid up equal to not less than one eleventh of the total sum paid up on all such Shares conferring such right.

The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as electronic records declared before the demand for a poll was made. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

70.	~~70.~~ If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

71.	~~71.~~ A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later ~~in the meeting~~than three (3) months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

72.	~~72.~~ The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

73.	~~73.~~ Ona poll, votes may be cast either personally or by proxy.

74.	~~74.~~ A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

75.	~~75.~~ In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic record or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

76.	~~76.~~ In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

77.	~~77.~~ A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

78.	~~78.~~ No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

79.	~~79.~~ If:

(1)	any objection shall be raised to the qualification of any voter; or,

(2)	any votes have been counted which ought not to have been counted or which might have been rejected; or,

(3)	any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

80.	~~80.~~ A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder.

81.	~~81.~~ The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

82.	~~82.~~ Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. ~~For the purposes of service on the Company pursuant to this Bye-Law, the provisions of Bye-Law 136 as to service on Shareholders shall mutatis mutandis apply to service on the Company.~~ Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

83.	~~83.~~ Subject to Bye-Law 82, the instrument appointing a proxy or authorisation, as the case may be, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a ~~written~~ resolution in writing, in any document sent therewith) by such date and time specified in the notice prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a ~~written~~ resolution in writing, prior to the effective date of the ~~written~~ resolution in writing and in default the instrument of proxy or authorisation, as the case may be, shall not be treated as valid.

84.	~~84.~~ Instruments of proxy or authorisation, as the case may be, shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any ~~written~~ resolution in writing forms of instruments of proxy or authorisation, as the case may be, for use at that meeting or in connection with that ~~written~~ resolution in writing. The instrument of proxy or authorisation, as the case may be, shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a ~~written~~ resolution in writing or amendment of a resolution in writing put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation, as the case may be, shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

85.	~~85.~~ A vote given in accordance with the terms of an instrument of proxy or authorisation, as the case may be, shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or authorisation, as the case may be, or of the authority under which it was executed, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation, as the case may be, in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any ~~written~~ resolution in writing at which the instrument of proxy or authorisation, as the case may be, is used.

86.	~~86.~~ Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations, as the case may be, and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign ~~written~~ resolutions in writing.

APPOINTMENT AND REMOVAL OF DIRECTORS

87.~~87.~~	(1)	The number of Directors constituting the Board shall be not less than two (2) nor more than twenty (20), the exact number to be determined from time to time by the Company by Resolution; PROVIDED, HOWEVER, that if no such Resolution shall be in effect the number of Directors shall be twelve (12).

(2)	The Board shall be divided into three classes, with the term of the office of one class expiring each year. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board. There is no distinction in the voting or other powers and authorities of Directors of different classes; the classifications are solely for the purposes of the retirement by rotation provisions set out in this Bye-Law 87. All Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time by resolution determine the respective numbers of class I Directors, class II Directors and class III Directors.

(3)	Each class I Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year ~~2006~~2009 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class I Directors together were last appointed or re-appointed.

(4)	Each class II Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year ~~2007~~2010 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class II Directors together were last appointed or re-appointed.

(5)	Each class III Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year ~~2005~~2011 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class III Directors together were last appointed or re-appointed.

(6)	If the number of Directors is altered by Resolution pursuant to this Bye-Law, such Resolution shall apportion any increase or decrease among the classes so as to maintain the number of Directors in each class as equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director. All Directors, upon election or appointment (except upon election at an Annual General Meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

88.	~~88.~~ The Company shall at the Annual General Meeting and may by Resolution determine the minimum and the maximum number of Directors and may by Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to elect any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he replaces and shall hold office for the balance of the term of such vacant Board position or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

89.	~~89.~~ The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting.

Notice of every general meeting shall be given in any manner permitted by Bye-Law 136 and 137. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board. A Director so elected or appointed shall hold office for the balance of the term of such vacant Board position or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

90.	~~90.~~ If a Shareholder desires to nominate one or more individuals for election as Directors at any general meeting duly called for the election of Directors, written notice of such Shareholder’s intent to make such a nomination must be received by the Company at the Registered Office (or at such other place or places as the Board may otherwise specify from time to time for this purpose) not less than 120 days nor more than 150 days before the first anniversary of the date of the notice convening the Company’s annual general meeting of shareholders for the prior year. Such notice shall set forth (i) the name and address, as it appears in the Register, of the Shareholder who intends to make such nomination; (ii) a representation that the Shareholder is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; (iii) the class and number of Shares which are held by the Shareholder; (iv) the name and address of each individual to be nominated; (v) a description of all arrangements or understandings between the Shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the Shareholder; (vi) a description of all material personal and business relationships between the Shareholder and any such nominee during the preceding ten (10) years; (vii) such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such Regulation; (viii) the consent of any such nominee to serve as a Director, if so elected; ~~and~~ (ix) the certification of any such nominee as to the accuracy and completeness of the information set forth in such notice; (x) any information relevant to a determination of whether the recommended candidate meets the criteria for Board membership as determined by the Board and as set forth in the most recent Proxy Statement filed with the Commission so long as the Company is subject to regulation under the Exchange Act; (xi) any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the rules of the New York Stock Exchange or the national securities exchange or similar exchange upon which the Shares are listed, or, alternatively, a statement that the recommended candidate would not be so barred; and (xii) if the recommending Shareholder(s) has beneficially owned more than 5% of the Company’s voting Shares for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the Commission’s rules. The Company will send copies of such notice to all Shareholders with the notice of the Annual General Meeting at which Directors will be elected. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge a nomination that is not made in compliance with the ~~procedure~~procedures specified in this Bye-Law, and any such nomination not properly brought before the meeting shall not be considered.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

91.	~~91.~~ The office of a Director shall be vacated upon the happening of any of the following events:

(1)	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

(2)	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

(3)	if he becomes bankrupt under the laws of any country or compounds with his creditors;

(4)	if he is prohibited by law from being a Director;

(5)	if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

ALTERNATE DIRECTORS

92.	~~92.~~ A Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by ~~depositing a~~delivery of a written notice of appointment or removal ~~with~~to the Secretary at the Registered Office, signed by such Director, and such ~~appointment or removal~~notice shall ~~become~~be effective ~~on the date of~~immediately upon receipt ~~by~~or any later date specified in the ~~Secretary~~notice. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

93.	~~93.~~ An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

94.	~~94.~~ Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

OBSERVERS

95.	~~95.~~ Pursuant to the provisions of the Shareholders Agreement, certain Shareholders may have the right to designate or remove an Observer who shall (1) have the right to receive due notice of and to attend and participate in (but not vote at) all meetings of the Board and all meetings of committees of the Board other than the Nominating Committee, (2) have the right to receive copies of all documents and other information furnished to Directors and to members of committees of the Board other than the Nominating Committee, (3) have the same rights as any Director to review the books and records of the Company and to make inquiries of and meet with its Officers and employees, (4) have the same rights that a Director has pursuant to Bye-Law 92 mutatis mutandis to appoint and remove a person to act as an Observer in the alternative to himself and (5) be entitled to be indemnified by the Company pursuant to Bye-Laws 140 through 145 to the same extent mutatis mutandis as if he were a Director.

DIRECTORS’ FEES AND ADDITIONAL REMUNERATION AND EXPENSES

96.	~~96.~~ The amount, if any, of Directors’ fees shall from time to time be determined by the Board and in the absence of a determination to the contrary such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

DIRECTORS’ INTERESTS

97.~~97.~~	(1)	A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

(2)	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

(3)	Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company (except to the extent provided in Bye-Law 150 with respect to a Designated Company) held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

(4)	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

(5)	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD

98.	~~98.~~ Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

99.	~~99.~~ The Board may exercise all the powers of the Company ~~to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons~~, except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

100.	~~100.~~ All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

101.	~~101.~~ The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

102.	~~102.~~ The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

DELEGATION OF THE BOARD’S POWERS

103.	~~103.~~ The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

104.	~~104.~~ The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 105, other ~~individual~~person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

105.	~~105.~~ When required under the requirements from time to time of any stock exchange on which the Shares of the Company are listed, the Board shall appoint an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee in accordance with the requirements of such stock exchange. The Board may also delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

PROCEEDINGS OF THE BOARD

106.	~~106.~~ The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, unless otherwise required by these Bye-Laws. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

107.	~~107.~~ Notice of a meeting of the Board shall be deemed to be ~~duly~~ given to a Director ~~if it is given to him personally or sent to him by post, cable, telex, telecopier, email, or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose~~by word of mouth or in any manner permitted by the Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

108.~~108.~~	(1)	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of Directors in office from time to time and in no event shall be less than two (2) Directors. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

(2)	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested, and he shall be taken into account in ascertaining whether a quorum is present, but the resolution with respect to the contract, transaction or arrangement will fail unless it is approved by a majority of the disinterested Directors voting on the resolution.

(3)	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

109.	~~109.~~ So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

110.	~~110. The Chairman (or President) or, in his absence, the Deputy Chairman (or Vice-President), shall~~The Board may choose one of their number to preside as chairman ~~at every meeting~~ of the Board. If there is no such chairman, or if at any meeting the ~~Chairman or Deputy Chairman (or the President or Vice-President)~~ chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

111.	~~111.~~ The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

112.	~~112.~~ A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

113.	~~113.~~ A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or if there is no such group, where the chairman of the meeting is located.

114.	~~114.~~ All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

115.	~~115.~~ The Officers of the Company ~~shall include a President and a Vice-President or a Chairman and a Deputy Chairman who shall~~, who may or may not be Directors ~~and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine~~, may be appointed by the Board at any time. Any person ~~elected or~~ appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such ~~election or~~ appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

MINUTES

116.	~~116.~~ The Board shall cause minutes to be made and books kept for the purpose of recording -—

(1)	all appointments of Officers made by the Board;

(2)	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

(3)	of all proceedings at meetings of the Company, of the holders of any class of Shares in the Company, of the Board and of committees appointed by the Board or the Shareholders~~; (4) of all proceedings of its managers (if any).~~.

Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 141 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

117.	~~117.~~ The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

118.	~~118.~~ A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

119~~119.~~	~~(1)~~	~~The Seal~~(1) The Board may authorise the production of a common Seal of the Company and one or more duplicate common Seals of the Company, which shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. ~~Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.~~

(2)	Any document required to be under seal or executed as a deed on behalf of the Company may be

(a)	executed under the Seal in accordance with these Bye-Laws; or

(b)	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

(~~2~~3)	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be ~~signed by either two Directors, or~~attested by the ~~Secretary and one~~signature of: a Director, or by the Secretary, or by any one person ~~whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; PROVIDED that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication~~authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

120.	~~120.~~ The Board may from time to time declare dividends, or distributions out of contributed surplus, to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 128, in paying up in full Shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

121.	~~121.~~ Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide:

(1)	all dividends, or distributions out of contributed surplus, may be declared and paid according to the amounts paid up on the Shares in respect of which the dividend or distribution is paid, and an amount paid up on a Share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the Share;

(2)	dividends, or distributions out of contributed surplus, may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

122.	~~122.~~ The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

123.	~~123.~~ No dividend, distribution or other moneys payable by the Company on or in respect of any Share shall bear interest against the Company.

124.	~~124.~~ Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the Shares held by such joint holders.

125.	~~125.~~ Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Share into a separate account shall not constitute the Company a trustee in respect thereof.

126.	~~126.~~ The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend, or distribution out of contributed surplus, wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board PROVIDED that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES

127.	~~127.~~ The Board may, before recommending or declaring any dividend, or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

128.	~~128.~~ The Board may, from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any Shares in the Company held by such Shareholders respectively or in payment up in full of unissued Shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, PROVIDED that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued Shares to be issued to such Shareholders credited as fully paid ~~and PROVIDED, FURTHER, that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid Shares of the same class as that from which the relevant share premium was derived.~~

129.	~~129.~~ Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

130.	~~130.~~ Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meetings and to vote at any general meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

131.	~~131.~~ In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a ‘‘Record Date’’) prior to the date fixed for the meeting (the ‘‘Meeting Date’’) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

(1)	each person entered in the Register at the Record Date as a Shareholder, or a Shareholder of the relevant class (a ‘‘Record Date Holder’’) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class (in each case subject to Bye-Law 64), in relation to that meeting in respect of the Shares, or the Shares of the relevant class, registered in his name at the Record Date;

(2)	as regards any Shares, or Shares of the relevant class, which are registered in the name of a Record Date Holder at the record date but are not so registered at the meeting date (‘‘Relevant Shares’’), each holder of any Relevant Shares at the meeting date shall be deemed to have irrevocably appointed that Record Date Holder as his proxy for the purpose of attending and voting in respect of those relevant Shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the Record Date Holder in his absolute discretion may determine; and

(3)~~(3)~~	accordingly, except through his proxy pursuant to paragraph (2) of this Bye-Law, a holder of relevant Shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant Shares at that meeting.

The entry of the name of a person in the Register as a Record Date Holder shall be sufficient evidence of his appointment as proxy in respect of any relevant Shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant Shares.

ACCOUNTING RECORDS

132.	~~132.~~ The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

133.	~~133.~~ The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board, Resolution.

134.	~~134.~~ A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

135.	~~135.~~ Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

136.	(a)	Any notice or other document (including but not limited to a Share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 134) may be sent to, served on or delivered to any Shareholder by the Company

(1)	personally;

~~136.~~	~~Any notice or other document (including a Share certificate) may be served on or delivered to any Shareholder by the Company either personally or~~ (2) by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register ~~or~~;

(3)	by sending it by courier to~~such registered address, or by sending it by email to an address~~or leaving it at the Shareholder’s address appearing in the Register;

(4)	by, where applicable, sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the ~~purpose of the receipt of notices or documents in electronic form, or by delivering it to or leaving it at such address as appears in the Register for such Shareholder.~~ purposes of communication in such manner; or

(5)	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in this Bye-Law, in accordance with the Companies Acts.

(b)	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

(i)	if sent by personal delivery, at the time of delivery;

(ii)	if sent by post, forty-eight (48) hours after it was put in the post;

(iii)	if sent by courier or facsimile, twenty-four (24) hours after sending;

(iv)	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

(v)	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. ~~Any~~Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document ~~if sent by post shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, and when sent by courier, twenty-four (24) hours after sending or, when sent by email, twelve (12) hours after sending and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, sent by courier or sent by email, as the case may be.~~(excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

137.	~~137.~~ Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by courier, cable, telex, telecopier, email or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four (24) hours after its despatch, when sent by courier, cable, telex or telecopier and twelve (12) hours after its despatch when sent by email.

138.	Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

139.	Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-Laws.

WINDING UP

140.	~~139.~~ If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the

Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

141.	~~140.~~ Subject to the proviso below, every ~~Director, Officer of the Company and member of a committee constituted under Bye-Law 105 and any Resident Representative and their respective heirs, executors and administrators (any of the foregoing, an ‘‘Indemnified Person’’)~~Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law (including but not limited to liabilities under contract, tort, fiduciary duties and statute or any applicable foreign law or regulation and all reasonable legal and other costs, including defense costs incurred in defending any legal proceedings whether civil or criminal, and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

142.	~~141.~~ No Indemnified Person shall be liable to the Company for the acts, neglects, defaults or omission of any other Indemnified Person PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

~~142.~~	~~Every Indemnified Person shall be indemnified out of the funds of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties, in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.~~

143.	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

144.	~~143.~~ To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the ~~relative~~relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

145.	~~144.~~ Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claim or right of action which would render the waiver void pursuant to the Companies Acts and shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

146.	~~145. Subject to the Companies Acts,~~The Company shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal ~~action or proceeding for which indemnification is required pursuant to Bye-Laws 140, 141 and 144 shall be paid by the Company in advance of the final disposition of such action or proceeding (including any cost or expense incurred in obtaining such advance or indemnification) upon~~proceedings against them, on condition and receipt of an undertaking ~~by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to Bye-Laws 140, 141 and 144 PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:~~in a form satisfactory to the Company that the Indemnified Person shall repay the advance if any allegation of fraud or dishonesty is proved against the Indemnified Person.

~~(1)~~	~~by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or~~

~~(2)~~	~~in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or~~

~~(3)~~	~~by a majority vote of the Shareholders (after giving effect to any adjustments to the voting power imposed pursuant to Bye-Law 64).~~

~~Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.~~

147.	~~146.~~  The purpose of Bye-laws ~~140-145~~141-146 as a whole is to provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, it is the intent of these Bye-Laws that such indemnification be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-laws shall not result in indemnification of any person, including an Indemnified Person, to the extent he engaged in fraud or dishonesty.

AMALGAMATION

148.	~~147.~~  Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 56 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 69.

CONTINUATION

149.	~~148.~~  Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

ALTERATION OF BYE-LAWS

150.~~149.~~(1)	These Bye-Laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders (a) by Resolution passed by a majority of votes cast (after giving effect to any adjustments to voting power imposed pursuant to Bye-Law 64) whenever it is proposed by the Board to repeal, alter or amend any of the Bye-Laws except Bye-Laws ~~140-146~~141-147 or (b) by Resolution of eighty five percent (85%) of the total votes cast (after giving effect to any adjustments to voting power imposed pursuant to Bye-Law 64) whenever it is proposed by the Board to repeal, alter or amend Bye-Laws ~~140-146 or adopt~~141-147 in a manner that limits or adversely changes Bye-Laws 141-147 or adopts any provision inconsistent therewith .

(2)	Any repeal, alteration or amendment of Bye-Laws 140-146 or adoption of any provision inconsistent therewith shall not adversely affect any rights to indemnification and to the advancement of expenses thereunder existing at the time of such repeal, alteration, amendment or adoption with respect to any acts or omissions occurring immediately prior to such repeal, alteration, amendment or adoption.

CERTAIN SUBSIDIARIES

151.~~150.~~(1)	Except to the extent otherwise provided in Bye-Law ~~150~~151(3), with respect to any subsidiary of the Company that is not a U.S. corporation or that is not treated as a pass-through or disregarded entity for U.S. federal income tax purposes (unless such disregarded entity owns, directly or indirectly, any subsidiary that is organized under the laws of a jurisdiction outside of the United States that is treated as a corporation for U.S. federal income tax purposes) (together, the ‘‘Designated Companies’’), subject to any applicable mandatory law of the relevant jurisdiction (i) the board of directors of each such Designated Company shall consist of the persons, a majority of whom are Directors of the Company, who have been elected as director designees with respect to such Designated Company by the Shareholders of the Company (‘‘Designated Company Directors’’) in a general meeting of the Shareholders by resolution, which resolution directs the Company to vote its shares in such Designated Company to ensure that the board of directors of such Designated Company consists of the Designated Company Directors designated with respect to such Designated Company, and (ii) the Shareholders of the Company in a general meeting may designate the persons to be removed as directors of any Designated Company (the ‘‘Removed Company Directors’’) by resolution, which resolution directs the Company to vote its shares in the Designated Company to effect the removal of the Removed Company Directors from the board of directors of the applicable Designated Company, subject to the requirement that a majority of the directors of each Designated Company are directors of the Company.

(2)	Notwithstanding the general authority of the Board set out in Bye-Law 97(3), the Company shall vote all shares owned by the Company in each Designated Company (i) to elect the Designated Company Directors with respect to each Designated Company as the directors of such Designated Company and to remove the Removed Company Directors with respect to each Designated Company as directors of such Designated Company and (ii) to ensure that the constitutional documents of such Designated Company require such Designated Company Directors to be elected and such Removed Company Directors to be removed as provided in this Bye-Law. The Board and the Company shall ensure that the constitutional documents of each such Designated Company shall effectuate or implement this Bye-Law and, subject to any applicable mandatory law of the relevant jurisdiction, contain a provision substantially similar to this Bye-Law ~~150~~151 governing the election, appointment and removal of its direct subsidiaries’ directors. The Company shall also enter into agreements with each such Designated Company to effectuate or implement this Bye-Law and take such other actions as are necessary to effectuate or implement this Bye-Law.

(3)	The provisions set forth in Bye-Law ~~150~~151 shall not apply with respect to any subsidiary of the Company that is not a U.S. corporation if a substantial portion of the income of such corporation is from U.S. sources and is effectively connected with the conduct by such corporation of a trade or business or permanent establishment within the United States (unless either (a) such income is exempt from taxation, or otherwise subject to a reduced rate of tax, pursuant to a treaty obligation of the United States or (b) such corporation owns, directly or indirectly, any subsidiary that is not a U.S. corporation that does not earn a substantial portion of its income from U.S. sources or the income is not effectively connected with the conduct by such subsidiary of a trade or business or permanent establishment within the United States) and any other income of such corporation does not, and is not expected to, constitute subpart F income as defined in Section 952(a) of the Code.

******
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APPENDIX B

FIRST AMENDMENT TO

2007 EQUITY INCENTIVE PLAN
OF
ENDURANCE SPECIALTY HOLDINGS LTD.

WHEREAS, Endurance Specialty Holdings Ltd. (the ‘‘Company’’) desires to amend the 2007 Equity Incentive Plan (as amended and in effect, the ‘‘Plan’’) of the Company to fix at $70,000 the dollar value of equity incentives to be granted to non-employee directors of the Company each year following the Company’s Annual General Meeting (the ‘‘Plan Amendment’’); and

WHEREAS, on February 13, 2008, subject to shareholder approval, the Board of Directors of the Company approved the Plan Amendment.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	Section 7(a) of the Plan is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

‘‘Annual Grant. Each Director in office at the close of business on the date of the Annual General Meeting of shareholders of the Company shall be granted on such date either (i) an Option to purchase Ordinary Shares or (ii) Restricted Shares. The determination to grant Restricted Shares or Options shall be made at a meeting of the Committee prior to the Annual General Meeting of Shareholders each year. The number of Options granted shall be determined utilizing the Black-Scholes option pricing model, with an aggregate grant value of $70,000 on the date of grant, a per Ordinary Share exercise price equal to the Fair Market Value of one Ordinary Share on such date, a perpetual dividend rate equal to the most recent quarterly dividend (discounted to present value utilizing the current risk free rate of return) and the average volatility of the Ordinary Shares on the Stock Exchange over the last 30 trading days. The per Ordinary Share exercise price of any Options granted shall be equal to the Fair Market Value of one Ordinary Share on the date of grant. The number of Restricted Shares granted shall be equal to $70,000 divided by the Fair Market Value of an Ordinary Share on the date of grant, rounded downward to the nearest whole number of Restricted Shares. The number of Options or Restricted Shares granted shall be subject to adjustment pursuant to the provisions of Section 16 hereof.’’

2.	The Plan Amendment shall be effective upon approval of the shareholders of the Company at the 2007 Annual General Meeting. If the Plan Amendment is not so approved at such meeting, then the Plan Amendment shall be void ab initio.

3.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.

B-1

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[ ] Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

ENDURANCE SPECIALTY HOLDINGS LTD.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2008

This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Annual General Meeting.

The undersigned hereby appoints Kenneth J. LeStrange, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Endurance Specialty Holdings Ltd. (the ‘‘Company’’) which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda on Thursday, May 15, 2008 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

PURSUANT TO THE COMPANY’S AMENDED AND RESTATED BYE-LAWS, THE VOTING INTEREST
ATTRIBUTED TO EACH SHARE HELD BY THE UNDERSIGNED IS [    ] VOTES PER SHARE.

This proxy, when properly executed, will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS NO. 2, 3 AND 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-866-540-5760 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.PROXYVOTING.COM/ENH
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ABOVE IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 15, 2008.
THANK YOU FOR VOTING

Proxy — Endurance Specialty Holdings Ltd.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE NOMINEE(S) IN PROPOSAL NO. 1, ‘‘FOR’’ PROPOSAL NO. 2 , ‘‘FOR’’ PROPOSAL NO. 3 AND ‘‘FOR’’ PROPOSAL NO. 4.

1	Election of Directors

For All Directors

To elect the four directors of Endurance Specialty Holdings Ltd. listed below (Nos. 1 through 6).

	For	Withhold		For	Withhold
01 — William H. Bolinder			02 — Brendan R. O’Neill
	For	Withhold		For	Withhold
03 — Richard C. Perry			04 — Robert A. Spass
Direct the Company to elect the slate of fourteen director designees of Endurance Specialty Insurance Ltd. listed below (Nos. 5 through 7).
	For	Withhold		For	Withhold		For	Withhold
05 — David S. Cash			06 — Steven W. Carlsen			07 — Kenneth J. LeStrange
Direct the Company to elect the slate of seven director designees of Endurance Worldwide Holdings Limited listed below (Nos. 8 through 14).
	For	Withhold		For	Withhold		For	Withhold
8 — Alan Barlow			9 — William H. Bolinder			10 — Steven W. Carlsen
	For	Withhold		For	Withhold		For	Withhold
11 — Daniel M. Izard			12 — Kenneth J. LeStrange			13 — Simon Minshall
	For	Withhold
14 — Brendan R. O’Neill
Direct the Company to elect the slate of seven director designees of Endurance Worldwide Insurance Limited listed below (Nos. 15 through 21).
	For	Withhold		For	Withhold		For	Withhold
15 — Alan Barlow			16 — William H. Bolinder			17 — Steven W. Carlsen
	For	Withhold		For	Withhold		For	Withhold
18 — Daniel M. Izard			19 — Kenneth J. LeStrange			20 — Simon Minshall
	For	Withhold
21 — Brendan R. O’Neill

2	Proposal

Mark this box with an X if you have made comments below.
	For	Against	Abstain
To appoint Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2008 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for Ernst & Young Ltd.

3	Proposal

Mark this box with an X if you have made comments below.
	For	Against	Abstain
To adopt the Company’s Amended and Restated Bye-Laws

4	Proposal

Mark this box with an X if you have made comments below.
	For	Against	Abstain
To amend the Company’s 2007 Equity Incentive Plan

4	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed

Receipt of notice of the Annual General Meeting and receipt of the proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any and all adjournments, postponements and continuations thereof.

Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)